UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2006

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 755,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On December 15, 2006, OG&E signed a construction, ownership and operating agreement (the “Agreement”) with the Oklahoma Municipal Power Authority (“OMPA”) and Public Service Company of Oklahoma (“PSO”) to build a new 950 megawatt (“MW”) coal unit at OG&E’s existing Sooner plant location near Red Rock, Oklahoma. The estimated $1.8 billion project is the result of PSO’s December 2005 request for proposals in which it sought bids for up to 600 MW’s of new base load generation to be available to PSO by the summer of 2011. The unit, to be called Red Rock, is expected to be one of the cleanest of its size using coal from the Powder River Basin, which is located near Gillette, Wyoming. Under the terms of the Agreement, OG&E will act as the construction manager and operate the facility and own 42 percent of the project, PSO will own 50 percent and the OMPA will own eight percent. The Agreement also provides that the parties will be entitled to the net available output of the facility based on their respective ownership percentage. All fixed and variable costs, including, construction, operation and maintenance costs, would be shared in proportion to the respective ownership interests. OG&E will also receive certain fees for management of the construction of the project and use of existing common facilities. The Agreement is subject to receipt of required regulatory approvals by June 1, 2007, which date may be extended to September 1, 2007 under certain circumstances. If its required regulatory approvals are not received by such time, OG&E or PSO, as the case may be, may terminate the Agreement. Assuming receipt of the required regulatory approvals, construction of the power plant is expected to begin in 2007 with a goal to complete the power plant by the middle of 2011. OG&E expects to file an application with the Oklahoma Corporation Commission (“OCC”) in January 2007 stating that its portion of the construction costs are prudent and that a recovery mechanism should be established to recover its construction costs during the construction period. The OCC rules provide that the OCC has up to 240 days to issue an order determining OG&E’s pre-approval request, however OG&E’s application is expected to request that the OCC expedite the issuance of an order.  For further information, see the Agreement, which is attached as Exhibit 99.01 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Construction, Ownership and Operating Agreement dated as of December 15, 2006, by and among OG&E, Oklahoma Municipal Power Authority and Public Service Company of Oklahoma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

December 21, 2006

Exhibit 99.01

RED ROCK GENERATING FACILITY

CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT

by and among

OKLAHOMA GAS AND ELECTRIC COMPANY,

OKLAHOMA MUNICIPAL POWER AUTHORITY

and

PUBLIC SERVICE COMPANY OF OKLAHOMA

Page

ARTICLE I	DEFINITIONS AND INTERPRETATIONS	2
1.01	Defined Terms	2
1.02	Interpretations	31
ARTICLE II	REPRESENTATIONS AND WARRANTIES	32
2.01	OG&E Representations	32
2.02	OMPA Representations	34
2.03	PSO Representations	35
ARTICLE III	OWNERSHIP	36
3.01	Ownership Interests and Pro Rata Shares	36
3.02	Conveyance of Easements	37
3.03	Waiver of Partition	38
ARTICLE IV	SCHEDULING AND DISPATCH	38
4.01	Owner Rights	38
4.02	Owner Responsibilities	38
4.03	Operations Manager Responsibilities	39
ARTICLE V	EXECUTIVE COMMITTEE	40
5.01	Establishment of Executive Committee	40
5.02	Composition of Executive Committee	41
5.03	OMPA Irrevocable Proxy	42
5.04	OMPA Representative	43
5.05	Executive Committee Meetings	44
5.06	Powers and Duties of Executive Committee	45
5.07	Election, Powers and Duties of Chairman	45
5.08	Voting	46
5.09	Supermajority Matters	47
5.10	Deadlock	48
ARTICLE VI	CONSTRUCTION AND PAYMENT OF CONSTRUCTION COSTS	51
6.01	Construction Manager	51
6.02	Construction Plan and On-Site PSO Representatives	53
6.03	Construction Contracts	54

-i-

(continued)

Page

6.04	Construction Budgets and Notice of Budget Overruns	55
6.05	Payment of Construction Costs	56
6.06	Books and Records; Annual Audits of Construction Costs	60
6.07	Internal Pre-Construction Costs	64
6.08	Construction Management Fee	64
6.09	Removal or Resignation of Construction Manager	65
ARTICLE VII	OPERATION AND MAINTENANCE AND PAYMENT OF OPERATING
COSTS	66
7.01	Operation of Project	66
7.02	Operating Costs and Other Costs and Expenses; Budget Estimate and
Operating Budget; Notice of Budget Overruns	67
7.03	Claims Treated as Operating Costs	70
7.04	Fuel Supply	70
7.05	Common Facilities Services and Common Facilities Usage Fee	70
7.06	Participation in Budget Trading Programs and Allowances	71
7.07	Books and Records; Annual Audits of Operating Costs and Costs of
Capital Additions	72
7.08	Removal or Resignation of Operations Manager	76
7.09	Reports and Forecasts	77
ARTICLE VIII	CERTAIN COVENANTS OF EACH PARTY	79
8.01	Efforts to Satisfy Conditions Precedent, Construct, Operate and Maintain	79
8.02	Interconnection and Transmission	80
8.03	Certain Expenses	81
8.04	Certain Notices	82
ARTICLE IX	TAXES	83
9.01	Ad Valorem Taxes	83
9.02	Income and Gross Receipts Taxes	83
9.03	Sales and Use Taxes	83
9.04	Other Taxes	84
9.05	Exemptions	84
9.06	Contested Taxes	84

-ii-

(continued)

Page

9.07	Election Regarding Subchapter K	85
9.08	Nonpayment of Tax	85
9.09	Contribution for Taxes	85
ARTICLE X	PROJECT INSURANCE	85
10.01	Project Insurance	85
10.02	Terms of Project Insurance	86
10.03	Procurement Procedures	86
10.04	Owner Insurance	87
ARTICLE XI	CONDITIONS PRECEDENT	87
11.01	Condition Precedent to OG&E’s Obligations	87
11.02	Condition Precedent to PSO’s Obligations	88
ARTICLE XII	DEFAULTS AND REMEDIES	89
12.01	Default	89
12.02	Demand for Performance	89
12.03	Disputed Defaults	90
12.04	Remedies	90
ARTICLE XIII	DISPUTE RESOLUTION	93
13.01	Dispute Resolution; Arbitration	93
13.02	Performance During Dispute	97
ARTICLE XIV	LIMITATION OF LIABILITY AND INDEMNIFICATION	97
14.01	Owner Limitation	97
14.02	Project Manager Limitation	97
14.03	Allocation	98
14.04	Indemnification by Owners of Project Managers and Other Owners	98
14.05	Indemnification of Project Managers by Owners Against Third-Party
Claims	99
14.06	Indemnification of Owners by Project Managers	99
14.07	Indemnification of PSO by OG&E	100
14.08	Sole and Exclusive Remedies	100
ARTICLE XV	DAMAGE TO OR CONDEMNATION OF PROJECT; END OF
OPERATIONS OF THE RED ROCK GENERATING
FACILITY	101

-iii-

(continued)

Page

15.01	Damage or Condemnation	101
15.02	End of Operations	103
ARTICLE XVI	TERM AND TERMINATION	104
16.01	Term	104
16.02	Termination	105
ARTICLE XVII	ASSIGNMENTS AND TRANSFERS OF OWNERSHIP INTERESTS	105
17.01	Assignments and Transfers	105
17.02	Rights of First Refusal	105
17.03	Exception to Rights of First Refusal	108
17.04	Assignment or Transfer by OMPA	108
17.05	Admission of New Owner and Actions Necessary to Effect Assignment or
Transfer of Ownership Interest	109
ARTICLE XVIII	MISCELLANEOUS	110
18.01	Governing Law	110
18.02	Force Majeure	110
18.03	Attorneys’ Fees and Litigation Expenses	110
18.04	Notices	111
18.05	Waivers	114
18.06	No Reliance	115
18.07	Assumption of Risk	115
18.08	Waiver of Defenses	115
18.09	No Third-Party Beneficiaries	115
18.10	Severability	115
18.11	Representation by Counsel	116
18.12	Further Assurances	116
18.13	OMPA Disclosure	116
18.14	No Partnership	116
18.15	Ancillary Services	117
18.16	Access	118
18.17	Entire Agreement	118
18.18	Cooperation in Financing	118

-iv-

EXHIBITS AND SCHEDULES

Item	Description
Exhibit A	Construction Budget
Exhibit B	Construction Commencement Date
Exhibit C	Overhead Allocation to Construction Costs
Exhibit D	Internal Pre-Construction Costs
Exhibit E	OG&E’s Knowledge Persons
Exhibit F	OMPA’s Knowledge Persons
Exhibit G	PSO’s Knowledge Persons
Exhibit H	OG&E’s Required Regulatory Approvals
Exhibit I	Oklahoma Letter Ruling
Exhibit J	OMPA’s Required Regulatory Approvals
Exhibit K	Pre-Construction Budget
Exhibit L	Preexisting Common Facilities
Exhibit M	PSO’s Required Regulatory Approvals
Exhibit N	Red Rock Generating Facility
Exhibit O	Red Rock Generating Facility Site
Exhibit P	Sooner Site
Exhibit Q	TSA
Exhibit R	Initial Ownership Interests and Pro Rata Shares
Exhibit S	Form of Easement
Exhibit T	Scheduling and Dispatch Procedures
Exhibit U	Form of OMPA Irrevocable Proxy
Exhibit V	Monthly Construction Status Reports
Exhibit W	Fuel Supply and Costs
Exhibit X	Form of Agreement of Representation
Exhibit Y	Form of Asset Purchase Agreement for Purchase of OMPA’s Interest

Schedule

2.01(c)	Environmental Matters

Schedule

2.01(d)	Permitted Encumbrances

-v-

RED ROCK GENERATING FACILITY

CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT

This Agreement is made and entered into as of the 15th day of December 2006 by and among Oklahoma Gas and Electric Company, an Oklahoma corporation (“OG&E”), Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“OMPA”), and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”).

W I T N E S S E T H:

WHEREAS, OG&E and PSO are the owners and operators of electric generation, transmission and distribution facilities through which they are engaged in the business of generating, transmitting and selling electric energy to the general public and to other electric utilities, and OMPA is the owner of joint ownership interests in electric generation facilities operated by other entities and the owner and operator of electric generation and transmission facilities through which OMPA is engaged in the business of generating, transmitting and selling electric energy to OMPA’s member municipalities; and

WHEREAS, OG&E, OMPA and PSO wish to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma and known as the Red Rock Generating Facility;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.01       Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

“AAA” has the meaning ascribed thereto in Section 13.01(c)(i).

“Accrued Internal Pre-Construction Costs” has the meaning ascribed thereto in Section 6.07.

“Actual Expenditures” means the sum total of (i) all expenditures (regardless of amount) of any type budgeted for in the Pre-Construction Budget, the applicable Construction Budget or the applicable Operating Budget, as the case may be, including any and all amendments, modifications and supplements to such budget that are approved by the Executive Committee and any and all work papers that are a part of such budget or are a part of any such amendment, modification or supplement thereto, (ii) all other expenditures that are otherwise approved by the Executive Committee, including expenditures made pursuant to the terms of contracts that are approved by the Executive Committee, and (iii) all expenditures that are made in accordance with Prudent Utility Practices to avoid or limit damages that would otherwise be reasonably expected to result from an emergency (including events of Force Majeure).

“Adjacent Facilities” means those components and facilities of the Red Rock Generating Facility that will be located on the Sooner Site but will serve only the Red Rock Generating Facility, including the Freestanding Non-Preexisting Adjacent Facilities and the Non-Freestanding Non-Preexisting Adjacent Facilities, but excluding the Common Facilities.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and ownership by a Person of 10% or more of the voting securities or other voting equity interests of another Person shall create a rebuttable presumption that such Person controls such other Person.

“Agreement” means this Red Rock Generating Facility Construction, Ownership and Operating Agreement.

“Air Permit” has the meaning ascribed thereto in section 11.01.

“Allowances” means all authorizations to release, discharge, or emit from the Red Rock Generating Facility specified units of a substance or compound, including, but not limited to, sulfur dioxide, nitrogen oxides, carbon dioxide, and mercury that are established or administered by a Governmental Authority with jurisdiction over the Red Rock Generating Facility under (i) an air pollution control or emission reduction program, including any cap-and-trade, emissions trading, banking, offset, or budget trading program, (ii) a program designed to control or reduce discharges to surface waters, watersheds, or groundwater, or (iii) any environmental control program with a similar purpose, in each case regardless of whether the Governmental Authority establishing or administering such authorization designates the authorization by a name other than "Allowances" and regardless of whether such Governmental Authority allows or imposes a monetary payment in lieu of or in addition to requiring the possession or surrender of "Allowances."

“Alternate Member” has the meaning ascribed thereto in Section 5.02.

“Alternate OMPA Representative” has the meaning ascribed thereto in Section 5.04.

“Ancillary Services” means ancillary services as defined by SPP.

“Annual Construction Costs Audit” has the meaning ascribed thereto in Section 6.06(b)(i).

“Annual Construction Costs Audit Dispute” has the meaning ascribed thereto in Section 6.06(b)(iv).

“Annual Operating Costs and Costs of Capital Additions Audit” has the meaning ascribed thereto in Section 7.07(b)(i).

“Annual Operating Costs and Costs of Capital Additions Audit Dispute” has the meaning ascribed thereto in Section 7.07(b)(iv).

“Arbitrable Dispute” has the meaning ascribed thereto in Section 13.01(b).

“Budget Estimate” has the meaning ascribed thereto in Section 7.02(b).

“Budgeted Expenditures” means the sum total of (i) all amounts specifically budgeted for the various items set forth in the Pre-Construction Budget, the applicable Construction Budget or the applicable Operating Budget, as the case may be, including any and all amendments, modifications and supplements to such budget that are approved by the Executive Committee, (ii) all other expenditures that are otherwise approved by the Executive Committee, including expenditures made pursuant to the terms of contracts that are approved by the Executive Committee, and (iii) all expenditures that are made in accordance with Prudent Utility Practices to avoid or limit damages that would otherwise be reasonably expected to result from an emergency (including events of Force Majeure).

“Budgeted Expenditures Cap” means:

(a)          for any calendar year ending prior to the Commercial Operation Date, the amount equal to the greater of (i) the sum of (1) the aggregate amount of Budgeted Expenditures for the applicable calendar year and (2) $10 million and (ii) the product of (1) the aggregate amount of Budgeted Expenditures for the applicable calendar year and (2) 1.10; and

(b)          for any calendar year ending after the Commercial Operation Date, the amount equal to the greater of (i) the sum of (1) the aggregate amount of Budgeted Expenditures for the applicable calendar year and (2) $3.5 million (adjusted annually for inflation in accordance with the Consumer Price Index for All Urban Consumers (CPI-U), commencing on January 1 of the year immediately following the first full calendar year following the Commercial Operation Date) and (ii) the product of (1) the aggregate amount of Budgeted Expenditures for the applicable calendar year and (2) 1.10.

“Business Day” means any day that is not a Saturday, a Sunday or a national or state of Oklahoma bank holiday.

“Buy-Sell Notice” has the meaning ascribed thereto in Section 5.10.

“Buy-Sell Procedure” has the meaning ascribed thereto in Section 5.10.

“Capacity” means the net MW output capacity of the Red Rock Facility as determined annually in accordance with the formal test methods adopted by SPP.

“Capital Additions” means additions, improvements and betterments to the Red Rock Generating Facility, the Common Facilities and the Adjacent Facilities following the Commercial Operation Date.

“Claiming Party” has the meaning ascribed thereto in the definition of Force Majeure in this Section 1.01.

“Claims” means all claims, demands, losses, liabilities and expenses, including reasonable attorney’s fees.

“Coal Deficient Owner” has the meaning ascribed to it in Section 4(h) of Exhibit W.

“Coal Sufficient Owner” means, with respect to any period during which any of the Owners was a Coal Deficient Owner, any Owner other than a Coal Deficient Owner.

“Coal Supply Agreements” means all Multi-Unit Coal Supply Agreements and Red Rock Coal Supply Agreements.

“Code” means the Internal Revenue Code of 1986.

“Commercial Operation Date” means the initial date on which the Executive Committee determines and declares that the Red Rock Generating Facility can be reliably maintained in service.

“Common Facilities” means all equipment and appurtenances located on the Sooner Site that are or will be used for the common benefit of two or more of the electric generating units that are or will be located on the Sooner Site (including the Sooner Units) and the Red Rock Generating Facility Site (including the Red Rock Generating Facility), including the Freestanding Non-Preexisting Common Facilities, the Non-Freestanding Non-Preexisting Common Facilities and the Preexisting Common Facilities.

“Common Facilities Services” has the meaning ascribed thereto in Section 7.05.

“Common Facilities Usage Fee” has the meaning ascribed thereto in Section 7.05.

“Construction Budget” means the Project construction budget described in Exhibit A.

“Construction Commencement Date” means the first business day following the date on which all of the Permits set forth on Exhibit B, which are required to commence the Construction Work, have been obtained.

“Construction Costs” means Technical Services Costs payable under Section 3 of the TSA and all reasonable or necessary costs, expenses, losses, liabilities and charges incurred by the Construction Manager in performing Construction Work that are properly recorded as costs of construction of the Project in accordance with the Uniform System of Accounts, regardless of whether incurred in the name of the Construction Manager only or in the name or names of one or more of the Owners, and shall include that portion of the Construction Manager’s direct and indirect general and administrative expenses or charges charged directly or allocated to such functions in accordance with Exhibit C, Third-Party Pre-Construction Costs, the costs of the Construction Manager associated with audits under Section 6.06(b), the cost of insurance maintained pursuant to Article X and all costs, expenses, fees and penalties arising out of or otherwise relating to the early termination of construction or construction-related contracts with third parties if this Agreement is terminated prior to the Commercial Operation Date pursuant to Section 16.01 or otherwise but shall not include Internal Pre-Construction Costs, costs of obtaining any Required Regulatory Approvals, or any allowance for capital or funds used during construction.

“Construction Costs Payment Accounts” has the meaning ascribed thereto in Section 6.05(a).

“Construction Manager” means OG&E, unless and until replaced by the Executive Committee in accordance with Section 6.09.

“Construction Plan” has the meaning ascribed thereto in Section 6.02.

“Construction Work” means (i) all work, including work related to Interconnection Costs, relating to the design, construction and completion of the Project (exclusive of any Capital Additions thereto and exclusive of any Transmission Costs) and to be performed or supervised by, the Construction Manager, (ii) all accounting, designing, engineering, planning, purchasing, constructing, installing, inspecting, testing, modifying, repairing, replacing, supervising, managing and contracting for any of the foregoing, and (iii) all related reasonable or necessary work relating to obtaining all licenses, permits and approvals from Governmental Authorities required for the construction, ownership and operation of the Project (exclusive of any Capital Additions thereto and exclusive of any Transmission Costs).

“Consumables” means all consumables and other goods and services used or useful in operating or maintaining the Red Rock Generating Facility the costs and expenses of which are identified by the Executive Committee from time to time, as specified in the approved Fuel Supply Plan, as costs and expenses that vary substantially with the consumption of fuel by, and the Energy output of, the Red Rock Generating Facility, including the following goods and services:

(i)	Fly Ash, Bottom Ash, and FGD Byproduct disposal
(ii)	Lime or Limestone (depends on FGD technology) (plus water to slake lime or to form limestone slurry) or other material identified as reagent for the flue gas desulphurization (FGD)
(iii)	Pulverized Activated Carbon (mercury emission control)
(iv)	Ammonia
(v)	Urea (plus condensate water to convert to liquid urea and steam to convert liquid urea to ammonia)
(vi)	Primary furnace additives for boiler convection pass slagging or fouling control
(vii)	Fuel additives
(viii)	Water treatment chemicals for demineralization, primary and secondary cooling water makeup and discharge

“Consumables Costs Share” means, with respect to each Owner, as of any date of determination, a percentage equal to the ratio of (i) the aggregate amount of Energy (measured in megawatt-hours) produced by the Red Rock Generating Facility during the most recent twelve-month period for which such information is then available or, in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, that was taken or disposed of by, or otherwise allocated in accordance with the Agreement to, such Owner, to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility.

“Control Room Operator” means the function and Persons, under the authority of the Operations Manager, that physically control the operation of the Red Rock Generating Facility.

“Costs of Capital Additions” means those costs (i) incurred or to be incurred to effect Capital Additions to the Red Rock Generating Facility and the Adjacent Facilities and (ii) allocated to the Red Rock Generating Facility for Capital Additions to the Common Facilities.

“CP Deadline Date” has the meaning ascribed thereto in Section 11.01.

“CP Satisfaction Date” means the date on which the conditions precedent set forth in Sections 11.01 and 11.02 shall have been satisfied or waived or deemed waived by the Party for whose benefit such conditions exist.

“Daily Construction Costs” has the meaning ascribed thereto in Section 6.05(b).

“Daily Fuels Costs” has the meaning ascribed thereto in Section 3(e)(iii) of Exhibit W.

“Default” has the meaning ascribed thereto in Section 12.01.

“Defaulting Owner” has the meaning ascribed thereto in Section 12.04(a).

“Demand” has the meaning ascribed thereto in Section 13.01(c)(i).

“Effective Date” means the date of this Agreement.

“Elective Capital Additions” means Capital Additions that are not required (i) to operate the Red Rock Generating Facility in accordance with Prudent Utility Practices, (ii) to assure the continued attainment of the design capability of the Red Rock Generating Facility, or (iii) by any Governmental Authority or pursuant to any applicable Law.

“Encumbrances” means any and all mortgages, pledges, claims, liens, security interests, options, warrants, purchase rights, conditional and installment sales agreements, easements, activity and use restrictions and limitations, exceptions, right-of-way, deed restrictions, defects of title, encumbrances and charges of any kind.

“Energy” means electric energy or electricity.

“Energy Delivery Costs” means all fees, charges, penalties, liabilities, costs and expenses, including all Imbalance Charges, incurred in connection with the scheduling, sale, purchase, or other disposition of all or any portion of Capacity or Net Capability, or the transmission or delivery of all or any portion of Net Capability to any Owner’s network load or to any other point(s) of delivery, excluding any Construction Costs, Costs of Capital Additions, Fuel Costs, Interconnection Costs, Internal Pre-Construction Costs, Operating Costs, or Transmission Costs.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Superfund Amendments and Reauthorization Act of 1986; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; Occupational Safety and Health Act, 29 U.S.C. §651, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et. seq.; and all similar Laws of any Governmental Authority having jurisdiction over the Facilities addressing pollution or protection of the environment and all amendments to such Laws and all regulations implementing any of the foregoing.

“Executive Committee” means the Executive Committee established pursuant to Section 5.01.

“Extended CP Deadline Date” has the meaning ascribed thereto in Section 11.01.

“Force Majeure” means an event that (i) is not reasonably anticipated as of the Effective Date, (ii) is not within the reasonable control of the Person claiming suspension (“Claiming Party”), and (iii) despite the Claiming Party’s exercise of due diligence, the Claiming Party is unable to overcome in a commercially reasonable manner or obtain or cause to be obtained a commercially reasonable substitute performance therefor. Events of Force Majeure include (i) wrongful or negligent acts of a Person or Persons other than the Claiming Party, (ii) acts of God, (iii) fire, (iv) civil disturbance, (v) labor disputes or labor shortages, (vi) strikes, (vii) sabotage, (viii) action or restraint by a Governmental Authority, provided the Claiming Party has not applied for or assisted in the application for and, where and to the extent reasonable, has opposed such action or restraint, and (ix) inability after diligent application to obtain or maintain required permits, licenses, zoning or other required approvals from any Governmental Authority or other third Person whose consent is required as a condition to the Claiming Party’s performance hereunder.

“Freestanding Non-Preexisting Adjacent Facility” means an Adjacent Facility that is constructed after the Effective Date and is not attached or otherwise physically connected to or physically integrated with or into or otherwise made a part of a Preexisting Common Facility.

“Freestanding Non-Preexisting Common Facility” means a Common Facility that is constructed after the Effective Date and is not attached or otherwise physically connected to or physically integrated with or into or otherwise made a part of a Preexisting Common Facility.

“Fuel Costs” means costs with respect to the acquisition of fuel for the Red Rock Generating Facility and the transportation and use of such fuel, including costs with respect to the leasing, operation and maintenance of rail cars, if any, and the costs and expenses of or for Consumables incurred in operating or maintaining the Red Rock Generating Facility. Fuel Costs shall include (i) all costs and expenses determined to be, or allocable to, Fuel Costs or Owner’s Coal Costs in accordance with Exhibit W, (ii) all costs and expenses, including Taxes and transportation charges, incurred by or on behalf of the Owners under any of the Red Rock Coal Supply Agreements, or in connection with any purchase of coal pursuant thereto, (iii) all costs and expenses, including Taxes or transportation charges, incurred under any of the Multi-Unit Fuel Supply Agreements or in connection with any purchases of coal, other fuel or Consumables pursuant thereto that are determined to be, or are allocable to, Fuel Costs in accordance with Exhibit W, and (iv) all costs and expenses of or for Consumables incurred in operating or maintaining the Red Rock Generating Facility.

“Fuel Cost Payment Request” has the meaning ascribed thereto in Section 3(e)(iii) of Exhibit W.

“Fuel Specification” means the specifications for the coal that may be used as fuel for the Red Rock Generating Facility, as determined by the Executive Committee, consistent with applicable manufacturers’ guidelines, and set forth in each approved Fuel Supply Plan.

“Fuel Supply Plan” has the meaning ascribed thereto in Section 1(a) of Exhibit W.

“Funds Request” means the notification referred to in the first sentence of Section 6.05(b).

“Funds Request Dispute” has the meaning ascribed thereto in Section 6.05(d).

“GDIP” means the price for natural gas published in Platts Gas Daily in its “Daily Price Survey” under the column heading “Midpoint” for gas to flow at “Henry Hub” for the applicable day plus actual applicable sales and use taxes.

“Governmental Authority” means any federal, state or local government, any governmental, regulatory or administrative commission, body, agency or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity.

“Imbalance Charges” means any penalties, fees or charges assessed by a Transmission Operator or Transmission Provider for failure to satisfy requirements for balancing of Energy receipts and deliveries or loads and generation, or payable to any other Person in connection with the delivery of Energy in an amount(s) different from the amount(s) scheduled.

“Incidental Profit Share” means (a) for purposes of the allocation among the Owners pursuant to the first sentence of Section 5(c) of Exhibit W of profits derived from the sale of any ash or other by-products of the operations of the Red Rock Generating Facility that were produced on, or the production of which is attributable to the operations of the Red Rock Generating Facility on, any day during which, at any time on such day, any Owner was a Coal Deficient Owner without any coal in the coal stockpile at the Sooner Site, (i) with respect to each such Owner that, at any time on such day, was a Coal Deficient Owner, a percentage equal to 0%, and (ii) with respect to each Owner that was a Coal Sufficient Owner throughout such day, a percentage equal to the proportion that such Owner’s Ownership Interest bears to the total of the Ownership Interests of all Owners that were Coal Sufficient Owners throughout such day, and (b) for purposes of the allocation among the Owners pursuant to the first sentence of Section 5(c)

of Exhibit W of profits derived from the sale of any ash or other by-products of the operations of the Red Rock Generating Facility that were produced on, or the production of which is attributable to the operations of the Red Rock Generating Facility on, any day during which none of the Owners was, at any time during such day, a Coal Deficient Owner, with respect to each Owner, such Owner’s Pro Rata Share.

“Initiating Owner” has the meaning ascribed thereto in Section 5.10(a).

“Injury and Illness Report” has the meaning ascribed thereto in Section 7.09(c).

“Interconnection Costs” shall mean the costs of (i) submitting to SPP any information, application(s), request(s) and/or fee(s) required under the Standard Large Generator Interconnection Procedures in Attachment V to the SPP OATT and (ii) any Interconnection Facilities, Distribution Upgrades or Network Upgrades (each as defined in Attachment V to the SPP OATT) listed in Appendix A to the Red Rock LGIA.

“Internal Pre-Construction Costs” means that portion of an Owner’s direct and indirect general and administrative expenses or charges charged directly or allocated to the construction of the Project prior to the Construction Commencement Date in accordance with Exhibit D and the Uniform System of Accounts.

“Invoice Dispute” has the meaning ascribed thereto in Section 7.02(c).

“Knowledge” or similar terms used in this Agreement with respect to a Party means (i) in the case of OG&E, the extent of the actual and current knowledge, after reasonable investigation, of any of the Persons listed on Exhibit E, the chief executive officer, the chief financial officer, the chief operating officer, the chief accounting officer and the assistant general counsel of OG&E, including the knowledge that such individuals would have obtained as a result of the proper operation of established reporting procedures concerning the business of OG&E, (ii)

in the case of OMPA, the extent of the actual and current knowledge, after reasonable investigation, of any of the Persons listed on Exhibit F, the chief executive officer, the chief financial officer, the chief operating officer, the chief accounting officer and the chief legal officer or general counsel of OMPA, including the knowledge that such individuals would have obtained as a result of the proper operation of established reporting procedures concerning the business of OMPA, and (iii) in the case of PSO, the extent of the actual and current knowledge, after reasonable investigation, of any of the Persons listed on Exhibit G, the chief executive officer, the chief financial officer, the chief operating officer, the chief accounting officer and the chief legal officer or general counsel of PSO, including the knowledge that such individual would have obtained as a result of the proper operation of established reporting procedures concerning the business of PSO.

“Law” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental Authority.

“Majority of Members” means Members representing Owners holding in the aggregate more than 50% of the aggregate Ownership Interests; provided that, for purposes of this definition and any computation of a “Majority of Members” hereunder, in addition to its own Ownership Interest, OG&E shall be deemed to hold the entire 8% Ownership Interest of OMPA (without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share) for so long as OG&E continues to hold the proxy granted to it by the OMPA Irrevocable Proxy.

“Majority of Owners” means Owners holding in the aggregate more than 50% of the aggregate Ownership Interests; provided that, for purposes of this definition and any computation of a “Majority of Owners” hereunder, in addition to its own Ownership Interest,

OG&E shall be deemed to hold the entire 8% Ownership Interest of OMPA (without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share) for so long as OG&E continues to hold the proxy granted to it by the OMPA Irrevocable Proxy.

“Member” has the meaning ascribed thereto in Section 5.02.

“Minimum Coal Inventory” has the meaning ascribed thereto in Section 4(a) of Exhibit W.

“Minimum Coal Inventory Shortfall” has the meaning ascribed thereto in Section 4(g) of Exhibit W.

“Minimum Net Output” means the lowest net megawatt output of Energy that the Red Rock Generating Facility can reliably produce while being maintained in service on a continuous basis, as determined from time to time by the Operations Manager.

“Multi-Unit Coal Supply Agreements” means all coal purchase agreements and/or transportation agreements that are entered into by or on behalf of the Owners and that provide for the supply and/or transportation of coal, meeting the Fuel Specification, to the Red Rock Generating Facility and coal, which may but shall not be required to meet the Fuel Specification, to one or more of the Sooner Units and/or to one or more of the Other Units.

“Multi-Unit Fuel Supply Agreements” means (i) all Multi-Unit Coal Supply Agreements and (ii) all purchase and/or transportation agreements that are entered into by or on behalf of the Owners and that provide for the supply and/or transportation of any fuel other than coal, including fuel oil, natural gas or any such other fuel for start-up or flame stabilization, or Consumables to or for use in the operations of the Red Rock Generating Facility and to or for use in the operations of one or more of the Sooner Units and/or one or more of the Other Units.

“Net Capability” means the net amount of Energy, Ancillary Services and all other related products of the Red Rock Generating Facility that can be sold or purchased, which are produced by the Red Rock Generating Facility from time to time under the operating conditions then existing, including periods when some or all of the Red Rock Generating Facility may be inoperable, after station use.

“Non-Budgeted Expenditures” means expenditures by a Project Manager that are not Budgeted Expenditures or Actual Expenditures.

“Non-Freestanding Non-Preexisting Adjacent Facility” means an Adjacent Facility that is constructed after the Effective Date and is attached or otherwise physically connected to or physically integrated with or into or otherwise made a part of a Preexisting Common Facility.

“Non-Freestanding Non-Preexisting Common Facility” means a Common Facility that is constructed after the Effective Date and is attached or otherwise physically connected to or physically integrated with or into or otherwise made a part of a Preexisting Common Facility.

“Non-Spec Coal” means any coal that does not meet the Fuel Specification.

“Non-Transferring Owners” has the meaning ascribed thereto in Section 17.02(a).

“OCC Competitive Procurement Rules” means the rules of the OCC set forth in Section 165:35-34-1 through Section 165:35-34-3 of the Oklahoma Administrative Code.

“Offer Period” has the meaning ascribed thereto in Section 5.10(a).

“OG&E” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“OG&E’s Annual Coal Nomination” means any Owner’s Annual Coal Nomination furnished by OG&E pursuant to Section 4(f) of Exhibit W.

“OG&E’s Required Regulatory Approvals” means any and all Regulatory Approvals that are required for OG&E to perform its obligations hereunder or consummate the Transactions, as specified in Exhibit H (including both Part I and Part II thereof).

“Oklahoma Letter Ruling” means the letter ruling dated November 29, 2006, issued by the Oklahoma Tax Commission and attached as Exhibit I.

“OMPA” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“OMPA Irrevocable Proxy” has the meaning ascribed thereto in Section 5.03.

“OMPA Representative” has the meaning ascribed thereto in Section 5.04.

“OMPA’s Required Regulatory Approvals” means any and all Regulatory Approvals that are required for OMPA to perform its obligations hereunder or consummate the Transactions, as specified in Exhibit J (including both Part I and Part II thereof).

“Operating Budget” has the meaning ascribed thereto in Section 7.02(b).

“Operating Costs” means all reasonable or necessary costs, expenses, losses, liabilities and charges incurred by the Operations Manager in performing Operating Work and which are properly recorded as costs incurred in the operation and maintenance of the Project under the Uniform System of Accounts, including costs, expenses, losses, liabilities and charges allocated to the Red Rock Generating Facility for the operation and maintenance of the Common Facilities, all amounts payable under any such Operating & Maintenance Agreements as may be in effect from time to time, the costs of the Operations Manager associated with audits under Section 7.07(b) and, without duplication, all direct and indirect administrative and general charges allocated to such functions and all costs of repairs, renewals and replacements that are necessary or reasonable to assure design capability and reliability or are required by any Governmental

Authority, but excluding (i) payments in lieu of property Taxes, if any, (ii) any Red Rock Generating Facility Fuel Costs, (iii) the financing costs, fees and expenses of an Owner relating to the ownership and acquisition of its interest in the Project, (iv) Taxes, if any, based upon the net income of any Owner or individually assessed against any Owner’s Ownership Interest in the Project or Pro Rata Share of the Net Capability of the Red Rock Generating Facility or from which any Owner is exempt, and (v) Costs of Capital Additions, Energy Delivery Costs, Common Facilities Usage Fees and Transmission Costs.

“Operating & Maintenance Agreements” means any such agreements among the Owners and the Operations Manager relating to the operation and maintenance of the Red Rock Generating Facility or the Project as may be in effect from time to time.

“Operations Manager” means OG&E, unless and until replaced by the Executive Committee in accordance with Section 5.09(b) or Section 7.08.

“Operating Work” means operation, maintenance, use, repair or retirement of the Project subsequent to the Commercial Operation Date, including all related engineering, purchasing, supervision, expediting, inspection, accounting, insurance, testing, scheduling of maintenance, management, protection, handling of fuel, and the handling, storage, and disposal of ash, sludge, waste, and contracting therefor, performed by the Operations Manager.

“OSHA” means the Occupational Safety and Health Administration.

“Other Units” means any coal-fired generating units, owned in whole or in part by OG&E, other than the Sooner Units.

“Other Units Consumables Share” means, as of any date of determination, a percentage equal to the ratio of (i) the aggregate amount of Energy (measured in megawatt-hours) produced, during the most recent twelve-month period for which such information is then available or in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, by the Other Units to which the relevant Consumables were supplied to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility, the Sooner Units and the Other Units to which the relevant Consumables were supplied.

“Other Units Proportionate Share” means a percentage equal to the ratio of (i) the amount of coal shown on OG&E’s Annual Coal Nomination for the applicable year as coal that OG&E will purchase for the Other Units to (ii) the aggregate of all Owner’s Red Rock Annual Coal Nominations for such year, plus the amounts of coal shown on OG&E’s Annual Coal Nomination for such year as coal that OG&E will purchase for the Sooner Units and the Other Units, respectively.

“Output Differential” means any difference between (i) the Net Capability in any hour, and (ii) the Net Capability nominated by the Owners for such hour.

“Owners” means OG&E, OMPA and PSO, in each case for so long as such Party owns an Ownership Interest, and any other Person that acquires an interest in the Project in accordance with the terms of this Agreement.

“Owner’s Annual Coal Nomination” has the meaning ascribed thereto in Section 4(f) of Exhibit W.

“Owner’s Coal Costs” means, with respect to each Owner, a percentage equal to the ratio of the Owner’s Red Rock Annual Coal Nomination of such Owner for the applicable period to the aggregate of the Owner’s Red Rock Annual Coal Nominations of all Owners for such period, provided that, if such ratio equals zero percent (0%) with respect to all Owners for the applicable period as a result of the failure of all Owners to timely submit, or to nominate any amount of coal on, their respective Owner’s Red Rock Annual Coal Nominations, then such percentage with respect to each Owner shall be deemed equal to such Owner’s Pro Rata Share.

“Owner Dispute” has the meaning ascribed thereto in Section 13.01(a).

“Owner’s Fuel Costs” means, with respect to each Owner, for any month the sum of (i) costs allocated to such Owner in proportion to its Owner’s Coal Costs, (ii) rail and other costs allocated to such Owner under Section 3(b) of Exhibit W, (iii) Consumables purchased and other costs and expenses allocated to such Owner under Section 3(c) of Exhibit W, and (iv) charges and other costs and expenses allocated to such Owner under Section 3(d) of Exhibit W.

“Owner’s Red Rock Annual Coal Nomination” means (i) with respect to OG&E, for the applicable 12-month period, the amount of coal, meeting the Fuel Specification, that is stated in the Owner’s Annual Coal Nomination of OG&E for such period to be the amount of such coal that OG&E will purchase under the Coal Supply Agreements for the Red Rock Generating Facility, and (ii) with respect to any Owner other than OG&E for the applicable 12-month period, the amount of coal, meeting the Fuel Specification, that is stated in its Owner’s Annual Coal Nomination for such period.

“Ownership Interest” has the meaning ascribed thereto in Section 3.01(a).

“Parties” means the signatories to this Agreement.

“Performance Report” has the meaning ascribed thereto in Section 7.09(a).

“Permits” means all of the consents, approvals, authorizations, directions, licenses, waivers and permits issued by any federal, state or local Governmental Authority that are required with respect to the ownership, construction, operation and maintenance of the Project.

“Permitted Encumbrances” means (a) liens for Taxes, impositions, assessments or other governmental charges (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings, (b) statutory liens (including materialmen’s, warehousemen’s, mechanics’, repairmen’s, landlords’, and other similar liens) arising in the ordinary course of business and securing payments not yet delinquent or being contested in good faith by the appropriate proceedings, (c) conditions, covenants, easements, rights of way and servitudes, and any building, health, safety and zoning Laws and Environmental Laws, relating to the development, use or operation of the Red Rock Generating Facility Site and any defects, imperfections or irregularities of title, if any, as would not reasonably be expected to have material adverse effect on the construction or operation of the Red Rock Generating Facility, (d) such matters as would be revealed by a recent, accurate survey and physical inspection of the real property comprising the Red Rock Generating Facilities and appurtenances thereto, including possession, boundaries, location of improvements and rights of way, public or private easements and encroachments to the extent that such matters would not reasonably be expected to have material adverse effect on the construction or operation of the Red Rock Generating Facility, and (e) any other Encumbrances listed on Schedule 2.01(d) or otherwise permitted under this Agreement.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, other business organization, trust, union, association or Governmental Authority.

“Planned Outage Report” has the meaning ascribed thereto in Section 7.09(b).

“Pre-Construction Budget” means the budget for Pre-Construction Work described in Exhibit K.

“Pre-Construction Contracts” means contracts approved by the Executive Committee with Persons other than the Owners and their respective Affiliates prior to the Construction Commencement Date.

“Pre-Construction Period” means the period beginning on the Effective Date and ending at 12:00 a.m. Oklahoma time on the Construction Commencement Date.

“Pre-Construction Work” means all Construction Work that is commenced prior to the Construction Commencement Date.

“Preexisting Common Facilities” means the Common Facilities that exist on the Effective Date and are described in Exhibit L hereto.

“Project” means the Red Rock Generating Facility, the Adjacent Facilities, the Freestanding Non-Preexisting Common Facilities, the Non-Freestanding Non-Preexisting Common Facilities and the easements described in Section 3.02.

“Project Insurance” has the meaning ascribed thereto in Section 10.02.

“Project Manager” means the Construction Manager or the Operations Manager, as the case may be.

“Project Manager Dispute” has the meaning ascribed thereto in Section 13.01(a).

“Proportionate Share” means the proportion that a Purchasing Owner’s Ownership Interest bears to the total of the Ownership Interests of all Purchasing Owners, and for all purposes of this Agreement, Proportionate Shares shall be calculated to up to four decimal places and rounded upward, to the extent necessary, so that the sum of the Proportionate Shares of all Purchasing Owners with respect to the same Transferring Interest shall be equal to 100%.

“Pro Rata Share” has the meaning ascribed thereto in Section 3.01(a).

“Prudent Utility Practices” means the practices, methods and acts (including the generally accepted practices, methods and acts engaged in or approved by the operators of similar electric generating facilities) that, at the time such practice, method or act is employed and in the exercise of reasonable judgment in light of the facts known at such time, would be expected to accomplish the desired result in a workmanlike manner, consistent with applicable Laws and other governmental requirements and reliability, safety and environmental protection, but “Prudent Utility Practices” shall not require the use of the optimum practice, method or act, but only requires the use of acceptable practices, methods or acts generally accepted in the United States in performing obligations in accordance with Prudent Utility Practices.

“PSO’s Required Regulatory Approvals” means any and all Regulatory Approvals that are required for PSO to perform its obligations hereunder or consummate the Transactions, as specified in Exhibit M.

“Purchasing Owner” has the meaning ascribed thereto in Section 17.02(a).

“Receiving Owners” has the meaning ascribed thereto in Section 5.10(a).

“Red Rock Coal Supply Agreements” means all coal purchase agreements and/or transportation agreements that are entered into by or on behalf of the Owners and that provide for the supply and/or transportation of coal, meeting the Fuel Specification, exclusively to the Red Rock Generating Facility.

“Red Rock Consumables Share” means, as of any date of determination, (a) for purposes of any computation pursuant to Section 2(a)(iii) of Exhibit W, a percentage equal to the ratio of (i) the aggregate amount of Energy (measured in megawatt-hours) produced by the Red Rock Generating Facility during the most recent twelve-month period for which such information is then available or, in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility and the Sooner Units, and (b) for purposes of any computation pursuant to Section 2(b) of Exhibit W, a percentage equal to the ratio of (i) the aggregate amount of Energy (measured in megawatt-hours) produced by the Red Rock Generating Facility during the most recent twelve-month period for which such information is then available or, in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility, the Sooner Units and the Other Units to which the relevant Consumables were supplied.

“Red Rock Generating Facility” means the 950 MW (gross), ultra-supercritical, coal-fired, baseload electric generating unit and related facilities described in Exhibit N, including the components thereof and the equipment necessary for interconnection to the OG&E 345kV transmission system, but excluding the Common Facilities.

“Red Rock Generating Facility Site” means the surface and subsurface of a parcel of land in Noble County, Oklahoma, consisting of approximately 38.40 acres, and more particularly described in Exhibit O.

“Red Rock LGIA” has the meaning ascribed thereto in Section 8.02(a).

“Red Rock Other Fuel Supply Agreements” means all purchase and/or transportation agreements that are entered into by or on behalf of the Owners and that provide for the supply and/or transportation of any fuel other than coal, including fuel oil, natural gas or any such other fuel for start-up or flame stabilization, exclusively to or for use in the operations of the Red Rock Generating Facility.

“Red Rock Proportionate Share” means, (a) for purposes of any computation pursuant to Section 2(a) of Exhibit W, a percentage equal to the ratio of (i) the aggregate of all Owner’s Red Rock Annual Coal Nominations for the applicable year, to (ii) the aggregate of all Owner’s Red Rock Annual Coal Nominations for such year, plus the amount of coal shown on OG&E’s Annual Coal Nomination for such year as coal that OG&E will purchase for the Sooner Units, and (b) for purposes of any computation pursuant to Section 2(c) of Exhibit W, a percentage equal to the ratio of (i) the aggregate of all Owner’s Red Rock Annual Coal Nominations for the applicable year, to (ii) the aggregate of all Owner’s Red Rock Annual Coal Nominations for such year, plus the amounts of coal shown on OG&E’s Annual Coal Nomination for such year as coal that OG&E will purchase for the Sooner Units and the Other Units, respectively.

“Regulatory Approvals” means any and all approvals, authorizations, consents and Permits of or from, and any and all filings with and notices to, any Governmental Authority of competent jurisdiction over any of the Owners or the Red Rock Generating Facility.

“Required Regulatory Approvals” means OG&E’s Required Regulatory Approvals, OMPA’s Required Regulatory Approvals or PSO’s Required Regulatory Approvals, as applicable.

“Resolution Deadline” has the meaning ascribed thereto in Section 5.10.

“Right of First Refusal” has the meaning ascribed thereto in Section 17.02(a).

“Rules” has the meaning ascribed thereto in Section 13.01(c)(i).

“Sooner Consumables Share” means, as of any date of determination, (a) for purposes of any computation pursuant to Section 2(a)(iii) of Exhibit W, a percentage equal to the ratio of

(i) the aggregate amount of Energy (measured in megawatt-hours) produced by the Sooner Units during the most recent twelve-month period for which such information is then available or, in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility and the Sooner Units, and (b) for purposes of any computation pursuant to Section 2(b) of Exhibit W, a percentage equal to the ratio of (i) the aggregate amount of Energy (measured in megawatt-hours) produced by the Sooner Units during the most recent twelve-month period for which such information is then available or, in the event the date of determination is less than twelve months after the Commercial Operation Date, during such shorter period, commencing on the Commercial Operation Date, for which such information is then available, to (ii) the aggregate amount of Energy (measured in megawatt-hours) produced during the same period by the Red Rock Generating Facility, the Sooner Units and the Other Units to which the relevant Consumables were supplied.

“Sooner Proportionate Share” means, (a) for purposes of any computation pursuant to Section 2(a) of Exhibit W, a percentage equal to the ratio of (i) the amount of coal shown on OG&E’s Annual Coal Nomination for the applicable year as coal that OG&E will purchase for the Sooner Units to (ii) the aggregate of all Owner’s Red Rock Annual Coal Nominations for such year, plus the amount of coal shown on OG&E’s Annual Coal Nomination for such year as coal that OG&E will purchase for the Sooner Units, and (b) for purposes of any computation pursuant to Section 2(c) of Exhibit W, a percentage equal to the ratio of (i) the amount of coal shown on OG&E’s Annual Coal Nomination for the applicable year as coal that OG&E will purchase for the Sooner Units to (ii) the aggregate of all Owner’s Red Rock Annual Coal Nominations for such year, plus the amounts of coal shown on the OG&E’s Annual Coal Nomination for such year as coal that OG&E will purchase for the Sooner Units and the Other Units, respectively.

“Sooner Site” means the surface and subsurface of a parcel of land in Noble County, Oklahoma, consisting of approximately 12,000 acres, and the surface only of the railroad right of way and the easement for water pipeline and intake structure located thereon, all as more particularly described in Exhibit P, but excluding the Red Rock Generating Facility Site.

“Sooner Units” means the existing Sooner Unit No. 1 and Sooner Unit No. 2 at the Sooner Site.

“SPP” means Southwest Power Pool, Inc. or any successor thereto.

“SPP Criteria” means the document(s) adopted by SPP, including any schedules, annexes, attachments or exhibits thereto, as amended from time to time, that contain(s) the policies, standards, criteria and principles of conduct of SPP.

“SPP OATT” means the SPP Open Access Transmission Tariff, as approved by the Federal Energy Regulatory Commission from time to time.

“Supermajority of Members” means Members representing Owners holding in the aggregate more than 85% of aggregate Ownership Interests; provided that, for purposes of this definition and any computation of a “Supermajority of Members” hereunder, in addition to its own Ownership Interest, OG&E shall be deemed to hold the entire 8% Ownership Interest of OMPA (without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share) for so long as OG&E continues to hold the proxy granted to it by the OMPA Irrevocable Proxy.

“Taking” means the taking of any of the Red Rock Generating Facility as a result of the exercise of the power of eminent domain or condemnation for public or other use or the sale or conveyance of any of the Red Rock Generating Facility under the threat of a taking or condemnation.

“Taxes” means (i) any federal, state, local, or foreign income, gross receipts, value added, windfall or other profits, alternative or add-on minimum, estimated, franchise, profits, sales, use, real property, personal property, ad valorem, vehicle, license, payroll, employment, workers’ compensation, unemployment compensation, withholding, social security, disability, excise, severance, stamp, occupation, premium, environmental (including taxes under Code section 59A), customs duties, import fees, capital stock transfer, title, documentary, or registration, or other tax, duty, or impost of any kind, whether disputed or not, (ii) any liability for any amount described in clause (i) hereof as a result of being a member of an affiliated, consolidated, combined, or unitary group for any taxable period, (iii) any liability for any amount described in clause (i) hereof as a result of being a Person required to withhold or collect Taxes imposed on another Person, (iv) any liability for any amount described in clause (i) or (ii) hereof as a result of being a transferee or successor to any Person or arising by contract or otherwise, and (v) interest, penalties or additions to tax imposed with respect to any amount described herein.

“Term” has the meaning ascribed thereto in Section 16.01.

“Termination Date” has the meaning ascribed thereto in Section 16.01.

“Third-Party Construction Costs” means all Construction Costs (including Third-Party Pre-Construction Costs) payable to Persons other than the Owners and their respective Affiliates (including, for the purpose of calculating the aggregate amount of Third-Party Construction Costs incurred prior to the CP Satisfaction Date under Section 6.05(c), (i) all such costs incurred and paid prior to such date and (ii) all other payment obligations, including contingent obligations, undertaken prior to such date that may or may not become due and payable prior to such date).

“Third-Party Offer” has the meaning ascribed thereto in Section 17.02(a).

“Third-Party Offeror” has the meaning ascribed thereto in Section 17.02(a).

“Third-Party Offer Notice” has the meaning ascribed thereto in Section 17.02(a).

“Third-Party Offer Period” has the meaning ascribed thereto in Section 17.02(a).

“Third-Party Pre-Construction Costs” means all costs, expenses, losses, liabilities and charges incurred by the Construction Manager under Pre-Construction Contracts, including all costs, expenses, fees and penalties arising out of or otherwise relating to the early termination of any or all such contracts if this Agreement is terminated prior to the Construction Commencement Date pursuant to Article XI or otherwise.

“Transactions” means the transactions contemplated by this Agreement.

“Transferring Interest” has the meaning ascribed thereto in Section 17.02(a).

“Transferring Owner” has the meaning ascribed thereto in Section 17.02(a).

“Transmission Costs” has the meaning ascribed thereto in Section 8.02(b).

“Transmission Operator” means SPP or any Transmission Provider, independent system operator, regional transmission operator or other transmission operator from time to time having authority to control the transmission control area to which the Red Rock Generating Facility is interconnected.

“Transmission Provider” means any Person or Persons that owns, operates or controls facilities used for the transmission of Energy in interstate commerce.

“TSA” means the Technical Services Agreement dated October 4, 2006, by and between OG&E and PSO, a copy of which is attached as Exhibit Q.

“Uniform System of Accounts” means the Federal Energy Regulatory Commission’s, or its successor’s, “Uniform System of Accounts Prescribed for Public Utilities and Licensees” in effect as of the Effective Date, as such Uniform System of Accounts may be modified from time to time. References in this Agreement to any specific Account Number shall mean the Account Number in effect as of the Effective Date or any successor Account.

1.02       Interpretations. In this Agreement, unless clear contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (e) reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition; (f) “herein,” “hereof,” “hereto,” “hereunder” and words of similar import are reference to this Agreement as a whole and not to any particular Section or other provision hereof; (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “to and including”; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (i) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.01       OG&E Representations. OG&E represents and warrants to OMPA and PSO that, on the Effective Date:

(a)          Standing. OG&E is a corporation duly formed and validly existing under the laws of the State of Oklahoma. OG&E has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. OG&E is qualified to do business in the State of Oklahoma. The execution and delivery by OG&E of this Agreement and the performance by OG&E of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of OG&E. The execution and delivery by OG&E of this Agreement do not, and, subject to obtaining OG&E’s Required Regulatory Approvals, the performance by OG&E of its obligations under this Agreement will not, violate any provision of any applicable Laws, OG&E’s corporate charter or bylaws or any indenture, agreement or instrument to which OG&E is a party, or by which OG&E or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OG&E and constitutes the legal valid and binding obligation of OG&E enforceable against OG&E in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          No Violation of Law. OG&E is not in violation of any applicable Laws or any judgment entered by any Governmental Authority that, individually or in the aggregate,

would materially affect OG&E’s ability to perform its obligations under this Agreement. Subject to obtaining OG&E’s Required Regulatory Approvals, neither the execution, delivery and performance by OG&E of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OG&E is or, upon exercise of reasonable diligence should be, aware or any applicable Law.

(c)          Environmental Matters. Except with respect to matters disclosed in Schedule 2.01(c) or matters that would not have a material adverse effect either individually or in the aggregate on the Sooner Site, the Red Rock Generating Facility Site or OG&E:

(i)           OG&E has not received any unresolved written notice alleging that the Sooner Site or the power generating or support facilities located thereon are in violation of any Environmental Law or have any material liability arising thereunder.

(ii)          The Sooner Site and the power generating and support facilities located thereon are in compliance in all material respects with all Environmental Laws.

(iii)         Neither OG&E nor the Sooner Site and the power generating and support facilities located thereon are subject to any outstanding investigation by a Governmental Authority of which OG&E has received any written notice, consent decree, compliance order or administrative order pursuant to an Environmental Law.

(iv)         OG&E has not released any hazardous substances, as defined in 42 U.S.C. § 9601(14), or petroleum products on the Sooner Site that require clean up under, and have not been cleaned up in accordance with, applicable Environmental Law.

(d)          Site Ownership. OG&E owns good and marketable title to the Sooner Site and the Red Rock Generating Facility Site free and clear of any Encumbrances other than Permitted Encumbrances.

(e)          Red Rock Generating Facility Site Suitability. To OG&E’s Knowledge, there are no subsurface or geotechnical conditions existing at the Red Rock Generating Facility Site that could reasonably be expected to materially increase the cost of constructing the Project.

2.02       OMPA Representations. OMPA represents and warrants to OG&E and PSO as follows:

(a)          Standing. OMPA is a governmental agency of the State of Oklahoma and a body politic and corporate duly created and validly existing under the laws of the State of Oklahoma. OMPA has full corporate and other requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. OMPA is qualified to do business in the State of Oklahoma. The execution and delivery by OMPA of this Agreement and the performance by OMPA of its obligations hereunder have been duly and validly authorized by all requisite corporate and other action on the part of OMPA. The execution and delivery by OMPA of this Agreement do not, and, subject to obtaining OMPA’s Required Regulatory Approvals, the performance by OMPA of its obligations under this Agreement will not, violate any provision of any applicable Law, OMPA’s corporate charter or bylaws or any indenture, agreement or instrument to which OMPA is a party, or by which OMPA or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OMPA and constitutes the legal valid and binding obligation of OMPA enforceable against OMPA in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          No Violation of Law. OMPA is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect OMPA’s ability to perform its obligations under this Agreement. Subject to obtaining OMPA’s Required Regulatory Approvals, neither the execution, delivery and performance by OMPA of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OMPA is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

2.03       PSO Representations. PSO represents and warrants to OG&E and OMPA as follows:

(a)          Standing. PSO is a corporation duly formed and validly existing under the laws of the State of Oklahoma. PSO has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. PSO is qualified to do business in the State of Oklahoma. The execution and delivery by PSO of this Agreement and the performance by PSO of its obligations hereunder have been duly and validly authorized by all requisite corporate action on the part of PSO. The execution and delivery by PSO of this Agreement do not, and, subject to obtaining PSO’s Required Regulatory Approvals, the performance by PSO of its obligations under this Agreement will not, violate any provision of any applicable Law, PSO’s corporate charter or bylaws or any indenture, agreement or instrument to which PSO is a party, or by which PSO or its property may be bound or affected.

This Agreement has been duly and validly executed and delivered by PSO and constitutes the legal valid and binding obligation of PSO enforceable against PSO in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          No Violation of Law. PSO is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect PSO’s ability to perform its obligations under this Agreement. Subject to obtaining PSO’s Required Regulatory Approvals, neither the execution, delivery and performance by PSO of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which PSO is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

ARTICLE III

OWNERSHIP

3.01	Ownership Interests and Pro Rata Shares.

(a)          Initial Ownership Interests and Pro Rata Shares. The Owners shall own the Project as tenants in common and, as of the Effective Date, the undivided ownership interest of each Owner in the Project shall be equal to the percentage set forth opposite its name on Exhibit R (such percentage, as the same may change or be changed from time to time as expressly provided or permitted under this Agreement, being referred to as both an “Ownership Interest” and a “Pro Rata Share”).

(b)          Changes in Ownership Interests and Pro Rata Shares and Transfers of Ownership Interests. Ownership Interests and Pro Rata Shares may change or be changed, and Ownership Interests may be transferred, from time to time only as expressly provided and permitted under Section 12.04(a), Section 15.01(b) or Article XVII.

3.02       Conveyance of Easements. As soon as practicable following the Construction Commencement Date, OG&E shall grant and convey to each of OMPA and PSO, free and clear of all Encumbrances except Permitted Encumbrances, a nonexclusive easement upon the Red Rock Generating Facility Site in the form of Exhibit S. In consideration of OG&E’s conveyance of such easements, as well as any and all easements that may be granted and conveyed for Freestanding Non-Preexisting Adjacent Facilities, Freestanding Non-Preexisting Common Facilities, Non-Freestanding Non-Preexisting Adjacent Facilities and Non-Freestanding Non-Preexisting Common Facilities pursuant to the following provisions of this Section 3.02, OMPA shall pay to OG&E a monthly fee in the amount of $75.00, and PSO shall pay to OG&E a monthly fee in the amount of $500.00, as provided in the respective easements, which shall in each case constitute full and fair consideration for the respective easements. As soon as practicable following payment in full by OMPA and PSO of their respective Pro Rata Shares of the costs of constructing a Freestanding Non-Preexisting Adjacent Facility or a Non-Freestanding Non-Preexisting Adjacent Facility or their respective Pro Rata Shares of the costs allocated to the Red Rock Generating Facility for the construction of a Freestanding Non-Preexisting Common Facility or a Non-Freestanding Non-Preexisting Common Facility, as the case may be, OG&E shall grant and convey to each of OMPA and PSO, free and clear of all Encumbrances except Permitted Encumbrances, a nonexclusive easement upon the Sooner Site for such Freestanding Non-Preexisting Adjacent Facility or such Freestanding Non-Preexisting

Common Facility (or, to the extent that it does not then require any Regulatory Approval, a nonexclusive easement upon the Sooner Site for such Non-Freestanding Non-Preexisting Adjacent Facility or such Non-Freestanding Non-Preexisting Common Facility), as the case may be, in substantially the form of Exhibit S. Notwithstanding any other provision of this Agreement, the Owners (other than OG&E) shall have no Ownership Interest in the Sooner Site or the Red Rock Generating Facility Site.

3.03       Waiver of Partition. The Owners shall have no right of partition with respect to the Red Rock Generating Facility, whether by partition in kind or sale and division of the proceeds thereof, until the end of the Red Rock Generating Facility operations as described in Section 16.02.

ARTICLE IV

SCHEDULING AND DISPATCH

4.01       Owner Rights. Each Owner shall be entitled to sell all or any part of its Pro Rata Share of Capacity, and schedule, take and sell or, by any one or combination of commercially available means (including such Owner’s self-use thereof), otherwise dispose of all or a specified portion of its Pro Rata Share of associated Net Capability, in accordance with this Article IV and Exhibit T.

4.02	Owner Responsibilities.

(a)          Each Owner shall schedule the dispatch of all or any portion of its Pro Rata Share of Net Capability in accordance with the scheduling and dispatch procedures set forth in Exhibit T.

(b)          Each Owner shall take or dispose of its Pro Rata Share of Minimum Net Output and shall bear and pay all Energy Delivery Costs incurred as a result of any failure by such Owner to take or dispose of its Pro Rata Share of Minimum Net Output in accordance with this Article IV and Exhibit T.

(c)          Each Owner shall bear and pay all Energy Delivery Costs associated with all or any portion of its Pro Rata Share of Net Capability that such Owner schedules, takes or, by any one or combination of commercially available means, disposes of or that is dispatched.

(d)          Each Owner shall be responsible for representing or otherwise communicating (e.g., by metering or in offer curves), in accordance with all applicable Laws, rules, regulations, standards and guidelines of Governmental Authorities, the North American Electric Reliability Council, the Transmission Provider and the Transmission Operator (including the SPP Criteria), its Pro Rata Share of Net Capability to all Parties and third parties as required for such Owner’s scheduling or disposal of all or any portion of its Pro Rata Share of Net Capability, including such representation or communication in connection with scheduling, dispatching, tagging, resource plans, ancillary service plans, and offer curves. Any or all Owners may delegate to the Operations Manager their responsibilities with respect to such representation or communication on such terms and conditions as shall be reasonably acceptable to the Operations Manager. No such delegation shall become effective unless, at least six (6) months before the delegation becomes effective, or such shorter period before the delegation becomes effective as the Operations Manager shall have agreed upon, the Operations Manager and the affected Owner(s) shall have agreed upon and the Executive Committee shall have approved an amendment to Exhibit T which specifies the procedures that will govern the performance by the Operations Manager of such responsibilities from and after the effective date of such delegation.

4.03	Operations Manager Responsibilities.

(a)          The Operations Manager shall communicate simultaneously to all Owners certain information regarding actual or anticipated outages and/or derates of the Red Rock Generating Facility, as described in further detail in Exhibit T. The Operations Manager shall monitor the operating condition of the Red Rock Generating Facility and communicate such information to the Owners in accordance with the procedures set forth in Exhibit T.

(b)          The Operations Manager shall monitor and receive dispatch instructions, directives and other communications from the Transmission Operator relating to Net Capability or otherwise relating to the Red Rock Generating Facility in accordance with Prudent Utility Practices and the provisions of Exhibit T.

(c)          Subject to the operational and design limitations of the Red Rock Generating Facility and of all applicable manufacturers’ guidelines, the operating conditions of the Red Rock Generating Facility then existing, and all applicable limitations of the Permits, the Operations Manager shall dispatch the Red Rock Generating Facility in real-time pursuant and subject to the aggregate dispatch instructions and directives of the Transmission Operator as described in Exhibit T.

4.04 Sales, Purchases, Exchanges and Agency Agreements. All sales, purchases, exchanges, and agency arrangements associated with Capacity and/or Net Capability between Owners, or between one or more Owners and any one or more third parties, shall be made under separate agreements. None of such agreements may relieve any Owner from its responsibilities hereunder.

ARTICLE V

EXECUTIVE COMMITTEE

5.01       Establishment of Executive Committee. The Executive Committee shall have such powers, authority, duties and responsibilities as are set forth herein and as may be otherwise delegated to it by the Owners, other than OMPA, collectively, in writing from time to time. In addition to the more specific powers and authority set forth in Section 5.06, the Executive Committee shall have the power to (a) establish policies and procedures for the construction, operation and maintenance of the Project, (b) review and approve construction, operating and capital budgets and any amendments, modifications and supplements thereto and other material variances therefrom, annual schedules and reports, and similar major construction, operation and maintenance matters, including the Construction Plan and the Fuel Supply Plan, and (c) generally provide such guidance and direction as is needed to construct, operate and maintain the Project, including determining the Commercial Operation Date.

5.02       Composition of Executive Committee. Each Owner, other than OMPA, shall appoint one representative to the Executive Committee who shall have the power and authority to bind the Owner by whom the Member was appointed (each such representative being referred to as a “Member”). Each Member shall have a single vote equal to the Ownership Interest of the Owner that appointed such Member; provided that, in the case of the Member appointed by OG&E, for so long as OG&E continues to hold the proxy granted to it by the OMPA Irrevocable Proxy, such vote shall be equal to the sum of the Ownership Interest of OG&E and the entire 8% Ownership Interest of OMPA (without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share). Each Member shall hold office until death, resignation or removal at the pleasure of the Owner that appointed such Member. If a vacancy occurs on the Executive Committee, the Owner that appointed such vacating Member shall appoint a successor. Each Owner may also designate an alternate representative who shall be authorized to act as a Member in the absence of the Member for whom he or she is an alternate (each such alternate representative being referred to as an “Alternate Member”). Each Alternate Member shall also hold office until death, resignation or removal at the pleasure of the Owner that appointed such Alternate Member. The initial Members and Alternate Members of the Executive Committee and their respective successors shall be appointed by the respective Owners, other than the OMPA, by written notice to the other Owners. No Member or Alternate Member shall be entitled to compensation or reimbursement of expenses from the Owners for attendance at meetings of the Executive Committee. Any Owner, other than OMPA, also may vote and otherwise be represented at meetings of the Executive Committee by a proxy, duly authorized as such by a written appointment of proxy signed by such Owner or such Owner’s duly authorized attorney-in-fact and delivered to the Executive Committee for inclusion in the minutes of the meeting and filing with the Executive Committee’s records. In the event that any Owner ceases to be an Owner for any reason whatsoever, the Member and any Alternate Member appointed by such Owner shall immediately cease to be a Member and an Alternate Member, respectively.

5.03       OMPA Irrevocable Proxy. OMPA acknowledges that, prior to or concurrently with its execution and delivery of this Agreement, as an inducement for OG&E to permit OMPA to acquire an 8% Ownership Interest in the Project and become an Owner and a Party, OMPA executed and delivered to OG&E an irrevocable proxy, in substantially the form of Exhibit U and dated as of the Effective Date (the “OMPA Irrevocable Proxy”), to vote OMPA’s Ownership Interest or grant any consents or otherwise exercise all rights of or arising under OMPA’s Ownership Interest in respect of voting on any matters to be determined or decided by the Executive Committee or otherwise by any vote of any Members or, except as otherwise provided herein, including Section 7.02(a)(ii), with respect to matters that are subject to the agreement or approval of all of the Owners, of any Owners. The rights granted to OG&E under the OMPA Irrevocable Proxy shall, in accordance with the terms of the OMPA Irrevocable Proxy and this

Agreement, be deemed coupled with OG&E’s Ownership Interest and shall be transferable by OG&E, together with all, or the entire portion thereof then held by OG&E, of OG&E’s Ownership Interest.

5.04       OMPA Representative. OMPA shall appoint a representative of OMPA to receive notice of, attend, and participate in discussions at, all meetings of the Executive Committee and receive all communications, reports and other documents delivered to Members (such representative being referred to as the “OMPA Representative”). The OMPA Representative shall not have the right to vote on any matter to be decided by the Executive Committee, and, in recognition and as a result of the proxy granted to OG&E by the OMPA Irrevocable Proxy, OMPA shall not have the right to appoint a Member or otherwise to vote on any matter to be decided by the Executive Committee, any such right that OMPA would otherwise have hereunder or under applicable Law having been granted to, and being vested in, OG&E by the OMPA Irrevocable Proxy. Any notice of a meeting of the Executive Committee and any other written communication, report or document that is delivered to Members pursuant to this Agreement shall be furnished concurrently to the OMPA Representative. The OMPA Representative shall be entitled to attend and participate in discussions at all meetings of the Executive Committee. The OMPA Representative shall hold office until death, resignation or removal at the pleasure of OMPA and, in the event of such death, resignation or removal, OMPA shall appoint a successor. OMPA may also designate an alternate representative who shall be authorized to act as the OMPA Representative in the absence of the OMPA Representative (such alternate representative being referred to as the “Alternate OMPA Representative”). The Alternate OMPA Representative shall also hold office until death, resignation or removal at the pleasure of the OMPA. The initial OMPA Representative and Alternate OMPA Representative

and their respective successors shall be appointed by OMPA by written notice to the other Owners. No OMPA Representative or Alternate OMPA Representative shall be entitled to compensation or reimbursement of expenses from Owners for attendance at meetings of the Executive Committee. In the event that OMPA ceases to be an Owner for any reason whatsoever, the OMPA Representative and any Alternate OMPA Representative appointed by OMPA shall immediately cease to be the OMPA Representative and Alternate OMPA Representative, respectively.

5.05       Executive Committee Meetings. Prior to the Commercial Operation Date, the Executive Committee shall hold a monthly meeting on the date established from time to time by the Executive Committee. After the Commercial Operation Date, the Executive Committee shall hold a quarterly meeting on the date established from time to time by the Executive Committee. Between regular meetings, any Member may call special meetings upon three days’ written notice to all Members and to the OMPA Representative or, in the case of an emergency situation, upon such shorter telephonic notice as the chairman of the Executive Committee determines is appropriate. Upon its receipt of any notice of an anticipated budget overrun from a Project Manager pursuant to Section 6.04(c) or 7.02(b), the Executive Committee shall promptly meet to consider the approval of (a) the additional expenditures described in such notice and (b) any related amendment, modification or supplement to the Pre-Construction Budget, the applicable Construction Budget or the applicable Operating Budget, as the case may be. The Executive Committee shall keep written minutes of its meetings. Any action that may be taken at a meeting of the Executive Committee may be taken without a meeting by written action signed by a Majority of Members, subject to Section 5.09. Participation by conference telephone that enables all Members or Alternate Members and the OMPA Representative or Alternate OMPA Representative to hear one another shall constitute participation in person.

5.06       Powers and Duties of Executive Committee. Subject to the terms and conditions of this Agreement, the Executive Committee shall have full power and complete authority with respect to all aspects of the business and affairs of the Project, including but not limited to (i) the approval or disapproval of all matters that expressly require the approval of the Executive Committee hereunder, (ii) the deciding of all matters that expressly require the decision or determination of the Executive Committee hereunder, and (iii) the delegation to the Construction Manager and the Operations Manager, respectively, of such powers, authority, duties and responsibilities as the Executive Committee may deem appropriate that increase or add to, and do not diminish or impair, any of the powers, authority, duties and responsibilities of the Construction Manager and Operations Manager, respectively, set forth in this Agreement. Subject to the provisions of Section 5.09, the Executive Committee (a) may delegate such of its powers and authority and duties and responsibilities to an Owner, or an officer or other employee of an Owner, or such other Person or Persons (including a subcommittee) as the Executive Committee may deem appropriate and (b) may authorize such other Persons to employ or otherwise engage on behalf of and at the expense of the Owners such brokers, agents, accountants, attorneys and other advisors as such other Persons may determine to be appropriate for the management of the Project.

5.07       Election, Powers and Duties of Chairman. For so long as OG&E holds an Ownership Interest of not less than 42% and PSO holds an Ownership Interest of not less than 50%, the Members appointed by OG&E and PSO shall serve alternating three-year terms as the chairman of the Executive Committee, with the Member appointed by OG&E serving the first such three-year term. At any time after OG&E’s Ownership Interest has been reduced to less than 42% but PSO continues to hold an Ownership Interest of not less that 50%, the chairman of the Executive Committee shall be the Member appointed by PSO. At any time after PSO’s Ownership Interest has been reduced to less than 50% but OG&E continues to hold an Ownership Interest of not less than 42%, the chairman of the Executive Committee shall be the Member appointed by OG&E. At any time after OG&E’s Ownership Interest has been reduced to less than 42% and PSO’s Ownership Interest has been reduced to less than 50%, the chairman of the Executive Committee shall be elected by the vote of a Majority of Members. The chairman of the Executive Committee shall be responsible for (a) providing notice of meetings of the Executive Committee to all Members and to the OMPA Representative, (b) preparing an agenda for all meetings of the Executive Committee, (c) setting the times for decisions or other action by the Executive Committee, which shall be not less than three days after the Executive Committee’s receipt of a request for such decision or other action, except in the case of matters that (i) require, in his judgment, emergency action or decision or (ii) are approved by all Members, (d) presiding over all meetings of the Executive Committee and directing the order of business and procedures thereof, (e) arranging for the keeping of the minutes of all meetings of the Executive Committee and the distribution thereof to all Members and to the OMPA Representative and (f) taking such other action with respect to meetings of the Executive Committee as he may deem necessary or appropriate. Subject to the first sentence of this Section 5.07, the chairman of the Executive Committee may be removed, and a new chairman of the Executive Committee may be appointed, at any time by the vote of a Majority of Members.

5.08       Voting. Each Member shall vote the entire Ownership Interest of the Owner that appointed such Member on any matter to be decided by the Executive Committee, provided that,

in the case of the Member appointed by OG&E, for so long as OG&E continues to hold the proxy granted to OG&E by the OMPA Irrevocable Proxy, the Member appointed by OG&E shall vote the entire Ownership Interest of OG&E, and shall vote the entire 8% Ownership Interest of OMPA (without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share), on any matter to be decided by the Executive Committee. Except as otherwise provided in Section 5.09, decisions of the Executive Committee shall be made by the approval of a Majority of Members. If a Member fails to record a vote on any matter within seven days following its submission to the Executive Committee for approval (or within such longer period as may be specified in such submission), such matter shall be deemed disapproved by such Member. No Member shall disapprove, and the Executive Committee shall be deemed to have approved, actions or inactions that have been found by an arbitrator pursuant to the dispute resolution provisions of Article XIII to be, or to have been when taken or not taken (as the case may be), consistent with Prudent Utility Practices. If a Member is excluded from voting under Section 6.09 or Section 7.08, the percentage of Ownership Interest required for the applicable approval shall exclude the Ownership Interest of the Owner that appointed such Member (including, in the case of the Member appointed by OG&E, the Ownership Interest of OMPA).

5.09       Supermajority Matters. The following matters when submitted to the Executive Committee shall require the approval of a Supermajority of Members:

(a)	the replacement of the Construction Manager;
(b)	the replacement of the Operations Manager;

(c)          any material amendment, modification, supplement or other material change to this Agreement including the Exhibits or, except as otherwise provided in any Operating & Maintenance Agreement(s) then in effect, (i) the termination of such Operating &

Maintenance Agreement(s), (ii) any material amendment to any such Operating & Maintenance Agreement(s), or (iii) the approval of any new Operating & Maintenance Agreement (such approval not to be unreasonably withheld or delayed);

(d)          a decision to settle any third party claim where the uninsured portion of any such claim exceeds $10 million;

(e)          a decision to end the operations of the Red Rock Generating Facility as provided in Section 15.02; and

(f)           a proposal that would have the effect of overriding, negating, circumventing or otherwise changing, contradicting or violating any of the terms of this Section 5.09.

5.10       Deadlock. In the event that, at any time after the Commercial Operation Date, (i) there is disagreement between or among the Owners, other than OMPA, with respect to any matter requiring the approval of a Supermajority of Members pursuant to Section 5.09(e), and (ii) such approval is not obtained, and (iii) the respective senior management representatives of such Owners have not resolved such disagreement within 30 days following written notice from any such Owner requesting such resolution (“Resolution Deadline”), then (1) the dispute resolution provisions of Article XIII shall not apply to such disagreement (but will continue to apply with respect to any dispute concerning the application of this Section 5.10 or the interpretation hereof), and (2) any Owner, other than OMPA, provided such Owner is not then in Default under this Agreement, may by written notice (“Buy-Sell Notice”) to the other Owners, other than OMPA, within 15 days after the Resolution Deadline initiate the procedure set forth in subsections (a) through (d) of this Section 5.10 (“Buy-Sell Procedure”) with respect to offers to buy and sell each such Owner’s respective Ownership Interest. If no such Owner initiates the Buy-Sell

Procedure by timely delivery of a Buy-Sell Notice, the disagreement shall be deemed unresolved and shall not be subject to the dispute resolutions provisions of Article XIII other than an Owner’s ability, if any, under Article XIII to pursue any legal and equitable remedies in the United States federal courts located in, and the state courts of, the State of Oklahoma.

(a)          Offer to Purchase. Within 15 days of the date of delivery of the Buy-Sell Notice, the initiating Owner (“Initiating Owner”) shall submit to all of the other Owners except OMPA (“Receiving Owners”) an offer in writing to purchase all of the Ownership Interests of the Receiving Owners for the price per 1% of Ownership Interest set forth in the offer (e.g., if the Initiating Owner were to offer each Receiving Owner $1 million per 1% of the Receiving Owner’s Ownership Interest, a Receiving Owner with a 25% Ownership Interest would receive $25 million for his 25% Ownership Interest). Such offer shall be irrevocable for a period of 15 days from the date of submission to the Receiving Owners (“Offer Period”).

(b)          Acceptance or Counteroffer. Prior to the end of the Offer Period, each Receiving Owner must either (i) accept in writing the Initiating Owner’s offer or (ii) make a counteroffer, which shall be irrevocable for a period of 15 days from the date of submission thereof, to purchase all of the Interests of the other Owners except OMPA for a price per 1% of Ownership Interest that exceeds the offered price per 1% of Ownership Interest by at least 5% of the offered price. If a Receiving Owner makes a counteroffer pursuant to this Section 5.10(b), the counteroffer shall be treated as an offer made pursuant to Section 5.10(a) and shall initiate a new Offer Period, and the Receiving Owner making such counteroffer shall be treated as the Initiating Owner, and the Owners, other than OMPA, receiving the counteroffer shall be treated as, and shall have the rights of, the Receiving Owners pursuant to this Section 5.10(b) to either accept the counteroffer or make a new counteroffer.

(c)          Termination of Buy-Sell Procedure. Notwithstanding the foregoing, at any time prior to the end of any Offer Period, any Receiving Owner may terminate the Buy-Sell Procedure with respect to its Ownership Interest by acquiescing in writing in all respects to the position of the then Initiating Owner with respect to the matter or matters then in dispute. If as a result of such acquiescence, such matter or matters are approved by a Supermajority of Members, the Buy-Sell Procedure shall be terminated in respect of all Owners and the matter or matters in question shall be deemed to have been approved by a Supermajority of Members. If such acquiescence does not result in the approval of such matter or matters by a Supermajority of Members, the Buy-Sell Procedure shall continue, but the then Initiating Owner’s offer shall not apply to the acquiescing Owner, which shall not be considered to be a Receiving Owner with respect to such offer.

(d)          Purchase Agreement. Failure by a Receiving Owner to accept an offer, make a conforming counteroffer or acquiesce in respect of the matter or matters then in dispute as provided herein by the end of an Offer Period shall constitute acceptance of the last conforming offer made. Within 30 days after acceptance in writing or the end of an Offer Period resulting in deemed acceptance of an offer by all of the Receiving Owners, all of the Receiving Owners who have, or are deemed to have, accepted such offer and the Initiating Owner with respect to such offer shall enter into an asset purchase agreement with respect to the Ownership Interests being purchased, which shall have customary terms and conditions mutually agreed to by the parties thereto and shall provide that (i) the purchase price shall be payable entirely in cash in immediately available funds as of the closing under such asset purchase agreement, (ii) the Ownership Interests shall be free and clear of all liens and encumbrances (other than Permitted Encumbrances), including but not limited to any obligations with respect to the

Capacity or Energy produced by the Red Rock Generating Facility, and (iii) this Agreement shall terminate as to such Receiving Owner, except to the extent of any rights or obligations hereunder that have accrued to or been incurred by such Receiving Owner, or to which such Receiving Owner shall have become subject, prior to the closing under such asset purchase agreement.

ARTICLE VI

CONSTRUCTION AND PAYMENT OF CONSTRUCTION COSTS

6.01       Construction Manager. From and after the Effective Date, OG&E shall be the Construction Manager, unless and until replaced as Construction Manager by the Executive Committee pursuant to Section 5.09(a) or Section 6.09. If the Executive Committee approves the appointment of any replacement or successor Construction Manager and such replacement or successor Construction Manager is not a Party, it shall be a condition to the effectiveness of such appointment that, pursuant to an agreement or instrument approved by the Executive Committee, such successor or replacement Construction Manager shall agree to be bound by all of the applicable provisions of this Agreement. The Construction Manager shall report to the Executive Committee and shall have such powers, authority, duties and responsibilities as are set forth herein or as may be delegated to it from time to time by the Executive Committee in accordance with Section 5.06, including:

(a)          contracting for or otherwise providing for studies necessary for the construction of the Project, including environmental studies and preliminary engineering and site studies (subject, in the case of any contract for any such study, to the prior written approval of such contract by the Executive Committee in accordance with Section 6.03(a));

(b)          supervising the preparation, execution and, subject to the prior written approval of the Executive Committee, filing with the applicable Governmental Authorities of any and all applications, reports and other documents, instruments and filings required in connection with, and monitoring the acquisition of, any and all such Permits as may be necessary or appropriate for the construction of the Project;

(c)          contracting for or otherwise providing for the designing, engineering, purchasing, construction, supervision, expediting, inspection, testing, start-up, protection and accounting of, or with respect to, each component of the Project (subject, in the case of any contract for the provision of any of the foregoing, to the prior written approval of such contract by the Executive Committee in accordance with Section 6.03(a));

(d)          preparing and submitting to the Executive Committee for its approval the Pre-Construction Budget pursuant to Section 6.04(a), the Construction Budget pursuant to Section 6.04(b) and the monthly construction status reports (including monthly budget variance reports) described in Exhibit V and, in addition to such budgets and reports, promptly informing the Executive Committee regarding matters that may materially alter construction schedules or costs and other matters of major or significant importance with respect to Construction Work;

(e)          pursuing, defending and settling claims and causes of action of any kind relating to the Construction Work (including claims and causes of action relating to the enforcement of contracts that the Construction Manager shall have entered into as agent for the Owners pursuant to this Agreement and the enforcement of all warranties on goods and services furnished under such contracts), including filing and defending suits (including appeals thereof), on behalf of the Owners and their respective Affiliates, subject to the prior written approval of the Executive Committee;

(f)           providing, or causing to be provided, all labor and personnel required for the performance of the Construction Work and all matters relating to the selection and retention of, and relations with, all such labor and personnel; and

(g)          performing the Pre-Construction Work and the Construction Work, or causing the Pre-Construction Work and the Construction Work to be performed, in a good and workmanlike manner in accordance with Prudent Utility Practices and the terms of this Agreement.

The Construction Manager’s obligation to perform, or cause the performance of, the Pre-Construction Work and the Construction Work, including its duties and responsibilities under the foregoing provisions of this Section 6.01 and the provisions of Section 6.02, is subject to the provisions of Section 6.05(c).

6.02	Construction Plan and On-Site PSO Representatives.

(a)          Construction Plan. As soon as practicable and in no event later than 270 days after the Effective Date, the Construction Manager shall prepare and submit to the Executive Committee for its approval a construction plan for the construction of the Red Rock Generating Facility (“Construction Plan”). The Construction Plan shall generally address or provide for a Project charter; statement of work; responsibility matrix; Project breakdown structure; document register; design review schedule; detail schedule; scope of work; alternate approaches; Project organization, roles and responsibilities; contact list; file transfer protocol (FTP) site; meeting coordination (internal & external); sign-off protocols (drawings, specifications, etc.), Project templates/standards; Project execution plan; Project communication plan; engineering, procurement and contracting strategy; material control; Project controls; change order control; document control; site security; labor relations; start-up; testing; safety plan; quality plan; environmental plan; risk management plan; Project reporting (engineering schedule, milestones, progress, schedule development) and Project closeout.

(b)          On-Site PSO Representatives. The Construction Manager (i) shall provide space on the Sooner Site and utility hook-ups for a construction trailer to be utilized by PSO during the construction and start-up of the Red Rock Generating Facility, (ii) shall permit representatives of PSO to participate in the planning, engineering and design of the Red Rock Generating Facility and (iii) shall (1) give reasonable notice of prearranged meetings with contractors and vendors to the Person designated from time to time by PSO to receive such notice and (2) permit representatives of PSO to participate in such meetings, provided that the sole purpose of the participation rights referred to in clauses (ii) and (iii) of this Section 6.02(b) is to enable such representatives of PSO to consult with the Construction Manager and advise PSO’s Member and Alternative Member regarding the matters referred to in clause (ii) of this Section 6.02(b), but such participation shall not diminish or otherwise affect in any way whatsoever the Construction Manager’s rights as such (including its right to manage the Construction Work) under and in accordance with this Agreement.

6.03	Construction Contracts.

(a)          Assignment by Construction Manager. The Construction Manager, as agent for the Owners and with the prior written approval of the Executive Committee, shall hereafter enter into such purchase orders and other contracts as it shall determine to be necessary or otherwise appropriate for carrying out the Construction Work, provided that the selection and retention of the labor and personnel performing such work under such contracts shall not be subject to such approval of the Executive Committee. At the time of entering into each such order or other contract, the Construction Manager shall be deemed to have assigned to each Owner an undivided beneficial interest in and to each such order or other contract, including but not limited to all related warranties and guarantees contained therein, equal to each Owner’s respective Ownership Interest.

(b)          Several Liability among Owners. Regardless of whether a contract specifies that it is entered into on behalf of each of the Owners or includes a provision for several liability among the Owners, the Owners, as among themselves, shall be severally and not jointly responsible, in proportion to their respective Ownership Interests, for all amounts payable under or with respect to such contract.

6.04	Construction Budgets and Notice of Budget Overruns.

(a)          Pre-Construction Budget and Estimated Pre-Construction Costs. Concurrently with the Construction Plan, the Construction Manager shall prepare and deliver to the Executive Committee for its approval the Pre-Construction Budget, an estimate of the Third-Party Pre-Construction Costs and a schedule of funds required to complete the Pre-Construction Work. Such estimate shall be consistent with the Pre-Construction Budget and shall show the estimated Third-Party Pre-Construction Costs for the entire Pre-Construction Period. The Construction Manager shall thereafter update such estimates of the Third-Party Pre-Construction Costs monthly, and each such monthly update shall be delivered to the Executive Committee for approval by the first day of each month during the Pre-Construction Period following the month in which the Executive Committee first approves the Pre-Construction Budget.

(b)          Construction Budget and Estimated Construction Costs. Not less than 30 days prior to the Construction Commencement Date, the Construction Manager shall prepare and deliver to the Executive Committee for its approval the Construction Budget, an estimate of the Construction Costs and a schedule of funds required to complete the Project. Such estimate shall be consistent with the Construction Budget and shall show the estimated Construction

Costs per year for the entire period of Construction Work, the estimated Construction Costs per month for the first 12 months of such period and the estimated Construction Costs per quarter for the second 12 months of such period. The Construction Manager shall thereafter update such estimates of the Construction Costs annually or more frequently, as determined by the Executive Committee, and each such annual update for the following calendar year shall be delivered to the Executive Committee for approval by October 1st of the then current year.

(c)          Notice to Executive Committee of Budget Overruns. If and when the Construction Manager reasonably expects to incur expenditures in addition to the then current Budgeted Expenditures, it shall promptly so notify the Executive Committee in writing, including a reasonably detailed description of such additional expenditures.

6.05       Payment of Construction Costs. Each of the Owners shall pay its Pro Rata Share of the Construction Costs in accordance with the provisions of this Section 6.05.

(a)          Construction Costs Payment Accounts. The Construction Manager shall establish a separate account or accounts with an investment grade, federally insured banking institution (“Construction Costs Payment Accounts”) upon which checks, wires and transfers shall be drawn by the Construction Manager for payment of Construction Costs. The Construction Manager shall cause the Construction Costs Payment Accounts to be set up and maintained so as to enable the Owners to view the activity therein via the internet. Upon request from the Construction Manager, each Owner shall fund the Construction Costs Payment Accounts with its Pro Rata Share of reasonable working capital necessary to ensure the proper functioning of the Construction Costs Payment Accounts.

(b)          Payment of Construction Costs. By 9:00 a.m. Oklahoma time on each Business Day from and after the Effective Date and until the Commercial Operation Date, the

Construction Manager shall notify the Owners of the total dollar amount of checks, wires, transfers and automated clearinghouse transactions presented to the Construction Costs Payment Accounts for payment on that date (“Daily Construction Costs”). By no later than 1:00 p.m. Oklahoma time on the same Business Day, each Owner shall fund the Construction Costs Payment Accounts with its Pro Rata Share of the Daily Construction Costs in immediately available funds transmitted by wire transfer. If an Owner fails to transfer funds in accordance with this Section 6.05(b), (i) the Owner shall pay or reimburse the Construction Manager for any penalty or fee it incurs from the banking institution where the Construction Costs Payment Accounts are maintained, and (ii) if the entire principal amount of such funds is not so transferred within 24 hours of the time when it was to have been so transferred pursuant to this Section 6.05(b), the principal amount of such funds shall bear interest from the time when it was to have been so transferred at the rate specified in, and such failure shall otherwise be subject to the provisions of, Section 12.04(a). In the monthly accounting report to the Owners, the Construction Manager shall reconcile the amount of the Construction Costs paid out of the Construction Costs Payment Accounts for such month against the monthly accounting report. If the reconciliation reveals a difference between the aggregate Daily Construction Costs and the monthly accounting report for reasons other than month-to-month timing, the Construction Manager shall adjust either its subsequent month’s accounting report or its subsequent month’s Funds Requests, as appropriate, and shall notify the Owners of such adjustment. For the Owners’ cash flow planning purposes, commencing with the first Wednesday following the Effective Date and on each Wednesday thereafter until the Commercial Operation Date, the Construction Manager shall provide to the Owners in writing its forecast of the total Construction Costs, including each Owner’s Pro Rata Share of such forecasted Construction

Costs, reasonably expected to be funded during the five-day period commencing the following Monday and ending the following Friday.

(c)          Limitation on Obligation to Pay Third-Party Construction Costs. If and when the aggregate amount of all Third-Party Construction Costs reaches $30 million prior to the CP Deadline Date (or, if all of the conditions precedent (other than obtaining the Air Permit) to the obligations of OG&E and PSO set forth in Sections 11.01 and 11.02, respectively, are satisfied or waived by the respective Parties on the CP Deadline Date, if and when the aggregate amount of all Third-Party Construction Costs reaches $60 million prior to the Extended CP Deadline Date, if the CP Deadline Date is extended to the Extended CP Deadline Date pursuant to Section 11.01 or 11.02), the Owners shall have no obligation to satisfy further Funds Requests pursuant to Section 6.05(b), and the Construction Manager shall thereupon cease to have any further obligation to continue the performance of Construction Work, provided that (i) the Executive Committee may elect, by the vote of a Majority of Members, to thereafter (1) have the Construction Manager continue the performance of the Construction Work and (2) have the Owners continue to satisfy further Funds Requests in accordance with Section 6.05(b), or (ii) any Owner may elect to thereafter (1) have the Construction Manager continue the performance of the Construction Work and (2) be solely responsible for satisfying all further Funds Requests. In the event that an Owner shall make the election referred to in clause (ii) of the proviso in the immediately preceding sentence, the Construction Manager shall continue the performance of the Construction Work accordingly, and upon the occurrence of the CP Satisfaction Date, the non-electing Owners shall reimburse the electing Owner for their respective Pro Rata Shares of all such Funds Requests theretofore satisfied solely by the electing Owner, subject to the audit provisions of Section 6.06, provided that, if this Agreement shall be terminated in accordance with Section 16.01 prior to the CP Satisfaction Date, the non-electing Owners shall have no such reimbursement obligation.

(d)          Disputed Funds Requests. Any Owner may dispute a Funds Request made by the Construction Manager, provided that such Owner shall pay its Pro Rata Share of the disputed Funds Request in full when due under protest. The protest shall in be writing, shall be delivered to the Construction Manager within ten Business Days after the disputing Owner’s payment of its Pro Rata Share of the disputed Funds Request and shall specify the reasons for the protest. If the disputing Owner and the Construction Manager are unable to resolve the dispute within 10 days after the Construction Manager’s receipt of the dispute notice, the dispute shall be submitted to the Executive Committee for resolution, provided that (i) the expenditure to which the disputed Funds Request relates, or the series of related expenditures to which two or more disputed Funds Requests relate, is a Non-Budgeted Expenditure, (ii) the amount of such expenditure, or the aggregate amount of such series of related expenditures, is not less than $3,000,000, and (iii) the disputing Owner believes in good faith that such expenditure, or such series of related expenditures, was not made in accordance with Prudent Utility Practices (any such dispute that satisfies all of the conditions of this proviso being referred to as a “Funds Request Dispute”). If the Executive Committee resolves a Funds Request Dispute in favor of the disputing Owner, the Construction Manager shall adjust its next Funds Request to the disputing Owner to reflect the amount of the overpayment determined by the Executive Committee. If the Executive Committee is unable to resolve a Funds Request Dispute within 30 days, such dispute shall then become subject to the dispute resolution procedures set forth in Article XIII. If a Funds Request Dispute is ultimately resolved in favor of the disputing Owner pursuant to Article XIII, the Construction Manager shall pay, or reimburse the disputing Owner for, all of the disputing Owner’s reasonable out-of-pocket costs and expenses of prosecuting such dispute, including the fees of attorneys, accountants and other professional advisors, and if the amount of the overpayment determined pursuant to Article XIII is not returned to the disputing Owner by the Construction Manager, either through an adjustment to a subsequent Funds Request or by a cash payment, and all or any portion of such amount remains outstanding for more than 60 days after the date on which the disputing Owner paid its Pro Rata Share of the disputed Funds Request under protest, the Construction Manager shall pay interest to the disputing Owner on such outstanding amount at the then current ten-year U.S. Treasury Rate, plus 2%, calculated from the date on which such Owner paid its Pro Rata Share of such disputed Funds Request under protest. If a Funds Request Dispute is ultimately resolved in favor of the Construction Manager pursuant to Article XIII, the disputing Owner shall pay, or reimburse the Construction Manager for, all of the Construction Manager’s reasonable out-of-pocket costs and expenses of defending such dispute, including the fees of attorneys, accountants and other professional advisors.

6.06	Books and Records; Annual Audits of Construction Costs.

(a)          Books and Records. The Construction Manager shall keep, in conformity with all requirements of Law, proper books, records, accounts, ledgers, time cards, estimates, schedules, correspondence and other documents related to the performance of its obligations under this Agreement. During ordinary business hours and upon reasonable notice to the Construction Manager, each Owner may inspect and copy such books and records. The Construction Manager shall be required to keep such books and records for the period of time that the rules and regulations promulgated by the Federal Energy Regulatory Commission would require such books and records to be maintained following their respective preparation, at which time it will be permitted to destroy such books and records in the ordinary course of business, and will also be required to keep for five years following the termination of this Agreement any such books and records not previously destroyed in the ordinary course of business and, upon the request of any Owner, shall provide copies thereof to the requesting Owner, at the requesting Owner’s expense.

(b)	Annual Audits of Construction Costs.

(i)           General. Within 120 days after the end of each calendar year prior to the Commercial Operation Date (including any partial calendar year prior to the Commercial Operation Date), the Construction Costs incurred and expenditures made by the Construction Manager, and all allocations provided for in this Agreement, during such calendar year (or partial calendar year) shall be audited jointly by the Owners (“Annual Construction Costs Audit”). Each Annual Construction Costs Audit shall be conducted during the Construction Manager’s ordinary business hours on such date or dates as the Owners and the Construction Manager shall agree.

(ii)          Reconciliation of Billing Errors. If the results of an Annual Construction Costs Audit show that the aggregate amount of Construction Costs for which the Owners were invoiced by the Construction Manager exceeds the aggregate amount of Construction Costs that were actually incurred by the Construction Manager during the applicable calendar year (or partial calendar year), the Construction Manager shall refund to each Owner the Owner’s Pro Rata Share of the amount of such excess, and if the aggregate amount of such excess exceeds $500,000, such refund by the Construction Manager shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated in respect of each over-payment from the date the over-payment was made by the Owner. If the results of an

Annual Construction Costs Audit show that the aggregate amount of Construction Costs actually incurred by the Construction Manager during the applicable calendar year (or partial calendar year) exceeds the aggregate amount of Construction Costs for which the Owners were invoiced by the Construction Manager, each of the Owners shall pay to the Construction Manager the Owner’s Pro Rata Share of the amount of such excess.

(iii)        Reconciliation of Cost Allocation Errors. If the results of an Annual Construction Costs Audit show that any of the costs allocated to the Red Rock Generating Facility by the Construction Manager during the applicable calendar year (or partial calendar year) were not consistent with the applicable allocation methodology, (1) each Owner shall reimburse the Construction Manager for the Owner’s Pro Rata Share of any such amounts that were under allocated to the Red Rock Generating Facility or the Owners, and (2) the Construction Manager shall refund to each Owner the Owner’s Pro Rata Share of any such amounts that were over allocated to the Red Rock Generating Facility or the Owners, and if the aggregate amount of such over-allocations exceeds $500,000, such refund by the Construction Manager shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated in respect of each over-allocation from the date the over-allocation was paid by the Owner.

(iv)         Expenditures Not Exceeding Budgeted Expenditures Cap. Even though an Annual Construction Costs Audit reveals that the aggregate amount of all Actual Expenditures and Non-Budgeted Expenditures for the applicable calendar year does not exceed the Budgeted Expenditures Cap for such year, any Owner or Owners may dispute:

(1)	any such Non-Budgeted Expenditures, and

(2)          any amount by which the aggregate amount of all such Actual Expenditures exceeds the aggregate amount of all Budgeted Expenditures for such year, provided that the disputing Owner or Owners believe in good faith that such disputed expenditures were not made in accordance with Prudent Utility Practices (any dispute described in clause (1) or (2) of this sentence being referred to as an “Annual Construction Costs Audit Dispute”). An Annual Construction Costs Audit Dispute shall be submitted to the Executive Committee for resolution. If the Executive Committee resolves an Annual Construction Costs Audit Dispute in favor of the disputing Owner or Owners, the Construction Manager shall promptly pay to such Owner or Owners the amount or amounts determined by the Executive Committee. If the Executive Committee is unable to resolve an Annual Construction Costs Audit Dispute within 30 days, such dispute shall then be resolved pursuant to the dispute resolution procedures set forth in Article XIII. If an Annual Construction Costs Audit Dispute is ultimately resolved in favor of the disputing Owner or Owners, whether resolved by the Executive Committee or pursuant to Article XIII, the amount to be paid by the Construction Manager to a disputing Owner shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated from the date the disputed payment was made by such Owner. If an Annual Construction Costs Audit Dispute is ultimately resolved in favor of the disputing Owner or Owners pursuant to Article XIII, the Construction Manager shall pay, or reimburse such Owner or Owners for, all of such Owner’s or Owners’ reasonable out-of-pocket costs and expenses of prosecuting such dispute, including the fees of attorneys, accountants and other professional advisors, or if an Annual Construction Costs Audit Dispute is ultimately resolved in favor of the Construction Manager pursuant to Article XIII, the disputing Owner or Owners shall pay, or reimburse the Construction Manager for, all of the Construction Manager’s reasonable out-of-pocket costs and expenses of defending such dispute, including the fees of attorneys, accountants and other professional advisors.

(v)          Expenditures Exceeding Budgeted Expenditures Cap. If an Annual Construction Costs Audit reveals that the aggregate amount of all Actual Expenditures and Non-Budgeted Expenditures for the applicable calendar year exceeds the Budgeted Expenditures Cap for such year, the Construction Manager shall promptly reimburse each Owner for its Pro Rata Share of the amount of such excess (including interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated from July 1 of such year).

6.07       Internal Pre-Construction Costs. Prior to the Construction Commencement Date, the Owners may accrue their respective Internal Pre-Construction Costs (“Accrued Internal Pre-Construction Costs”), but no Owner shall be obligated to reimburse any other Owner for any portion thereof unless and until the CP Satisfaction Date occurs. If and when the CP Satisfaction Date occurs, within 10 days thereafter, each of the Owners shall deliver to each of the other Owners a comprehensive and detailed breakdown of all of its Accrued Internal Pre-Construction Costs. Within 30 days after an Owner’s receipt of another Owner’s comprehensive and detailed breakdown of its Accrued Internal Pre-Construction Costs, the receiving Owner shall pay to such other Owner the receiving Owner’s Pro Rata Share of such other Owner’s Accrued Internal Pre-Construction Costs, subject to the receiving Owner’s right to audit and dispute such Accrued Internal Pre-Construction Costs in accordance with the provisions of Section 6.06.

6.08       Construction Management Fee. In addition to paying its Pro Rata Share of Construction Costs, OMPA shall pay a construction management fee in the amount of $5,000,000 to OG&E within five days after the later of (a) the Construction Commencement Date and (b) the CP Satisfaction Date.

6.09       Removal or Resignation of Construction Manager. The Construction Manager may be discharged of its powers, duties and responsibilities as Construction Manager and terminated as follows:

(a)          The Executive Committee (without the participation of the Member representing an Owner, or an Affiliate of an Owner, that is the Construction Manager) may remove the Construction Manager if:

(i)           the Construction Manager becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or seeks relief under laws providing for the relief of debtors;

(ii)          a receiver is appointed for the Construction Manager or for substantially all of its property or affairs; or;

(iii)        the Construction Manager is in Default under Article XII with respect to any of its duties as Construction Manager under this Agreement.

(b)          If the Construction Manager is an Owner or an Affiliate of an Owner, the Construction Manager shall be deemed to have resigned, effective upon the appointment of its successor as Construction Manager pursuant to Section 6.09(c), if the Ownership Interest of such Owner or such Owner that is the Affiliate of the Construction Manager is reduced to 21% or less in a single transaction or series of transactions.

(c)          If the Construction Manager is removed or deemed to have resigned pursuant to this Section 6.09, the Executive Committee shall select a successor Construction Manager by the approval of a Supermajority of Members. The vote of the Member representing the Owner that is the Construction Manager or the Owner whose Affiliate is the Construction Manager that was removed or is deemed to have resigned as Construction Manager shall be excluded from such voting on the approval of its successor if such Member fails to record a vote (which may include a vote of disapproval) on such matter within seven days following its submission to the Executive Committee for approval (or within such longer period as may be specified in such submission) or such Member only votes for such Construction Manager or an Affiliate of such Construction Manager to succeed itself.

ARTICLE VII

OPERATION AND MAINTENANCE AND PAYMENT OF OPERATING COSTS

7.01       Operation of Project. From and after the Commercial Operation Date, the day-to-day operation and maintenance of the Project shall be performed by OG&E as the Operations Manager, unless and until replaced as Operations Manager by the Executive Committee pursuant to Section 5.09(b) or 7.08. If the Executive Committee approves the appointment of any replacement or successor Operations Manager and such replacement or successor Operations Manager is not a Party, then, as a condition to the effectiveness of such appointment, such successor or replacement Operations Manager shall agree to be bound by all of the provisions of this Agreement, to the extent applicable to the Operations Manager, pursuant to an agreement or instrument approved by the Executive Committee. The Operations Manager shall report to the Executive Committee and shall have such powers, authority, duties and responsibilities as are set forth in this Agreement, including providing, or causing to be provided, all labor and personnel required for the performance of the Operating Work and all matters relating to the selection and retention of, and relations with, all such labor and personnel, and shall have such additional powers, authority duties and responsibilities as may be delegated to the Operations Manager by the Executive Committee from time to time. The Operations Manager shall operate the Red Rock Generating Facility in accordance with Prudent Utility Practices.

7.02       Operating Costs and Other Costs and Expenses; Budget Estimate and Operating Budget; Notice of Budget Overruns.

(a)          Responsibility for Operating Costs and Other Costs and Expenses. Except as otherwise provided in this Section 7.02(a) or to the extent otherwise provided in any such Operating and Maintenance Agreement as may then be in effect, each Owner shall be fully and individually responsible for the timely payment, in accordance with Section 7.02(c), of its (i) Pro Rata Share of all Operating Costs and all Costs of Capital Additions and (ii) respective Common Facilities Usage Fee pursuant to Section 7.05.

(i)           If any Operating & Maintenance Agreement is then in effect and provides for the direct allocation of amounts payable thereunder to one or more of the Owners, the terms of such Operating & Maintenance Agreement shall control with respect to such amounts.

(ii)          Except as may be otherwise unanimously agreed by all of the Owners, costs payable hereunder or under any such Operating & Maintenance Agreement as may then be in effect shall include only actual costs without markup, and for so long as OMPA is an Owner and there are outstanding bonds or other securities that were issued to finance or refinance the acquisition of OMPA’s Ownership Interest and the interest on such bonds or other securities is excluded from gross income for federal income tax purposes, no Operating & Maintenance Agreement shall include any provision that, on the basis of an opinion of tax counsel, OMPA determines could adversely affect the exclusion of the interest on such bonds or other securities from gross income for federal income tax purposes.

(iii)        Each Owner shall be fully and individually responsible for the payment of its own financing costs whether arising in connection with this Agreement, the Project, the Red Rock Generating Facility or otherwise.

(b)          Budget Estimate and Operating Budget and Notice of Budget Overruns. On or before October 1 of each year, commencing 2010, the Operations Manager will provide to the Executive Committee a reasonable estimate of the operating budget (“Budget Estimate”) for each of the next two calendar years. On or before December 15 of each year, commencing 2010, the Executive Committee shall approve (based on the Budget Estimate) an operating budget (“Operating Budget”) for the next calendar year. The Operating Budget shall contain the Executive Committee’s reasonable estimate of all costs and expenses incurred each month for the operation and maintenance of the Red Rock Generating Facility, including Operating Costs and Costs of Capital Additions. The Executive Committee may amend the Operating Budget from time to time. If and when the Operations Manager reasonably expects to incur expenditures in addition to the then current Budgeted Expenditures, it shall promptly so notify the Executive Committee in writing, including a reasonably detailed description of such additional expenditures.

(c)          Payment of Operating Costs and Costs of Capital Additions and Invoice Disputes. Within 15 days following its receipt of an invoice therefor from the Operations Manager, each Owner shall pay the Operations Manager its Pro Rata Share of the actual Operating Costs and its Pro Rata Share of actual Costs of Capital Additions. An Owner may dispute an invoice from the Operations Manager on the basis that a cost contained therein is not valid or authorized under the terms of this Agreement, provided that the disputing Owner shall pay its Pro Rata Share of the disputed invoice in full when due under protest. The protest shall be in writing, shall be delivered to the Operations Manager within ten Business Days after the disputing Owner’s payment of its Pro Rata Share of the disputed invoice and shall specify the items in the invoice that are disputed. If the disputing Owner and the Operations Manager are unable to resolve the dispute within 10 days after the Operations Manager’s receipt of the dispute notice, the dispute shall be submitted to the Executive Committee for resolution, provided that (i) the expenditure to which the disputed invoice relates, or the series of related expenditures to which two or more disputed invoices relate, is a Non-Budgeted Expenditure, (ii) the amount of such expenditure, or the aggregate amount of such series of related expenditures, is not less than $3,000,000, and (iii) the disputing Owner believes in good faith that such expenditure, or such series of related expenditures, was not made in accordance with Prudent Utility Practices (any such dispute that satisfies all of the conditions of this proviso being referred to as an “Invoice Dispute”). If the Executive Committee resolves an Invoice Dispute in favor of the disputing Owner, the Operations Manager shall adjust its next invoice to the disputing Owner to reflect the amount of the overpayment determined by the Executive Committee. If the Executive Committee is unable to resolve an Invoice Dispute within 30 days, such dispute shall then become subject to the dispute resolution procedures set forth in Article XIII. If an Invoice Dispute is ultimately resolved in favor of the disputing Owner pursuant to Article XIII, the Operations Manager shall pay, or reimburse the disputing Owner for, all of the disputing Owner’s reasonable out-of-pocket costs and expenses of prosecuting such dispute, including the fees of attorneys, accountants and other professional advisors, and if the amount of the overpayment determined pursuant to Article XIII is not returned to the disputing Owner by the Operations Manager, either through an adjustment to a subsequent invoice or by a cash payment, and all or any portion of such amount remains outstanding for more than 60 days after the date on which the disputing Owner paid its Pro Rata Share of the disputed invoice under protest, the Operations Manager shall pay interest to the disputing Owner on such outstanding amount at the then current ten-year U.S. Treasury Rate, plus 2%, calculated from the date on which such Owner paid its Pro Rata Share of such disputed invoice under protest. If an Invoice Dispute is ultimately resolved in favor of the Operations Manager pursuant to Article XIII, the disputing Owner shall pay, or reimburse the Operations Manager for, all of the Operations Manager’s reasonable out-of-pocket costs and expenses of defending such dispute, including the fees of attorneys, accountants and other professional advisors.

7.03       Claims Treated as Operating Costs. Except as otherwise specifically provided herein, the Owners shall be responsible for any and all Claims of Persons who are not Owners arising from or related to the Project in proportion to their Ownership Interest.

7.04       Fuel Supply. All Fuel Costs shall be incurred by or on behalf of, and shall be paid by, the Owners in accordance with the procedures set forth in Exhibit W.

7.05       Common Facilities Services and Common Facilities Usage Fee. OG&E shall provide to the Red Rock Generating Facility all services of the Common Facilities (“Common Facilities Services”) that are necessary for the operation of the Red Rock Generating Facility in accordance with Prudent Utility Practices. In the event that OG&E resigns or is removed as the Operations Manager or sells or ceases to operate the other electric power generating facilities located on the Sooner Site, OG&E shall, or shall make provision for its successor-in-interest to, continue to provide Common Facilities Services to the Red Rock Generating Facility on the same terms as this Agreement. In addition to paying its Pro Rata Share of Operating Costs and Costs of Capital Additions, each Owner (other than OG&E) shall pay to OG&E a fee to compensate OG&E for the Common Facilities Services (“Common Facilities Usage Fee”).

OMPA shall pay $3,449,196.00 of its Common Facilities Usage Fee within five days after the Commercial Operation Date, and during the thirty-five year period commencing on the Commercial Operation Date, each of OMPA and PSO shall pay a monthly Common Facilities Usage Fee equal to $0.7460 per megawatt hour for the Energy taken by it during the immediately preceding month. Each such Owner’s payment of its monthly Common Facilities Usage Fee shall be due and payable to OG&E within 15 days after such Owner’s receipt of an invoice therefor from OG&E, which shall include the calculation thereof in reasonable detail. In the event of any good faith dispute with respect to the calculation of the amount of any such payment of the Common Facilities Usage Fee, the undisputed portion of such payment shall be due and payable in accordance with the preceding sentence, and the disputed portion shall be subject to the dispute resolution provisions of Article XIII.

7.06       Participation in Budget Trading Programs and Allowances. The Owners shall execute an Agreement of Representation, substantially in the form of Exhibit X, to facilitate the participation of the Red Rock Generating Facility in the allowance trading programs established under the Acid Rain Program and the Clean Air Mercury Rule. The Owners will negotiate in good faith such additional agreements and execute such additional documents as may be required under Law to permit the Red Rock Generating Facility to participate in any subsequently adopted Allowance program. Unless otherwise required by applicable Law, any Allowances allocated to the Red Rock Generating Facility will be distributed to the Owners in accordance with their respective Pro Rata Shares. At least 30 days prior to any compliance or reporting deadline, each Owner shall supply the number of Allowances that are equal to the product of (i) the total number of Allowances required by applicable Law and (ii) a fraction, the numerator of which is the Energy received from the Red Rock Generating Facility for the benefit of that Owner and the denominator of which is the sum of the Energy received from the Red Rock Generating Facility for the benefit of all of the Owners. If an Owner fails to provide such number of Allowances at least 30 days prior to any such compliance or reporting deadline, the Operations Manager may purchase such number of Allowances on behalf of such Owner under any such trading program or other market therefor as may then exist, and upon receipt of the Operations Manager’s invoice therefor, such Owner shall promptly reimburse the Operations Manager for the cost of such Allowances, including any and all other expenses the Operations Manager may incur in connection with the making of such purchase, and the Operations Manager shall be under no obligation to make any effort whatsoever to purchase such Allowances on behalf of such Owner at the best price available.

7.07       Books and Records; Annual Audits of Operating Costs and Costs of Capital Additions.

(a)          Books and Records. The Operations Manager shall keep, in conformity with all requirements of Law, proper books, records, accounts, ledgers, time cards, estimates, schedules, correspondence and other documents related to the performance of its obligations under this Agreement and amounts due to the Operations Manager under any such Operating & Maintenance Agreement as may then be in effect. During ordinary business hours and upon reasonable notice to the Operations Manager, each Owner may inspect and copy such books and records. The Operations Manager shall be required to keep such books and records for the period of time that the rules and regulations promulgated by the Federal Energy Regulatory Commission would require such books and records to be maintained following their respective preparation, at which time it will be permitted to destroy such books and records in the ordinary course of business, and will also be required to keep for five years following the termination of this Agreement any such books and records not previously destroyed in the ordinary course of business and, upon the request of any Owner, shall provide copies thereof to the requesting Owner, at the requesting Owner’s expense.

(b)	Annual Audits of Operating Costs and Costs of Capital Additions.

(i)           General. Within 120 days after the end of each calendar year after the Commercial Operation Date (including any partial calendar year after the Commercial Operation Date), the Operating Costs and Costs of Capital Additions incurred and expenditures made by the Operations Manager during such calendar year (or partial calendar year) shall be audited jointly by the Owners (“Annual Operating Costs and Costs of Capital Additions Audit”). Each Annual Operating Costs and Costs of Capital Additions Audit shall be conducted during the Operations Manager’s ordinary business hours on such date or dates as the Owners and the Operations Manager shall agree.

(ii)          Reconciliation of Billing Errors. If the results of an Annual Operating Costs and Costs of Capital Additions Audit show that the aggregate amount of Operating Costs and Costs of Capital Additions for which the Owners were invoiced by the Operations Manager exceeds the aggregate amount of Operating Costs and Costs of Capital Additions that were actually incurred by the Operations Manager during the applicable calendar year (or partial calendar year), the Operations Manager shall refund to each Owner the Owner’s Pro Rata Share of the amount of such excess, and if the aggregate amount of such excess exceeds $500,000, such refund by the Operations Manager shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated in respect of each over-payment from the date the over-payment was made by the Owner. If the results of an Annual Operating Costs and Costs of Capital Additions Audit show that the aggregate amount of Operating Costs and

Costs of Capital Additions actually incurred by the Operations Manager during the applicable calendar year (or partial calendar year) exceeds the aggregate amount of Operating Costs and Costs of Capital Additions for which the Owners were invoiced by the Operations Manager, each of the Owners shall pay to the Operations Manager the Owner’s Pro Rata Share of the amount of such excess.

(iii)        Reconciliation of Cost Allocation Errors. If the results of an Annual Operating Costs and Costs of Capital Additions Audit show that any of the costs allocated to the Red Rock Generating Facility by the Operations Manager during the applicable calendar year (or partial calendar year) were not consistent with the applicable allocation methodology, (1) each Owner shall reimburse the Operations Manager for the Owner’s Pro Rata Share of any such amounts that were under allocated to the Red Rock Generating Facility or the Owners, and (2) the Operations Manager shall refund to each Owner the Owner’s Pro Rata Share of any such amounts that were over allocated to the Red Rock Generating Facility or the Owners, and if the aggregate amount of such over-allocations exceeds $500,000, such refund by the Operations Manager shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated in respect of each over-allocation from the date the over-allocation was paid by the Owner.

(iv)         Expenditures Not Exceeding Budgeted Expenditures Cap. Even though an Annual Operating Costs and Costs of Capital Additions Audit reveals that the aggregate amount of all Actual Expenditures and Non-Budgeted Expenditures for the applicable calendar year does not exceed the Budgeted Expenditures Cap for such year, any Owner or Owners may dispute:

(1)	any such Non-Budgeted Expenditures, and

(2)          any amount by which the aggregate amount of all such Actual Expenditures exceeds the aggregate amount of all Budgeted Expenditures for such year,

provided that the disputing Owner or Owners believe in good faith that such disputed expenditures were not made in accordance with Prudent Utility Practices (any dispute described in clause (1) or (2) of this sentence being referred to as an “Annual Operating Costs and Costs of Capital Additions Audit Dispute”). An Annual Operating Costs and Costs of Capital Additions Audit Dispute shall be submitted to the Executive Committee for resolution. If the Executive Committee resolves an Annual Operating Costs and Costs of Capital Additions Audit Dispute in favor of the disputing Owner or Owners, the Operations Manager shall promptly pay to such Owner or Owners the amount or amounts determined by the Executive Committee. If the Executive Committee is unable to resolve an Annual Operating Costs and Costs of Capital Additions Audit Dispute within 30 days, such dispute shall then be resolved pursuant to the dispute resolution procedures set forth in Article XIII. If an Annual Operating Costs and Costs of Capital Additions Audit Dispute is ultimately resolved in favor of the disputing Owner or Owners, whether resolved by the Executive Committee or pursuant to Article XIII, the amount to be paid by the Operations Manager to a disputing Owner shall include interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated from the date the disputed payment was made by such Owner. If an Annual Operating Costs and Costs of Capital Additions Audit Dispute is ultimately resolved in favor of the disputing Owner or Owners pursuant to Article XIII, the Operations Manager shall pay, or reimburse such Owner or Owners for, all of such Owner’s or Owners’ reasonable out-of-pocket costs and expenses of prosecuting such dispute, including the fees of attorneys, accountants and other professional advisors, or if an Annual Operating Costs and Costs of Capital Additions Audit Dispute is ultimately resolved in favor of the Operations Manager pursuant to Article XIII, the disputing Owner or Owners shall pay, or reimburse the Operations Manager for, all of the Operations Manager’s reasonable out-of-pocket costs and expenses of defending such dispute, including the fees of attorneys, accountants and other professional advisors.

(v)          Expenditures Exceeding Budgeted Expenditures Cap. If an Annual Operating Costs and Cost of Capital Additions Audit reveals that the aggregate amount of all Actual Expenditures and Non-Budgeted Expenditures for the applicable calendar year exceeds the Budgeted Expenditures Cap for such year, the Operations Manager shall promptly reimburse each Owner for its Pro Rata Share of the amount of such excess (including interest thereon at the then-current ten-year U.S. Treasury Rate, plus 2%, calculated from July 1 of such year).

7.08       Removal or Resignation of Operations Manager. The Operations Manager may be discharged of its powers, duties and responsibilities as Operations Manager and terminated as follows:

(a)          The Executive Committee (without the participation of the Member representing an Owner, or an Affiliate of an Owner, that is the Operations Manager) may remove the Operations Manager if:

(i)           the Operations Manager becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, or seeks relief under laws providing for the relief of debtors;

(ii)          a receiver is appointed for the Operations Manager or for substantially all of its property or affairs; or

(iii)        the Operations Manager is in Default under Article XII with respect to any of its duties as Operations Manager under this Agreement.

(b)          If the Operations Manager is an Owner or an Affiliate of an Owner, the Operations Manager shall be deemed to have resigned, effective upon the appointment of its successor as Operations Manager pursuant to Section 7.08(c), if the Ownership Interest of such Owner or such Owner that is the Affiliate of the Operations Manager is reduced to 21% or less in a single transaction or series of transactions.

(c)          If the Operations Manager is removed or deemed to have resigned pursuant to this Section 7.08, the Executive Committee shall select a successor Operations Manager by the approval of a Supermajority of Members. The vote of the Member representing the Owner that is the Operations Manager or the Owner whose Affiliate is the Operations Manager that was removed or is deemed to have resigned as Operations Manager shall be excluded from such voting on the approval of its successor if such Member fails to record a vote (which may include a vote of disapproval) on such matter within seven days following its submission to the Executive Committee for approval (or within such longer period as may be specified in such submission) or such Member only votes for such Operations Manager or an Affiliate of such Operations Manager to succeed itself.

7.09       Reports and Forecasts. The Operations Manager shall prepare the following reports:

(a)          Performance Report. Within 15 Business Days following the end of each month, the Operations Manager shall submit a report to the Owners (“Performance Report”), which shall contain event and performance information identified by the Executive Committee from time to time to be pertinent and, where applicable, conforms to the North American Electric Reliability Council (NERC) Generation Availability Data System (GADS), regarding the operation of the Red Rock Generating Facility during such month, including:

(i)	Average Heat Rate (net in Btu/Kwh);
(ii)	Hourly Net Generation (MWh);

(iii)         Planned and Unplanned Outages (duration, cause (if known), and general description of measures taken);

(iv)	Planned and Unplanned Deratings (duration and cause); and

(v)          Such additional information as may be necessary for the Owners to prepare their respective GADS Reports.

(b)          Planned Outage Report. Annually, prior to August 31, the Operations Manager shall prepare and submit to the Executive Committee for approval a report detailing all planned outages of the Red Rock Generating Facility (“Planned Outage Report”) forecasted on a minimum five-year basis. The Planned Outage Report shall include a schedule of such planned outages and the nature and duration thereof.

(c)          Injury and Illness Report. Within 15 Business Days after the end of each calendar quarter, the Operations Manager shall provide to the Executive Committee a report of all reported OSHA recordable injuries and illnesses, and all chargeable vehicle accidents (based on the Operations Manager’s determination criteria therefor, as in effect from time to time), that are attributable to the Sooner Site (including, for the purposes of this Section 7.09(c), the Red Rock Generating Facility Site) during such calendar quarter (“Injury and Illness Report”). Injury and Illness Reports (i) shall be prepared in accordance with the Operations Manager’s environmental, health and safety management system or assurance program, as in effect from time to time, for so long as any Owner is the Operations Manager and, in the event that a Person other than an Owner becomes the Operations Manager, shall be prepared in accordance with such environmental, health and safety management system or assurance program as may be approved by the Executive Committee from time to time, and (ii) for so long as OG&E is the Operations Manager, shall be based on employee statistics for the Sooner Site (including, for the purposes of this Section 7.09(c), the Red Rock Generating Facility Site), and (iii) in each case, shall include copies of all written communications to or from a Government Authority (including notices) and insurance companies.

ARTICLE VIII

CERTAIN COVENANTS OF EACH PARTY

8.01       Efforts to Satisfy Conditions Precedent, Construct, Operate and Maintain. Subject to the terms and conditions hereof, each of the Parties hereto shall act in good faith, in exercising its rights and performing its duties under this Agreement and otherwise in connection with the Transactions, and shall use its commercially reasonable efforts to (i) consummate and make effective the Transactions, including the satisfaction of all conditions thereto or to such Party’s obligations hereunder set forth herein, (ii) cause the Construction Work to be completed with the result that the Commercial Operation Date shall be attained by June 1, 2011, and (iii) cause the Red Rock Generating Facility to be operated and maintained in accordance with Prudent Utility Practices from the Commercial Operation Date through the Termination Date. Such actions of each Party shall include, without limitation, exercising its commercially reasonable efforts to obtain each of the consents, authorizations and approvals of any Governmental Authority or other Person which is reasonably necessary for it to effectuate the Transactions, including, in the case of OG&E, OG&E’s Required Regulatory Approvals, in the case of OMPA, OMPA’s Required Regulatory Approvals and, in the case of PSO, PSO’s Required Regulatory Approvals, and effecting all other necessary registrations and filings with or notices to any Governmental Authority. Each Party will promptly provide each other Party with copies of all written communications received by it from any Governmental Authority relating to any of OG&E’s Required Regulatory Approvals, OMPA’s Required Regulatory Approvals, PSO’s Required Regulatory Approvals or the approval or disapproval of this Agreement and the Transactions. Each Party shall promptly and with all due diligence take any and all actions necessary or otherwise appropriate to support any other Party, as reasonably requested by such other Party, in obtaining such other Party’s Required Regulatory Approvals.

8.02	Interconnection and Transmission.

(a)          In order to interconnect the Red Rock Generating Facility to the transmission grid, OG&E (on behalf of the Owners) shall request that SPP provide Energy Resource Interconnection Service pursuant to Attachment V of the SPP OATT. The Owners shall negotiate and enter into a Large Generator Interconnection Agreement with SPP (“Red Rock LGIA”). For the purposes of the Red Rock LGIA, OG&E (on behalf of the Owners) shall be responsible for paying all Interconnection Costs. To the extent that OG&E receives transmission credits from SPP pursuant to Section 11.4 of the Red Rock LGIA, OG&E shall make a payment within 30 days to each of the other Owners in an amount equal to the Owner’s Pro Rata Share of such credits.

(b)          Each of the Owners shall submit a separate application (or modification to an existing application) for transmission service to SPP in order to transmit its Pro Rata Share of the Capacity of the Red Rock Generating Facility to the Owner’s network load or point(s) of delivery. The Owners agree to coordinate the preparation of their applications so that the transmission service requests of all three Owners are evaluated in a single Aggregate Transmission Service Study process under Attachment Z to the SPP OATT. If, as part of the Aggregate Transmission Service Study process, SPP identifies facilities that must be constructed by an Owner in order to satisfy the Owners’ requests for transmission service pursuant to the immediately preceding sentence, then the Owner shall construct and place, or cause to be constructed or placed, into commercial operations the facilities identified by SPP prior to the Commercial Operation Date of the Red Rock Generating Facility. Each Owner shall be solely responsible for (i) all costs associated with submitting to SPP any information, application(s), request(s) and/or fee(s) required to secure transmission service from SPP to transmit the Owner’s Pro Rata Share of the Capacity of the Red Rock Generating Facility to the Owner’s network load or point(s) of delivery and (ii) all transmission facility costs allocated or assigned by SPP to the Owner in response to the Owner’s transmission service request to transmit the Owner’s Pro Rata Share of the Capacity of the Red Rock Generating Facility to the Owner’s network load or point(s) of delivery (collectively, “Transmission Costs”). The allocation of costs under this Agreement is not intended to limit in any way the ability of each Owner to seek to include such Transmission Costs in Owner’s rates for service(s) when rendering transmission service to another Owner.

8.03       Certain Expenses. Whether or not the Transactions are consummated, except as otherwise provided in any other provision of this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses. Notwithstanding the foregoing, all fees, charges and costs of economists and other experts, if any, jointly retained by the OG&E and PSO or the Parties in connection with submissions made to any Governmental Authority and advice in connection therewith respecting approval of the Transactions, will be borne, in the case of any such experts jointly retained by OG&E and PSO, one-half by OG&E and one-half by PSO and, in the case of any such experts jointly retained by the Parties, by each Party in proportion to its Pro Rata Share. All such charges and expenses shall be promptly settled among the Parties on or before the CP

Satisfaction Date or upon termination or expiration of further proceedings under this Agreement, or with respect to such charges and expenses not determined as of such time, as soon thereafter as is reasonably practicable.

8.04       Certain Notices. In furtherance and not in limitation of Section 8.01, at any time and from time to time prior to the CP Satisfaction Date, (a) OG&E shall notify each other Party promptly of (i) the receipt of OG&E of any of OG&E’s Required Regulatory Approvals described in clause (i) of the definition thereof, (ii) the denial by the relevant Governmental Authority of any of OG&E’s Required Regulatory Approvals described in clause (i) of the definition thereof or the occurrence of any other circumstance of which OG&E has Knowledge that would excuse OG&E from its obligations hereunder, and (iii) the occurrence of any other event reasonably likely to impair OG&E’s ability to perform its obligations hereunder, if OG&E has Knowledge of such occurrence, (b) OMPA shall notify each other Party promptly of (i) the receipt by OMPA of any OMPA’s Required Regulatory Approvals described in clause (i) of the definition thereof, (ii) the denial by the relevant Governmental Authority of any of OMPA’s Required Regulatory Approvals described in clause (i) of the definition thereof or the occurrence of any other circumstance of which OMPA has Knowledge would excuse OMPA from its obligations hereunder and (iii) the occurrence of any other event reasonably likely to impair OMPA’s ability to perform its obligations hereunder, if OMPA has Knowledge of such occurrence, and (c) PSO shall notify each other Party promptly of (i) the receipt by PSO of any of PSO’s Required Regulatory Approvals described in clause (i) of the definition thereof, (ii) the denial by the relevant of any of PSO’s Required Regulatory Approvals described in clause (i) of the definition thereof or the occurrence of any other circumstance of which PSO has Knowledge that would excuse PSO from its obligations hereunder, and (iii) the occurrence of any other event reasonably likely to impair PSO’s ability to perform its obligations hereunder, if PSO has Knowledge of such occurrence.

ARTICLE IX

TAXES

9.01       Ad Valorem Taxes. Except as otherwise required by Law, each Owner that is not exempt from ad valorem tax shall render for ad valorem taxation its undivided ownership interest in the Project and shall otherwise use its reasonable best efforts to have any taxing authority imposing Taxes on the Project assess and levy such Taxes directly against the ownership or beneficial interest of such Owner therein. If a taxing authority levies such Taxes against the Project, each Owner that is not exempt from such Taxes shall be responsible for its pro rata share of such Taxes.

9.02       Income and Gross Receipts Taxes. Each Owner shall be solely responsible for and shall timely pay any and all income and gross receipts Taxes payable with respect to its Ownership Interest.

9.03	Sales and Use Taxes.

(a)          Oklahoma Letter Ruling. Each Owner shall adhere to the policies and compliance procedures established in the Oklahoma Letter Ruling. If the Oklahoma Letter Ruling is rescinded, cancelled, voided, found to be noncompliant with statutory authority or otherwise made inapplicable, each Owner shall immediately notify each other Owner and the Owners shall use their reasonable best efforts to negotiate in good faith appropriate amended sales and use tax compliance procedures.

(b)          Taxable Purchases. For every purchase subject to sales or use taxes, each Owner shall be solely responsible for and shall timely pay all sales and use taxes that are levied against or with respect to such Owner’s interest in, or pro rata share of, the purchase, use, ownership or beneficial interest in the Project.

9.04       Other Taxes. Each Owner shall be solely responsible for and shall timely pay all Taxes other than Taxes described in Section 9.01, 9.02 or 9.03 that are levied against or with respect to such Owner’s interest in, or pro rata share of, the purchase, use, ownership or beneficial interest in the Project.

9.05       Exemptions. Each Owner claiming exemption from any Taxes shall be responsible for and shall pay all expenses in connection with the sustaining or determining of such claim and each other Owner shall lend all reasonable cooperation in connection with the filing of Tax renditions and reports and in connection with the making of protests and payments under protest as may be reasonably requested by each Owner claiming an exemption.

9.06       Contested Taxes. Any Owner may defer payment of any Tax to the extent that and while such Tax is being contested by such Owner in good faith and by appropriate proceedings and so long as such proceedings or the nonpayment of such Tax is not reasonably expected to cause (a) the imminent threat of the sale, forfeiture, loss or interference with the operation of any interest in the Project, (b) any material adverse change in the title, property or rights of any Party in or to the Project, (c) any assessment or penalty against any Party other than the Owner contesting the payment of such Tax, (d) any interference with payments by the Owners to the Project Managers or the application of such payments by the Project Managers or (e) any danger of criminal or other liability being imposed against any party or agent other than the Owner contesting the payment of such Tax. Any Owner that elects to defer payment of any Tax pursuant to this Section 9.06 shall protect, indemnify and hold harmless all other parties from any and all claims, demands or causes of action, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character resulting from such delay in payment.

9.07       Election Regarding Subchapter K. On behalf of the Owners, OG&E (a) shall affirmatively elect, in the manner provided in the Treasury Regulations promulgated under Section 761 of the Code, to have no provision of Subchapter K of the Code apply to the transactions contemplated by this Agreement and (b) shall make any similar election hereafter provided by the tax laws of the State of Oklahoma. PSO and OMPA shall timely provide OG&E with all information required for the filing of such election or elections. No Owner shall take any position inconsistent with such election or elections. No Owner shall be liable to any other Owner for any adverse Tax consequences attributable to the application or non-application of any partnership provision of the Code or the tax laws of any state.

9.08       Nonpayment of Tax. An Owner’s failure to pay any Tax for which it is responsible at the time and in the manner required by this Article IX shall constitute a Default by such Owner. Notwithstanding the prior sentence in this Section 9.08, a Default arising from non-payment of any Tax pursuant to Section 9.06 will only be a Default if any other Owner must take action to forestall any of the events listed in clauses (a) through (e) of Section 9.06.

9.09       Contribution for Taxes. If an Owner is required to pay a Tax described in Section 9.01, 9.03(b) or 9.04 in excess of its pro rata share thereof, all other Owners that are not exempt from liability for such Tax shall reimburse such Owner for their respective shares of such excess.

ARTICLE X

PROJECT INSURANCE

10.01     Project Insurance. The Executive Committee shall determine and the Project Managers shall obtain the insurance coverages, including insurable values, limits, deductibles,

retentions and other special terms during the periods covered by and with respect to Construction Work, Operating Work or any phases thereof, in accordance with Prudent Utility Practice.

10.02     Terms of Project Insurance. All policies of insurance obtained by a Project Manager for the benefit of the Owners in connection with the Project (the “Project Insurance”) shall:

(a)          provide insurable values, limits, deductibles, retentions and other special terms as determined by the Executive Committee;

(b)	name all Owners as an insured;

(c)          list the Project Manager as agent for the insureds, for the adjustment and payment of any insured loss, as their interests may appear;

(d)          contain endorsements providing for positive notice of material change or cancellation to all Parties listed as named or additional insureds;

(e)          contain endorsements providing that the insurance is primary insurance for all purposes;

(f)           contain cross-liability endorsements for bodily injury liability and property damage liability coverages; and

(g)          require the insurers to waive their rights of subrogation against all Owners under such policies or arising out of this Agreement.

10.03     Procurement Procedures. The following procedures shall be observed in connection with the procurement of Project Insurance and changes in Project Insurance:

(a)          the Project Managers shall give prompt written notice to each Owner of the procurement of all insurance binders.

(b)          The Project Managers shall furnish each Owner with evidence of each of the policies of the insurance procured and naming the insurers and underwriters and the extent of their participation.

10.04     Owner Insurance. Each Owner shall have the right to secure such additional or different insurance coverage as it may desire at its expense and, to the extent practicable, such additional or different insurance coverage may be affected through endorsements on policies of Project Insurance. Such additional or different insurance coverage shall be appropriately endorsed to provide waivers of subrogation to all Owners.

ARTICLE XI

CONDITIONS PRECEDENT

11.01     Condition Precedent to OG&E’s Obligations. The obligations of OG&E hereunder (except its obligations under any of Articles V, VIII, XIII, XVII and XVIII) shall be subject to the satisfaction of the condition precedent that all of OG&E’s Required Regulatory Approvals set forth in Part I of Exhibit H shall have been obtained by June 1, 2007 (“CP Deadline Date”), and all of such approvals (including the approval described in the proviso to this sentence) shall be in form and substance satisfactory to OG&E, provided that the CP Deadline Date shall be extended automatically to September 1, 2007 (“Extended CP Deadline Date”) if, on the CP Deadline Date, all of OG&E’s Required Regulatory Approvals, satisfactory to OG&E as aforesaid, shall have been obtained except OG&E’s Required Regulatory Approvals described in item 2 and item 3 of Part I of Exhibit H (collectively, “Air Permit”). If the condition precedent set forth in this Section 11.01 shall not have been satisfied (other than as a result of a breach by OG&E in any material respect of its obligations under Section 8.01) by the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), OG&E may (but shall not be obligated to) terminate this Agreement in accordance with Section 16.01. If OG&E is entitled to terminate this Agreement in accordance with Section 16.01 and does not so terminate this Agreement within 45 days after the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), the condition precedent set forth in this Section 11.01 shall be deemed to have been waived by OG&E.

11.02     Condition Precedent to PSO’s Obligations. The obligations of PSO hereunder (except its obligations under any of Articles V, VIII, XIII, XVII and XVIII) shall be subject to the satisfaction of the condition precedent that all of PSO’s Required Regulatory Approvals set forth in Exhibit M shall have been obtained by the CP Deadline Date, and all of such approvals (including the approval described in the proviso to this sentence) shall be in form and substance satisfactory to PSO, provided that the CP Deadline Date shall be extended automatically to the Extended CP Deadline Date if, on the CP Deadline Date, all of PSO’s Required Regulatory Approvals, satisfactory to PSO as aforesaid, shall have been obtained except the Air Permit. If the condition precedent set forth in this Section 11.03 shall not have been satisfied (other than as a result of a breach by PSO in any material respect of its obligations under Section 8.01) by the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), PSO may (but shall not be obligated to) terminate this Agreement in accordance with Section 16.01. If PSO is entitled to terminate this Agreement in accordance with Section 16.01 and does not so terminate this Agreement within 45 days after the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), the condition precedent set forth in this Section 11.02 shall be deemed to have been waived by PSO.

ARTICLE XII

DEFAULTS AND REMEDIES

12.01     Default. The occurrence of any one or more of the following events shall constitute a default hereunder (“Default”) by the Owner or Project Manager to which the event relates:

(a)          Nonpayment by any Owner of any amount payable by it hereunder when due, or nonpayment by any Project Manager of an amount payable by it under Section 6.05(b), 6.06, 7.02(c) or 7.07(b) when due, provided that, in the case of the first two occurrences of such nonpayment in respect of which written demand for payment is made upon such Owner or Project Manager pursuant to Section 12.02, such nonpayment shall not constitute a Default if such nonpayment is cured within 15 calendar days from the date of the applicable demand pursuant to Section 12.02; and

(b)          Except as excused by Force Majeure, the failure by any Owner or Project Manager to fulfill any covenant or perform any of its other material obligations hereunder in accordance with the terms of this Agreement (other than a failure that constitutes or, with the making of a demand for payment and passage of time, would constitute a Default under Section 12.01(a)), if such failure (i) is not the result of an action or inaction for which remedies are barred under Section 14.01 or 14.02, as the case may be, and (ii) is not cured within 15 calendar days from the date of a demand made upon such Owner or Project Manager for the fulfillment of such covenant or performance of such obligation.

12.02     Demand for Performance. Upon (a) the nonpayment by any Owner or Project Manager of any amount payable by it hereunder when due or (b) except as excused by Force Majeure, the failure by any Owner or Project Manager to fulfill any covenant or perform any of its other material obligations hereunder in accordance with the terms of this Agreement, any

Owner may make written demand upon such Owner or Project Manager for the payment of such amount, fulfillment of such covenant or performance of such obligation, as applicable.

12.03     Disputed Defaults. If an Owner or Project Manager in good faith disputes the existence or extent of any nonpayment described in Section 12.01(a) or failure described in Section 12.01(b), it shall nonetheless make such payment, fulfill such covenant or perform such other material obligation within the applicable cure period specified in Section 12.01(a) or Section 12.01(b), as the case may be, under written protest directed to the Owners (other than, in the case of such a dispute by an Owner, such Owner). Such dispute shall be governed by the dispute resolution provisions of Article XIII.

12.04	Remedies.

(a)          Remedies for Owner Payment Defaults. If a Default is limited to a failure of the Owner who is in Default (“Defaulting Owner”) to make one or more payments, the Defaulting Owner’s Pro Rata Share of Net Capability may be sold during the period of Default to other Owners or third parties for the benefit of the Defaulting Owner and the proceeds applied to the amounts owed by such Owner, subject to applicable Law and any rights that the non-Defaulting Owner(s) may have under other agreements then in effect to which it or they and the Defaulting Owner are parties and provided that, except as may be required by applicable Law, the non-Defaulting Owner(s) shall have no obligation to engage in any such sales. All amounts payable by any Owner hereunder that are not paid when due, irrespective of protest by such Owner or whether such nonpayment constitutes a Default, may be advanced by the other Owner(s) and, if so advanced, shall bear interest until paid at a variable rate of interest equal to the U.S. Treasury Rate, as in effect from time to time during the applicable period, plus 2%, or the highest lawful rate, whichever is lower. If a payment Default (including accrued interest thereon) has not been brought current by the Defaulting Owner by the 90th day following the original due date of such payment, then, in lieu of receiving a cash payment from the Defaulting Owner therefor, any non-Defaulting Owner may elect, to the extent permitted by applicable Law and subject to the first priority right of OG&E under the next sentence, by giving 30 days’ prior written notice to the Defaulting Owner, to increase its respective Ownership Interest and Pro Rata Share (and the Ownership Interest and Pro Rata Share of the Defaulting Owner shall be correspondingly reduced) according to the following formula:

Increased Interest = SI x A
TV
where:
SI	means the Defaulting Owner’s then current Ownership Interest;
A

means the aggregate amount then owed by such Defaulting Owner (including interest accrued thereon through the effective date of the increase of the respective Ownership Interest(s) and Pro Rata Shares(s) of the electing Owner(s)); and

TV

means the product of such Defaulting Owner’s then current Ownership Interest multiplied by the weighted average of the purchase price paid or the aggregate payments made of Pre-Construction Costs, Construction Costs or Costs of Capital Additions, less depreciation calculated at rates approved by the Oklahoma Corporation Commission or, if the Oklahoma Corporation Commission has not approved depreciation rates, calculated on a straight-line basis over a period of 35 years on the basis of 365 day year, as applicable, by all Owners for or in respect of their respective Ownership Interests.

If the Defaulting Owner is OMPA, OG&E shall have the first priority right, in preference to the rights of any other Owner, to elect to increase its Ownership Interest and Pro Rata Share in lieu of receiving a cash payment from OMPA. Subject to such first priority right of OG&E, if more than one Owner elects to increase its Ownership Interest and Pro Rata Share in lieu of receiving a cash payment from the Defaulting Owner, the increases shall be apportioned on a pro rata basis among the prior Ownership Interests and Pro Rata Shares of the electing Owners. In the event of any such transfer of all or any portion of a Defaulting Owner’s Ownership Interest to one or more electing Owners pursuant to this Section 12.04(a), each of the Owners shall take any and all such actions, including the execution and delivery of any and all such documents and instruments, as may be required to obtain any and all such Permits as may be required or otherwise legally effect and confirm such transfer. No Owner shall be required to elect to increase its Ownership Interest and Pro Rata Share in lieu of any other remedy hereunder, including receiving a cash payment from a Defaulting Owner hereunder.

(b)          Remedy for Owner Defaults Other Than Payment Defaults. If a Default involves the failure of a Defaulting Owner to fulfill any covenant or perform any of its other material obligations (other than payment obligations), the Defaulting Owner’s Pro Rata Share of Net Capability may be used or sold by the non-Defaulting Owner(s) during the period of such Default, subject to applicable Law and any rights that the non-Defaulting Owner(s) may have under other agreements then in effect to which it or they and the Defaulting Owner are parties and as the non-Defaulting Owner(s) may determine in its or their sole discretion, and the value thereof, calculated as the Fuel Costs actually generated from such Net Capability, shall be credited to any actual damages incurred by the non-Defaulting Owner(s) as a result of such failure or non-performance, provided that, except as may be required by applicable Law, the non-Defaulting Owner(s) shall have no obligation to so use or sell the Defaulting Owner’s Pro Rata Share of Net Capability.

(c)          Other Remedies. In addition to the rights granted in this Section 12.04, any non-Defaulting Owner may seek injunctive relief, including specific performance, to enforce a Defaulting Owner’s obligation under this Agreement.

ARTICLE XIII

DISPUTE RESOLUTION

13.01	Dispute Resolution; Arbitration.

(a)          Senior Executives Panel. Any dispute or claim arising between or among Owners (“Owner Dispute”) or between or among an Owner or Owners and a Project Manager (“Project Manager Dispute”) under this Agreement that cannot be resolved through negotiation shall be referred for review and resolution to a panel consisting of a senior executive of each of the parties to the dispute with authority to decide or resolve the matter in dispute. Such senior executives shall meet at least once and attempt to resolve the dispute within 30 days.

(b)          Legal and Equitable Remedies and Arbitration. If an Owner Dispute or a Project Manager Dispute is not resolved as provided in Section 13.01(a) and such dispute: (i) only involves one or more claims or demands for money that are for less than $50 million, individually or in the aggregate, or in respect of which the recovery of money damages of less than such amount would constitute an adequate remedy, (ii) is whether an Owner or a Project Manager is in Default, (iii) is over the selection of a replacement Project Manager, or (iv) is whether to settle any third party claim where the uninsured portion of such claim exceeds $20 million (each of the foregoing disputes being referred to as an “Arbitrable Dispute”), the Arbitrable Dispute shall be resolved by final and binding arbitration in accordance with the procedures set forth in Section 13.01(c). Notwithstanding the foregoing, no claim for damages that is barred by Article XIV, or any other claim for multiple or enhanced damages, shall be an Arbitrable Dispute. If an Owner Dispute or a Project Manager Dispute is not resolved as provided in Section 13.01(a) and such dispute is not an Arbitrable Dispute, each of the parties to the dispute shall have the ability to pursue any applicable legal and equitable remedies in the United States federal courts located in, and the state courts of, the State of Oklahoma or, with the written agreement of all of the parties to the dispute, to submit the dispute to arbitration in accordance with the procedures set forth in Section 13.01(c), provided that, in each such case, as well as in the case of an Arbitrable Dispute, if the dispute involves a claim by an Owner or Owners against a Project Manager, such Owner or Owners shall not be entitled to an award of money damages or any other form of legal or equitable remedy or relief from any court, or from any panel of arbitrators under Section 13.01(c), unless such court or a majority of such arbitrators, as the case may be, finds that:

(i)           if the claim involves an expenditure (or a series of related expenditures) by a Project Manager, (1) the dispute satisfies all of the conditions of (a) a Funds Request Dispute under Section 6.05(d), (b) an Annual Construction Costs Audit Dispute under Section 6.06(b)(iv), (c) an Invoice Dispute under Section 7.02(c), or (d) an Annual Operating Costs and Costs of Capital Additions Audit Dispute under Section 7.07(b)(iv), and (2) (a) if such dispute is a Funds Request Dispute or an Invoice Dispute, such expenditure or series of related expenditures (i) was a Non-Budgeted Expenditure and (ii) was not made in accordance with Prudent Utility Practices, or (b) if such dispute is an Annual Construction Costs Audit Dispute or an Annual Operating Costs and Costs of Capital Additions Audit Dispute, such expenditures were not made in accordance with Prudent Utility Practices; or

(ii)          if the claim involves anything other than an expenditure by a Project Manager, the conduct of the Project Manager, as it relates to the facts and circumstances giving rise to such claim, constitutes gross negligence or willful misconduct.

(c)          Arbitration Procedures. Any Arbitrable Dispute and, if all of the parties thereto shall so agree in writing, any Owner Dispute or Project Manager Dispute that is not an Arbitrable Dispute, shall be arbitrated in accordance with the following procedures:

(i)           Any party to the dispute may by written notice to the other parties to the dispute demand (such notice being referred to as a “Demand”) that the dispute be finally settled by binding arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”) then in effect, except as modified herein. The Demand must include statements of the facts and circumstances surrounding the dispute, the legal obligation breached by the other party or parties to the dispute, the amount in controversy and the requested relief and shall be accompanied by all relevant documents supporting the Demand.

(ii)          Unless all of the parties to the dispute otherwise agree, arbitration shall be held in the headquarters cities of the respective parties to the dispute, alternating locations between sessions or meetings with the arbitrators and beginning, in the case of each dispute, with the headquarters city of a party that did not make the Demand. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq.

(iii)        The party to the dispute that makes the Demand shall select one arbitrator, and the other party or parties to the dispute shall select one arbitrator, within ten days following the delivery of the Demand, or if any such party or parties to the dispute fail to make such selection within ten days following the delivery of the Demand, the AAA shall make such appointment. The two arbitrators thus appointed shall select the third arbitrator, who shall act as the chairman of the panel. If the two arbitrators fail to agree on a third arbitrator within 30 days following the selection of the second arbitrator, the AAA shall make such appointment.

(iv)         The award and the reasons therefor shall be stated in writing and shall be final and binding upon the parties and shall be the sole and exclusive remedy between or among the parties regarding any claims, counterclaims, issues, or accountings presented to the arbitral panel. The arbitral panel shall be authorized to grant in its discretion pre-award and post-award interest at commercial rates. Judgment upon any award may be entered in any court having jurisdiction. For the purposes of a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings, the parties shall submit to the jurisdiction of the United States federal courts located in, and the state courts of, the State of Oklahoma. Each of the Owners and Project Managers irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the jurisdiction of such courts or the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Owners and Project Managers hereby consents to service of process by registered mail at its address set forth in this Agreement and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties to any Owner Dispute or Project Manager Dispute that is arbitrated pursuant to this Section 13.01(c).

(v)          This Agreement and the rights and obligations of the Owners and Project Managers hereunder shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

(vi)         Unless otherwise ordered by the arbitrators or except as otherwise provided in Sections 6.05(d), 6.06(b)(iv), 7.02(c) and 7.07(b)(iv), each party to the dispute shall bear its own costs and fees, including attorneys’ fees and expenses. The arbitrators shall have no power to consider or award money damages or any other form of legal or equitable remedy or relief that is inconsistent with any other provision of this Agreement, including the provisions of Section 13.01(b).

(vii)       To the fullest extent permitted by Law, the Owners and Project Managers hereby irrevocably waive and exclude any rights of application or appeal or rights to state a special case for the opinion of the courts or any other recourse to the courts other than to enforce the agreement to arbitrate pursuant to this Section 13.01(c) for attachment or other order in aid of arbitration proceedings or to enforce the award of the arbitral panel.

13.02     Performance During Dispute. During the pendency of any dispute, the parties thereto shall continue to perform their respective obligations under this Agreement.

ARTICLE XIV

LIMITATION OF LIABILITY AND INDEMNIFICATION

14.01     Owner Limitation. No Owner shall have any remedy against any other Owner for tortious conduct arising out of its ownership of the Project or any portion thereof except when such liability, loss, cost, damage or expense results from such Owners’ gross negligence or willful misconduct, provided that, subject to the penultimate sentence in Section 14.08, any claim for money damages that an Owner may have based on another Owner’s breach of this Agreement shall not be subject to the foregoing limitation on remedies.

14.02     Project Manager Limitation. The Owners shall have no remedies against a Project Manager for any action taken or failed to be taken pursuant to or in connection with any Technical Services (as defined in and provided for under the TSA), Construction Work, Operating Work or Capital Additions or otherwise in performing its duties and obligations hereunder, whether based on a contract, tort (including the sole negligence of the responsible Project Manager) or otherwise except when such loss, cost, damage or expense results from the Project Manager’s (a) gross negligence or willful misconduct or (b) failure to pay any amount(s)

required to be paid, refunded or reimbursed to any Owner pursuant to Section 6.05(d), 6.06(b), 7.02(c) or 7.07(b).

14.03     Allocation. Except for liability, loss, cost, damage or expense resulting from gross negligence or willful misconduct by any Owner or Project Manager (as the case may be) or as may be otherwise provided in this Agreement, any loss, cost, damage or expense arising from a claim of liability to a third party or parties (including civil penalties imposed by governmental authorities) against any or all Owners or Project Managers and arising out of or resulting from the construction, ownership or operation of the Project or any part thereof, whether based on contract, tort (including negligence) or otherwise, shall be shared (after application thereto of any insurance coverage or proceeds) by the Owners in the proportion of the Owners’ Ownership Interests, and any amount paid by an Owner or a Project Manager by reason of such liability (other than liability for gross negligence or willful misconduct) shall be considered Construction Costs or Operating Costs, as the case may be.

14.04     Indemnification by Owners of Project Managers and Other Owners. To the extent allowed by Law, each of the Owners shall protect, indemnify, and hold each of the other Owners and each of the Project Managers and their respective directors, officers and employees free and harmless from and against any and all claims, demands, causes of action, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character arising in favor of such Party’s own customers (or anyone claiming through said customers) on account of bodily injuries, death, damage to property or economic loss in any way occurring, incident to, arising out of or in connection with the furnishing of, or failure to furnish, service to said customers. It is the intention of this Section 14.04 to impose on each Party the sole responsibility for the defense and discharge of such claims, demands, causes of action, suits or other proceedings brought against one or more Parties by such Party’s customers even when caused by the sole fault of another Party. Nothing in this Section 14.04 shall impair the remedies of Parties against another Party preserved by Sections 14.01 and 14.02 hereof.

14.05    Indemnification of Project Managers by Owners Against Third-Party Claims. To the extent allowed by Law, each of the Owners shall protect, indemnify, and hold each of the Project Managers and its directors, officers and employees free and harmless from and against any and all uninsured, or any uninsured portion(s) of any and all, claims, demands, causes of action, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character brought or initiated by a third party and arising out of or otherwise relating to the performance by the Project Manager of its duties and responsibilities hereunder, even when caused by the sole fault of the Project Manager, unless such third-party claims, demands, causes of action, suits or other proceedings result from the Project Manager’s gross negligence or willful misconduct in performing its duties and obligations hereunder.

14.06     Indemnification of Owners by Project Managers. Each of the Project Managers shall protect, indemnify, and hold each of the Owners and its directors, officers and employees free and harmless from and against any and all claims, demands, causes of action, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character arising from the performance by the Project Manager of its duties and responsibilities hereunder, to the extent that such claims, demands, causes of action, suits or other proceedings result from the Project

Manager’s gross negligence or willful misconduct in performing its duties and obligations hereunder.

14.07     Indemnification of PSO by OG&E. OG&E shall protect, indemnify, and hold PSO and its directors, officers, employees, Members and Alternate Members, free and harmless from and against any and all claims, demands, causes of action, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character brought or made by OMPA and arising solely out of OG&E’s exercise of its rights under the OMPA Irrevocable Proxy on matters brought before or decided by the Executive Committee.

14.08     Sole and Exclusive Remedies. TO THE EXTENT THAT SECTION 14.03, 14.04 OR 14.05 PROVIDES AN EXPRESS REMEDY FOR MONEY DAMAGES WITH RESPECT TO A PARTICULAR CAUSE OF ACTION, CLAIM, DEMAND, LIABILITY OR LOSS AS DESCRIBED THEREIN, SUCH REMEDY SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF ANY OWNER OR PROJECT MANAGER, AS THE CASE MAY BE, FOR MONEY DAMAGES, AND ALL OTHER REMEDIES FOR MONEY DAMAGES AVAILABLE AT LAW OR IN EQUITY WITH RESPECT TO SUCH CAUSE OF ACTION, CLAIM, DEMAND, LIABILITY OR LOSS ARE HEREBY WAIVED. EXCEPT AS OTHERWISE PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE AND SUBJECT TO ALL OF THE LIMITATIONS SET FORTH IN THIS ARTICLE XIV (INCLUDING THE IMMEDIATELY SUCCEEDING SENTENCE), ANY OWNER OR PROJECT MANAGER MAY PURSUE SUCH REMEDIES (INCLUDING DAMAGES AND FEES AND EXPENSES OF ATTORNEYS) AS MAY BE AVAILABLE UNDER THIS AGREEMENT (INCLUDING ARTICLE XII) OR AT LAW OR IN EQUITY.

NOTWITHSTANDING THE IMMEDIATELY PRECEDING SENTENCE, NO OWNER OR PROJECT MANAGER SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER BY STATUTE, IN TORT OR BY CONTRACT OR OTHERWISE. THE LIMITATIONS IMPOSED ON REMEDIES BY THE IMMEDIATELY PRECEDING SENTENCE AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO.

ARTICLE XV

DAMAGE TO OR CONDEMNATION OF PROJECT; END OF OPERATIONS OF THE RED ROCK GENERATING FACILITY

15.01	Damage or Condemnation.

(a)          Uninsured Cost Not in Excess of $10 Million. In the event that the Project suffers damage resulting from causes other than ordinary wear, tear or deterioration, or to the extent any Taking affects the Project, to the extent that the estimated uninsured and otherwise uncompensated cost of repair as determined by the Executive Committee (or, if a Majority of Members cannot agree within a period of six months from the date of such damage, as determined by an arbitrator selected in accordance with Section 13.01(c)) does not exceed $10 million, and if the Executive Committee does not determine that the operations of the Red Rock Generating Facility shall be ended pursuant to Section 15.02, the Executive Committee shall promptly cause the Operations Manager to submit a revised Operating Budget and shall proceed to cause the repair of such damage, and each Owner shall pay into a separate account its Pro Rata Share of the estimated uninsured and otherwise uncompensated cost of such repair as budgeted in such revised Operating Budget.

(b)          Notice to Repair When Uninsured Cost Exceeds $10 Million. If the Project suffers damage or a Taking to the extent that the estimated uninsured and otherwise uncompensated cost of repair exceeds $10 million as determined in accordance with Section 15.01(a), the Executive Committee shall determine (or, if a Majority of Members cannot agree within six months from the date of such damage, an arbitrator selected in accordance with Section 13.01(c) shall determine) the estimated value of the Project as and when repaired. Thereafter, each Owner that, within a reasonable period of time to be determined by the Executive Committee, gives notice in writing to the other Owners of its desire that the damage to the Project be repaired shall pay into a separate account established by the Operations Manager, at the direction and with the prior approval of the Executive Committee, for purposes of this Section 15.01, in the proportion that its Ownership Interest bears to the total of the Ownership Interests of all Owners giving such notice, all of the estimated uninsured and otherwise uncompensated cost of such repair as budgeted in such revised Operating Budget. If any Owner has given such a notice, the Ownership Interest of each Owner that did not give such a notice shall be reduced, at the end of the reasonable period of time determined by the Executive Committee, to the extent determined by the following formula:

X = Y x V-(C-I)
V
where:
V =	Estimated value of the Red Rock Generating Facility as repaired
C =	Estimated cost of repair
I =	Estimated insurance or compensation proceeds, if any, inuring to the benefit of all Owners (shall not include insurance or compensation proceeds to which only individual Owners are entitled)
Y =	Ownership Interest prior to loss
X =	Reduced Ownership Interest

At the same time, the amount of such reductions shall be added to the Ownership Interests of the Owners giving such notice in the proportion that the Ownership Interest of each Owner giving such notice bears to the total of the Ownership Interests of all Owners giving such notice. In the event of any such transfer of all or any portion of an Ownership Interest pursuant to this Section 15.01(b), each of the Owners shall take any and all such actions, including the execution and delivery of any and all such documents and instruments, as may be required to obtain any and all such Permits as may be required or otherwise legally effect and confirm such transfer.

(c)          Absence of Notice to Repair When Uninsured Cost Exceeds $10 Million. If the Project suffers damage to the extent that the estimated uninsured and otherwise uncompensated cost of repair as determined in accordance with Section 15.01(a) exceeds $10 million and no Owner gives the notice required by Section 15.01(b), the damage to the Project shall not be repaired. If portions of the Project are still capable of economically generating electricity, the Executive Committee shall cause the Operations Manager to implement the procedures specified in Section 15.02 with respect to the damaged facilities only and continue to operate the remaining facilities. If no portion of the Project is still capable of economically generating electricity, the Executive Committee shall cause the Operations Manager to end the operations of the Red Rock Generating Facility pursuant to Section 15.02.

(d)          Insurance Proceeds and Condemnation Awards. In the case of repair of damage to the Project pursuant to Section 15.01(a) or 15.01(b), all proceeds of insurance and condemnation awards shall first be applied to repair of such damage, with any excess being distributed to the Owners in accordance with their respective Ownership Interests.

15.02     End of Operations. When the Red Rock Generating Facility can no longer be made capable, consistent with Prudent Utility Practices, of producing electricity or cannot obtain required Permits, or when the Owners otherwise agree to end the operations of the Red Rock Generating Facility by the approval of a Supermajority of Members, the Executive Committee shall cause the Operations Manager to sell for removal all salable parts of the Red Rock Generating Facility to the highest bidder(s). Each Owner shall bear its Pro Rata Share of all costs of termination of the operations of the Red Rock Generating Facility, including the costs of razing all structures and disposing of the debris and meeting all requirements of applicable Law. Each Owner shall receive its Pro Rata Share of any proceeds resulting from the liquidation of the Red Rock Generating Facility by the Operations Manager pursuant to this Section 15.02 only after the payment of all costs of termination of the operations of the Red Rock Generating Facility, including payment of any expenses authorized by the Executive Committee.

ARTICLE XVI

TERM AND TERMINATION

16.01     Term. This Agreement shall become effective on the Effective Date. The term of this Agreement (“Term”) shall be from the Effective Date through the date of the end of the operations of the Red Rock Generating Facility as provided in Section 15.02 or the date of any earlier termination of this Agreement in accordance with this Section 16.01 (“Termination Date”), (a) by the mutual written agreement of the Owners, other than OMPA, and notice thereof by such Owners to OMPA, (b) by OG&E, upon notice to OMPA and PSO within 45 days after the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), if the condition precedent set forth in Section 11.01 shall not have been satisfied by the CP Deadline Date (or, if applicable, the Extended CP Deadline Date) other than as a result of a breach by OG&E in any material respect of its obligations under Section 8.01 or (c) by PSO, upon notice to OG&E and OMPA within 45 days after the CP Deadline Date (or, if applicable, the Extended CP Deadline Date), if the condition precedent set forth in Section 11.02 shall not have been satisfied by the

CP Deadline Date (or, if applicable, the Extended CP Deadline Date) other than as a result of a breach by PSO in any material respect of its obligations under Section 8.01, provided that the Owners shall comply with any orders of any Governmental Authority with respect to any earlier termination and the costs of such compliance shall be borne by the Owners at that time in accordance with their respective Ownership Interests.

16.02     Termination. This Agreement shall not be subject to termination by any Owner except as expressly provided in Section 16.01. Each of the Owners, to the extent not prohibited by applicable Law, waives all rights now or hereafter existing, conferred by statute, common law or otherwise to quit, terminate or surrender this Agreement. If, at any time after the Effective Date, this Agreement shall have been terminated in accordance with Section 16.01, this Agreement and all rights and obligations of any Owner hereunder shall terminate upon the Termination Date, except (a) any rights or obligations hereunder that have accrued to or been incurred by such Owner, or to which such Owner shall have become subject, prior to such termination, and (b) the obligations set forth in Section 8.03, Article XIII, Article XIV and Article XVIII, shall survive such termination.

ARTICLE XVII

ASSIGNMENTS AND TRANSFERS OF OWNERSHIP INTERESTS

17.01     Assignments and Transfers. Except as expressly provided in Section 12.04(a) and 15.01(b), the assignment or transfer of all or any portion of an Ownership Interest shall be effective only if made in compliance with all of the applicable provisions of this Article XVII, and any purported assignment or transfer of all or any portion of an Ownership Interest that fails to comply with the applicable provisions of this Article XVII shall be null and void.

17.02	Rights of First Refusal.

(a)          Notice of Third-Party Offer. If any Owner, other than OMPA, desires to transfer all or any portion of its Ownership Interest pursuant to a bona fide offer (which offer shall include all of the terms and conditions of the proposed transfer) from any Person (such Owner being referred to as the “Transferring Owner”; the whole of such Ownership Interest or any lesser portion thereof to be transferred, as the case may be, being referred to as the “Transferring Interest”; such offer being referred to as the “Third-Party Offer”; and such Person making the Third-Party Offer being referred to as the “Third-Party Offeror”), the Transferring Owner shall deliver written notice thereof, which shall include a copy of the Third-Party Offer (such written notice, including such copy of the Third-Party Offer, being referred to as the “Third-Party Offer Notice”), to each of the other Owners (“Non-Transferring Owners”), and for a period of 60 days following its receipt of the Third-Party Offer Notice (such sixty-day period being referred to as the “Third-Party Offer Period”), each of the Non-Transferring Owners shall have the right to acquire its Proportionate Share of the Transferring Interest on the terms and conditions set forth in the Third-Party Offer (such right being referred to as a “Right of First Refusal”), provided that the consideration to be paid by a Non-Transferring Owner that elects to exercise its Right of First Refusal (such Non-Transferring Owner being referred to as a “Purchasing Owner”) shall be its Proportionate Share of:

(i)           cash in the amount set forth in the Third-Party Offer, if the Third Party Offer is in cash;

(ii)          cash in the amount of the aggregate market value of publicly-traded securities, if the Third-Party Offer is in publicly-traded securities with a readily ascertainable market value;

(iii)         cash in the amount determined pursuant to Sections 17.02(a)(i) and 17.02(a)(ii), if the Third-Party Offer is in a combination of cash and publicly-traded securities with a readily ascertainable market value; or

(iv)         cash in the amount of the fair market value of the Transferring Interest, if the Third-Party Offer is in neither cash nor publicly-traded securities with a readily ascertainable market value.

(b)          Exercise of Right(s) of First Refusal. If a Non-Transferring Owner elects to exercise its Right of First Refusal, it must do so in writing delivered to the Transferring Owner within the Third-Party Offer Period, and the Purchasing Owner(s) and the Transferring Owner shall consummate the transfer of the Transferring Interest as promptly as practicable thereafter in accordance with the terms and conditions of the Third-Party Offer, except as provided in Sections 17.02(a)(ii), 17.02(a)(iii) and 17.02(a)(iv).

(c)          Non-Exercise of Right(s) of First Refusal. If none of the Non-Transferring Owners elect to exercise their Rights of First Refusal within the Third-Party Offer Period, the Transferring Owner and the Third-Party Offeror shall have 365 days following the end of the Third-Party Offer Period in which to consummate the transfer of the Transferring Interest in strict accordance with the terms and conditions of the Third-Party Offer, as set forth in the Third-Party Offer Notice. If the transfer of the Transferring Interest is not consummated within such 365-day period or the terms and conditions of such transfer (as set forth in the Third-Party Offer Notice) are modified in any way that is financially or otherwise more favorable to the Third-Party Offeror, the Third-Party Offer shall be deemed to have been made anew and shall again be subject to all of the provisions of this Section 17.02.

17.03     Exception to Rights of First Refusal. The provisions of Section 17.02 shall not apply to an Owner’s transfer of all or any portion of its Ownership Interest to any of its direct or indirect, wholly-owned subsidiaries, or to any other direct or indirect, wholly-owned subsidiary of any Person of which such Owner is a direct or indirect, wholly-owned subsidiary, as part of a corporate reorganization or restructuring or otherwise.

17.04     Assignment or Transfer by OMPA. OMPA shall not be entitled to, and shall not, assign or transfer all or any portion of its Ownership Interest to any Person (other than to OG&E pursuant to this Section 17.04 or in accordance with any other provision hereof) without the prior written approval of OG&E and PSO, which approval may be granted or withheld by OG&E or PSO in good faith based on the creditworthiness of the proposed assignee or transferee and such other commercially reasonable criteria as OG&E or PSO determines, in good faith, to be relevant, provided that, in lieu of granting its approval OG&E may, in its sole discretion, elect to purchase OMPA’s Ownership Interest, or the portion thereof proposed to be assigned or transferred. OG&E may exercise such election upon notice to OMPA within sixty (60) days of OG&E’s receipt of notice delivered by OMPA of the proposed assignment or transfer, including a copy of any related, bona fide third party offer to acquire all or any portion of OMPA’s Ownership Interest or other document(s) containing all the material terms and conditions of such proposed assignment or transfer. The consideration to be paid to OMPA for its Ownership Interest, or the portion thereof proposed to be assigned or transferred, if OG&E exercises such election to purchase shall be an amount in cash equal to OMPA’s Pro Rata Share of the aggregate amount of all Construction Costs plus OMPA’s Pro Rata Share of all Costs of Capital Additions, in each case to the extent actually paid by OMPA, less the associated depreciation on the Project and Capital Additions to the closing date of such purchase, as reflected in the financial statements and books of account of OMPA in accordance with United States generally accepted accounting principles consistently applied. If OG&E elects to exercise such right to purchase, OMPA and OG&E shall enter into an asset purchase agreement providing for the sale to OG&E of OMPA’s Ownership Interest or the portion thereof proposed to be assigned or transferred, as applicable, for a purchase price determined in accordance with this Section 17.04, which shall be in substantially the form of Exhibit Y and shall provide that (i) the purchase price shall be payable entirely in cash in immediately available funds as of the closing under such asset purchase agreement, (ii) OMPA’s Ownership Interest (or portion thereof being purchased, as applicable) shall be free and clear of all liens and encumbrances (other than Permitted Encumbrances), including but not limited to any obligations with respect to the Capacity or Energy produced by the Red Rock Generating Facility, and (iii) if all of OMPA’s Ownership Interest is being or, upon closing of the purchase, shall have been assigned or transferred, the termination of OMPA’s rights and obligations under this Agreement as to OMPA, except to the extent of any rights or obligations hereunder that have accrued to or been incurred by OMPA, or to which OMPA shall have become subject, prior to the closing under such asset purchase agreement, shall be a condition precedent to such closing.

17.05     Admission of New Owner and Actions Necessary to Effect Assignment or Transfer of Ownership Interest. No person shall succeed to or acquire any of the rights of an Owner under this Agreement, unless and until such Person becomes a party to this Agreement by executing a counterpart hereof, including such amendments, modifications and supplements hereto as the admission of a new Owner may require and the nonassigning or nontransferring Owner(s) shall approve. In the event of an assignment or transfer of all or any portion of an Ownership Interest in compliance with all of the applicable provisions of this Article XVII, each of the Owners shall take any and all such actions, including the execution and delivery of any and all such documents and instruments, as may be required to obtain any and all such Permits as may be required or otherwise legally effect and confirm such assignment or transfers.

ARTICLE XVIII

MISCELLANEOUS

18.01     Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive Law of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

18.02     Force Majeure. If an Owner or Project Manager is rendered unable by Force Majeure to carry out, in whole or in part, its obligations under this Agreement and such Owner or Project Manager gives written notice and full details of the event to the other Owner(s) and the Project Manager, or to the Owners, as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Owner or Project Manager affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be suspended to the extent required. The Claiming Party shall endeavor to remedy the Force Majeure with all reasonable dispatch.

18.03     Attorneys’ Fees and Litigation Expenses. Subject in the case of arbitration to the provisions of Section 13.01(c)(vi), in the event any action is commenced to recover damages or enforce any rights or obligations under this Agreement, then the prevailing party in such action shall be entitled to recover its attorney fees, including the reasonable fees of in-house counsel, expert fees, and all reasonable out-of-pocket expenses incurred in enforcing the prevailing party’s rights under this Agreement, regardless of whether those fees, costs or expenses are otherwise recoverable as costs in the action, including all fees and expenses incurred in connection with the investigation and preparation of the action before it is filed and upon appeal.

18.04	Notices.

(a)          Means of Notification. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or electronic mail or by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:

If to PSO:

Public Service Company of Oklahoma

Street Address:

212 East 6th Street

Tulsa, OK 74119-1295

Post Office Box Address:

P.O. Box 201

Tulsa, OK 74102-0201

Attn: Chief Operating Officer

Facsimile No.: (918) 599-3388

E-mail: jssolomon@aep.com

with a copy to:	American Electric Power Service Corporation
Street Address: 1 Riverside Plaza Columbus, OH 43215-2344 Attn: Office of the General Counsel Facsimile No.: (614) 716-2014 E-mail: rgryan@aep.com

If to OG&E, as Owner:

Oklahoma Gas and Electric Company

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3198

E-mail: bullarwj@oge.com

with a copy to:	OGE Energy Corp.

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3760

E-mail: clarkep@oge.com

If to OG&E, as Construction Manager:

Oklahoma Gas and Electric Company

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: Director, Power Plants

Facsimile No.: (405) 553-2115

E-mail: wendlij@oge.com

with a copy to:	OGE Energy Corp.

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3760

E-mail: clarkep@oge.com

If to OG&E, as Operations Manager:

Oklahoma Gas and Electric Company

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: Director, Power Plants

Facsimile No.: (405) 553-2115

E-mail: wendlij@oge.com

with a copy to:	OGE Energy Corp.

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3760

E-mail: clarkep@oge.com

If to OMPA:

Oklahoma Municipal Power Authority

Street Address:

2300 East Second Street

Edmond, OK 73034-6703

Post Office Box Address:

P.O. Box 1960

Edmond, OK 73083-1960

Attn: General Manager

Facsimile No.: (405) 359-1071

E-mail: hdawson@ompa.com

with a copy to:	Oklahoma Municipal Power Authority
Street Address: 2300 East Second Street Edmond, OK 73034-6703 Post Office Box Address: P.O. Box 1960 Edmond, OK 73083-1960 Attn: General Counsel Facsimile No.: (405) 359-1071 E-mail: mspeegle@ompa.com

(b)          Effective Time. Notice given by personal delivery, mail or overnight courier pursuant to this Section 18.04 shall be effective upon physical receipt. Notice given by facsimile or electronic mail pursuant to this Section 18.04 shall be effective as of (i) the date of confirmed delivery if delivered before 5:00 p.m. Oklahoma time on any business day, or (ii) the next succeeding business day if confirmed delivery is after 5:00 p.m. Oklahoma time on any business day or during any non-business day.

18.05     Waivers. Except as otherwise provided herein, no provision of this Agreement may be waived except in writing. No failure by any Party to exercise, and no delay in exercising, short of the statutory period, any right, power or remedy under this Agreement shall operate as a waiver thereof. Any waiver at any time by any Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection therewith, shall not be deemed a waiver with respect to any subsequent default or matter.

18.06     No Reliance. In entering into this Agreement, no Party has relied on any statement, representation or promise of any other Party or any other Person except as expressly stated in this Agreement.

18.07     Assumption of Risk. In entering into this Agreement, each of the Parties assumes the risk of any mistake of fact or Law, and the subsequent discovery by any Party that its understanding of the facts or the Law was incorrect shall not entitle that Party or any other Party to set aside, or attempt to set aside, this Agreement or any provision hereof.

18.08     Waiver of Defenses. Upon the execution of this Agreement, the Parties release each other from any and all claims relating to the formation and negotiation of this Agreement, including but not limited to reformation, rescission, mistake of fact or mistake of Law, and waive, and will not raise in any court, administrative body or other tribunal, any claim in avoidance of or defense to the enforcement of this Agreement except as expressly provided in this Agreement.

18.09     No Third-Party Beneficiaries. None of the promises, rights or obligations contained in this Agreement shall inure to the benefit of any Person other than the Parties; and no action may be commenced or prosecuted against any Party by any third party claiming to be a third-party beneficiary of this Agreement or the transactions contemplated hereby.

18.10     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, but none of and the rights or obligations of any Party are materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as shall be possible.

18.11     Representation by Counsel. Each Party has been represented by its chosen legal counsel in connection with this Agreement and fully understands the terms of this Agreement.

18.12     Further Assurances. Each Party shall promptly and with all due diligence take all necessary action in aid of obtaining all Permits necessary to carry out its obligations under this Agreement. Each Party, from time-to-time on request, shall execute such other documents and instruments as may be necessary to carry out the purposes and intents of, and consummate the transactions contemplated by, this Agreement.

18.13     OMPA Disclosure. Following the execution and delivery of this Agreement by each of the Owners, OMPA may disclose this Agreement and its terms (a) to the underwriters of bonds to be issued to finance OMPA’s Ownership Interest, (b) to counsel for such underwriters, (c) to rating agencies and bond insurers, (d) to credit and liquidity support providers, (e) in any application to Oklahoma Council of Bond Oversight for approval of a bond issue, and (f) in any official statement or other disclosure required by applicable securities Law.

18.14     No Partnership. Nothing in this Agreement shall create a partnership, joint venture, association or trust. The Owners shall affirmatively elect not to apply the provisions of Subchapter K of the Code. Each Owner shall individually bear its respective share of all obligations and liabilities of the Project as they arise in accordance with the terms of this

Agreement. No Owner shall have any right or power to bind any other Owner without the other Owner’s written consent, except as may be expressly provided in this Agreement. In their relations with each other under this Agreement, the Owners shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm’s length basis in accordance with their own respective self-interests, subject, however, to the obligations of the Owners to act in good faith in their dealings with each other with respect to the Transactions and other activities contemplated hereunder. No Member or Alternate Member has any fiduciary duties or any other duties or obligations to any Owner under or in connection with this Agreement or the Transactions, except (a) as may be otherwise expressly set forth in this Agreement or (b) the duties and obligations any Member or Alternative Member has to the Owner that appointed such Member or Alternate Member. No Owner or Affiliate of any Owner, by reason of its Ownership Interest or appointment as a Member or an Alternate Member, shall be precluded from engaging in any activities similar to those to be conducted by the other Owners in respect of the Project or any activities incidental or related thereto in the United States of America or anywhere else, and no Owner or any Affiliate of any Owner shall have any obligation, by reason of its Ownership Interest or appointment as a Member or an Alternate Member, to make available to any other Person any other opportunity that such Owner or any of its Affiliates may have to develop, construct, own, operate, maintain or finance any other project of any kind or nature, including but not limited to any power plant project.

18.15     Ancillary Services. To the extent the Red Rock Generating Facility is used or may be used to generate Ancillary Services or related products from time to time, as may be required by applicable Law or otherwise, the Owners shall negotiate in good faith in an attempt to agree on an equitable allocation of the costs and benefits, consistent with their respective Ownership Interests, to account for such Ancillary Services or related products.

18.16     Access. Each Owner and its designees shall have access at any time to the Red Rock Generating Facility Site, the Adjacent Facilities, the Freestanding Non-Preexisting Common Facilities and the Non-Freestanding Non-Preexisting Common Facilities, subject to the necessity of efficient and safe construction and operation of the Red Rock Generating Facility, the Adjacent Facilities, the Freestanding Non-Preexisting Common Facilities and the Non-Freestanding Non-Preexisting Common Facilities, notwithstanding the fact that, prior to the Commercial Operation Date, the Construction Manager and, on and after the Commercial Operation Date, the Operations Manager alone shall have possession and control, for and on behalf of all of the Owners, of the Red Rock Generating Facility, the Adjacent Facilities, the Freestanding Non-Preexisting Common Facilities and the Non-Freestanding Non-Preexisting Common Facilities.

18.17     Entire Agreement. This Agreement and the other agreements expressly provided for herein, including all schedules and exhibits hereto and thereto, set forth the entire understanding of the Parties with respect to the subject matter hereof and thereof and supercede all prior oral and written contracts, agreements, arrangements, communications, discussions, representations and warranties between or among the Parties (including the Mutual Confidentiality Agreement between OG&E and PSO dated June 19, 2006, and the Confidentiality Agreement between OG&E and OMPA dated January 6, 2006, which are hereby terminated). This Agreement may be signed in counterparts.

18.18     Cooperation in Financing. Each of the Owners shall cooperate with the other Owners in terms of providing any information about itself and the Project that another Owner may be required to disclose under applicable securities Law, or in response to any reasonable request of its lender(s), in connection with the financing or refinancing of its Ownership Interest.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

OKLAHOMA GAS AND ELECTRIC COMPANY,

as Owner

By:	/s/ Jesse B. Langston
Name:	Jesse B. Langston
Title:	Vice President-Utility Commercial Operations

OKLAHOMA GAS AND ELECTRIC COMPANY,

as Construction Manager

By:	/s/ Jesse B. Langston
Name:	Jesse B. Langston
Title:	Vice President-Utility Commercial Operations

OKLAHOMA GAS AND ELECTRIC COMPANY,

as Operations Manager

By:	/s/ Jesse B. Langston
Name:	Jesse B. Langston
Title:	Vice President-Utility Commercial Operations

OKLAHOMA MUNICIPAL POWER AUTHORITY,

as Owner

By:	/s/ Roland Dawson
Name:	Roland Dawson
Title:	General Manager

PUBLIC SERVICE COMPANY OF OKLAHOMA,

as Owner

By:	/s/ Michael G. Morris
Name:	Michael G. Morris
Title:	Chief Executive Officer

EXHIBITS AND SCHEDULES

Item	Description
Exhibit A	Construction Budget
Exhibit B	Construction Commencement Date
Exhibit C	Overhead Allocation to Construction Costs
Exhibit D	Internal Pre-Construction Costs
Exhibit E	OG&E’s Knowledge Persons
Exhibit F	OMPA’s Knowledge Persons
Exhibit G	PSO’s Knowledge Persons
Exhibit H	OG&E’s Required Regulatory Approvals
Exhibit I	Oklahoma Letter Ruling
Exhibit J	OMPA’s Required Regulatory Approvals
Exhibit K	Pre-Construction Budget
Exhibit L	Preexisting Common Facilities
Exhibit M	PSO’s Required Regulatory Approvals
Exhibit N	Red Rock Generating Facility
Exhibit O	Red Rock Generating Facility Site
Exhibit P	Sooner Site
Exhibit Q	TSA
Exhibit R	Initial Ownership Interests and Pro Rata Shares

1

Exhibit S	Form of Easement
Exhibit T	Scheduling and Dispatch Procedures
Exhibit U	Form of OMPA Irrevocable Proxy
Exhibit V	Monthly Construction Status Reports
Exhibit W	Fuel Supply and Costs
Exhibit X	Form of Agreement of Representation
Exhibit Y	Form of Asset Purchase Agreement for Purchase of OMPA’s Interest
Schedule 2.01(c)	Environmental Matters
Schedule 2.01(d)	Permitted Encumbrances

2

Exhibit A

CONSTRUCTION BUDGET

The Construction Budget will contain the information called for by the form thereof set forth below.

Construction Budget Summary

RED ROCK GENERATING FACILITY

950 MW GROSS COAL-FIRED GENERATING UNIT

ULTRA SUPERCRITICAL BOILER, DRY FGD, ONCE THRU COOLING

Price Level: [_____]  ESTIMATED COMMERCIAL OPERATION DATE: [_____]  Budget Date:

[__________]

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

310	LAND AND LAND RIGHTS

311	STRUCTURES AND IMPROVEMENTS

312	BOILER PLANT

314	TURBINE PLANT

316	MISC. POWER PLANT EQUIPMENT

354	MAIN POWER

355	AUX. POWER

356	EMERGENCY POWER

357	ELECTRICAL BOP

362	SUBSTATION AND SWITCHYARD STRUCTURES AND FACILITIES

363	SUBSTATION AND SWITCHYARD EQUIPMENT

365	INITIAL FILLS FOR TESTING & STARTUP (NOT INCLUDING COAL & LIMESTONE)

366	STARTUP PERSONNEL & CRAFT STARTUP SUPPORT

367	CONSUMABLES @ [0.5%] OF EQUIPMENT & MATERIALS

368	OVERTIME INEFFICIENCY & PREMIUM TIME PAY FOR 5-10 HOUR DAYS

A-1

CONSTRUCTION BUDGET

Construction Budget Summary

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

369	PER DIEM @ $[5.00] HR

382	EPC COST

385	1% FOR OWNERS PROJECT MANAGEMENT

	TOTAL CONSTRUCTION COSTS	$	$	$	$

INDIRECT EXPENSES
ESCALATION
SALES/USE TAX
CONTINGENCY
$

	TOTAL PROJECT COST AFUDC				$
AFUDC

	GRAND TOTAL COST				$

FINANCIAL ASSUMPTIONS:
ESCALATION RATES: Equipment [4.000%]
Materials [3.000%]
Labor [4.000%]
Indirects [3.000%]
SALES/USE TAX RATES: Equipment [0.000%] Material [0.000%]
CONTINGENCY RATES: Equipment [10.0%] Material [10.0%] Labor [10.0%] Indirects [10.0%]

A-2

CONSTRUCTION BUDGET

Summary Cash Flow Budget

RED ROCK GENERATING FACILITY

950 MW GROSS COAL-FIRED GENERATING UNIT

ULTRA SUPERCRITICAL BOILER, DRY FGD, ONCE THRU COOLING

Price Level: [_____]  ESTIMATED COMMERCIAL OPERATION DATE: [_____]  Budget Date:

[__________]

Cash Flow by Month

(Costs in thousands of dollars on a monthly and cumulative basis).

2007	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

TOTAL DIRECT AND	M
INDIRECT COST	C
ESCALATION COST	M
C
CONTINGENCY	M
C
TAXES	M
C

TOTAL CASH FLOW	M
C
AFUDC	M
C

GRAND TOTAL COST	M
C

2008	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

TOTAL DIRECT AND	M
INDIRECT COST	C
ESCALATION COST	M
C
CONTINGENCY	M
C
TAXES	M
C

TOTAL CASH FLOW	M
C
AFUDC	M
C

GRAND TOTAL COST	M
C

A-3

CONSTRUCTION BUDGET

Summary Cash Flow Budget

Cash Flow by Month

(Costs in thousands of dollars on a monthly and cumulative basis)

2009	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

TOTAL DIRECT AND	M
INDIRECT COST	C
ESCALATION COST	M
C
CONTINGENCY	M
C
TAXES	M
C

TOTAL CASH FLOW	M
C
AFUDC	M
C

GRAND TOTAL COST	M
C

2010	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

TOTAL DIRECT AND	M
INDIRECT COST	C
ESCALATION COST	M
C
CONTINGENCY	M
C
TAXES	M
C

TOTAL CASH FLOW	M
C
AFUDC	M
C

GRAND TOTAL COST	M
C

A-4

CONSTRUCTION BUDGET

Summary Cash Flow Budget

Cash Flow by Month

(Costs in thousands of dollars on a monthly and cumulative basis).

2011	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

TOTAL DIRECT AND	M
INDIRECT COST	C
ESCALATION COST	M
C
CONTINGENCY	M
C
TAXES	M
C

TOTAL CASH FLOW	M
C
AFUDC	M
C

GRAND TOTAL COST	M
C

A-5

CONSTRUCTION BUDGET

Account Detail

RED ROCK GENERATING FACILITY

950 MW GROSS COAL-FIRED GENERATING UNIT

ULTRA SUPERCRITICAL BOILER, DRY FGD, ONCE THRU COOLING

Price Level: [_____]  EXPECTED COMMERCIAL OPERATION DATE: ___________

Budget Date: [__________]

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

310	LAND AND LAND RIGHTS

310.1	LAND AND PRIVILEGE ACQUISITION

310.2	RELOCATE BUILDINGS, UTILITIES, HIGHWAYS, ETC.

310.3	ACCESS & PROJECT EXISTING FACILITIES & PROPERTIES

TOTAL 310

311	STRUCTURES AND IMPROVEMENTS

311.16	SERVICE ROAD

311.22	ON SITE IMPROVEMENTS

311.23	18” AUGER CAST PILES, 85’ DEEP

311.24	PONDS

311.25	GAS PIPING TO SITE

SUB TOTAL 311.2

311.3	MAIN POWER STATION BUILDINGS

311.31	BOILER BUILDING AREA INCLUDING SILO BAY, FEEDWATER HEATER BAY, BOILER AREA BAY, AND AIR HEATER BAY

311.32	TURBINE BUILDING AREA

311.33	SERVICE BAY INCLUDING OFFICES, CONTROL ROOM, COMPUTER ROOM,

A-6

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST
ETC.

311.35	HVAC FOR POWERBLOCK

	SUB TOTAL 311.3	$	$	$	$

311.4	CIRCULATING WATER SYSTEM STRUCTURES				IN I.D.9, 314

311.5	MISCELLANEOUS STRUCTURES
$
311.51	TEMPORARY CONSTRUCTION FACILITIES
$
311.52	GATE HOUSE - TEMPORARY AND PERMANENT
$
311.55	PERMANENT MISCELLANEOUS BUILDINGS

SUB TOTAL 311.5

TOTAL 311

312	BOILER PLANT

312.1	STEAM BOILER INSTALLATION

312.11	COAL FIRED ULTRA SUPERCRITICAL STEAM GENERATING UNIT INCL. LOW NOX BURNERS, OFA/ SCR, 10% CAPACITIE NATURAL

312.12	ERECTION OF STEAM GENERATING UNIT

312.13	BOILER INSULATION & LAGGING

312.15	CHEMICAL CLEANING OF BOILER & PIPING SYSTEMS

312.16	FOUNDATIONS

312.17	PRIMARY AIR FAN PAINTING

312.18	LIGHTNING PROTECTION

SUB TOTAL 312.1

A-7

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

312.2	DRAFT SYSTEM

312.21	CHIMNEY

312.22	FANS

312.23	COMBUSTION AIR PREHEATING EQUIPMENT				IN 2.A.0.18, 312.11

312.24	FLUES AND DUCTS

SUB TOTAL 312.2

312.3	FEEDWATER AND WATER SUPPLY SYSTEM

312.31	FEEDWATER SYSTEM

312.32	CONDENSATE MAKE-UP SYSTEM

312.34	CLOSED COOLING WATER SYSTEM

312.35	MISCELLANEOUS EQUIPMENT

312.36	EQUIPMENT THERMAL INSULATION

312.37	MISCELLANEOUS EQUIPMENT FOUNDATIONS

312.38	PAINTING

312.39	WASTEWATER TREATMENT FACILITIES				NOT INCLUDED

SUB TOTAL 312.3

312.4	FUEL SYSTEM

312.41	COAL SYSTEM EQUIPMENT

312.42	COAL HANDLING EQUIPMENT

312.43	COAL HANDLING SUMP PUMPS

312.44	COAL HANDLING STRUCTURES

SUB TOTAL 312.4

312.5	ASH HANDLING SYSTEMS

A-8

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

312.51	BOTTOM ASH SYSTEM

312.52	FLY ASH SYSTEM

312.53	PIPE RACK

SUB TOTAL 312.5

312.6	BOILER PLANT INSTRUMENTS & CONTROLS

312.61	DISTRIBUTED CONTROL SYSTEM

312.62	PLC SYSTEMS

312.63	BOILER LOCAL INSTRUMENTS

312.64	BOP BOILER LOCAL INSTRUMENTS

312.65	INSTRUMENT RACKS & PANELS

312.66	CEMS

SUB TOTAL 312.6

312.7	BOILER PLANT PIPING SYSTEMS

312.71	SPECIAL PIPE AND FITTINGS

312.72	VALVES FOR BOILER PLANT PIPING

312.73	PIPE SUPPORTING ELEMENTS

312.74	FURNISH OTHER 2-1/2” & OVER PIPE & FITTINGS

312.75	MISC. PIPE, FITTINGS & TUBING - 2” & UNDER

312.76	THERMAL INSULATION FOR PIPING

312.77	PAINTING

SUB TOTAL 312.7

A-9

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

312.8	DRY FGD SYSTEM

312.81	LIME HANDLING SYSTEM

312.82	REAGENT PREPARATION

312.83	DRY SCRUBBER INCLUDING FABRIC FILTER & DUCTWORK

312.84	CARBON INJECTION SYSTEM

312.85	FOUNDATIONS FOR DUCT FROM AIR HEATERS TO SCRUBBERS, CONCRETE WORK INCLUDING EXCAVATION, BKFILL, CONC., REINF

312.86	FOUNDATIONS FOR DUCT FROM BAGHOUSE TO ID FANS, CONCRETE WORK INCLUDING EXCAVATION, BKFILL, CONC., REINF

312.87	FOUNDATIONS FOR DUCT FROM ID FANS TO CHIMNEY, CONCRETE WORK INCLUDING EXCAVATION, BKFILL, CONC., REINF

SUB TOTAL 312.8

TOTAL 312

314	TURBINE PLANT

314.1	TURBINE GENERATOR AND ACCESSORIES

314.11	STEAM TURBINE

314.12	GENERATOR				IN 3.A.0.18, 314.11

314.13	STANDARD ACCESSORIES				IN 3.A.0.18, 314.11

314.14	SPECIAL ACCESSORIES				IN 3.A.0.18, 314.11

314.15	SUPERVISION OF ERECTION				IN 3.A.0.18, 314.11

314.16	TURBINE FOUNDATION

314.17	TURBINE PAINTING

A-10

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

314.18	ERECTION OF TURBINE GENERATOR UNIT

SUB TOTAL 314.1

314.2	CONDENSING AND CONDENSATE SYSTEM

314.21	CONDENSER & APPURTENANCES

314.22	CONDENSER TUBE CLEANING SYSTEM

314.23	CONDENSATE PUMPS & MOTORS

314.24	VACUUM PUMPS AND MOTORS				IN 4.C.0.18, 314.21

SUB TOTAL 314.2

314.4	CENTRAL LUBRICATION SYSTEM				IN 3.A. 0.18, 314.11

314.40	CLEAN OIL TANK, 16000 GALLON

SUB TOTAL 314.4

314.6	TURBINE PLANT INSTRUMENTS AND CONTROLS

314.61	TURBINE VENDOR CONTROL SYSTEM				IN 3.A.0.18, 314.11

314.62	BFP TURBINE VENDOR CONTROL SYSTEM				IN 4.C.1.18, 312.311

314.64	TURBINE LOCAL INSTRUMENTS

SUB TOTAL 314.6

314.71	SPECIAL PIPE AND FITTINGS

314.72	VALVES FOR TURBINE PLANT PIPING

314.73	PIPE SUPPORTING ELEMENTS

314.74	FURNISH OTHER 2-1/2” & OVER PIPE & FITTINGS

314.75	MISC. PIPE, FITTINGS & TUBING, 2” & UNDER

A-11

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

314.76	THERMAL INSULATION FOR PIPING

314.77	PAINTING

SUB TOTAL 314.7

314.C	CIRCULATING WATER SYSTEM ONCE THRU

314.C1	EARTHWORK FOR CIRCULATING WATER PIPE (3920 LP TRENCH)

314.C2	CIRC. WATER SYSTEM PIPE & EQUIPMENT

314.C7	CIRC. WATER SYSTEM STRUCTURES, ONCE THRU

SUB TOTAL 314.C

TOTAL 314

316	MISC. POWER PLANT EQUIPMENT

316.1	CRANES AND HOISTING EQUIPMENT

316.11	TURBINE ROOM BRIDGE CRANE CAPACITY: MAIN HOOK 85 TONS, AUX. HOOK 30 TONS. SPAN 104 FT.

316.12	MONORAIL, COMPLETE

SUB TOTAL 316.1

316.2	AIR COMPRESSIONS AND RECEIVERS

316.21	STATION AIR COMPRESSORS COMPLETE W/APPURTENANCES

316.22	STATION AIR COMPRESSOR MOTOR DRIVES				IN 4.F.1.18, 316.21

316.23	STATION AIR RECEIVER

A-12

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

316.26	CONTROL AIR RECEIVERS

316.27	AIR FILTERS AND DRIVERS

SUB TOTAL 316.2

316.3	FIRE PROTECTION EQUIPMENT

316.31	AUTOMATIC DELUGE SYSTEM

316.32	CO2 FIRE PROTECTION SYSTEM

316.33	FIRE PUMPS & ACCESSORIES

316.35	PORTABLE FIRE EXTINGUISHERS

SUB TOTAL 316.3

316.4	HYDROGEN, NITROGEN & CO2 STORAGE AREA (FOR TUBE TRAILERS)

316.5	ANHYDROUS AMMONIA STORAGE AREA FOUNDATION

316.6	VACUUM CLEANING EQUIPMENT

316.7	STATION MAINTENANCE EQUIPMENT

316.71	METEOROLOGICAL MONITORING EQUIPMENT INCLUDING TOWER, SHED, FENCE, ETC.

316.72	ECOLOGICAL BASE LINE STUDY

316.73	MACHINE SHOP EQUIPMENT

316.74	LABORATORY EQUIPMENT

316.75	INSTRUMENT CALIBRATION AND MAINTENANCE EQUIPMENT

316.76	FURNITURE AND OFFICE EQUIPMENT

316.77	STORE AND LOCKER ROOM EQUIPMENT

SUB TOTAL 316.7

A-13

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

316.8	SPARE PARTS INCLUDING UNLOADING & STORAGE

316.9	HVAC NOT INCLUDED IN OTHER ACCOUNTS

316.90	UNIT HEATERS

316.91	BAGHOUSE HOPPER ENCLOSURE HVAC

SUB TOTAL 316.9

354	MAIN POWER

354.1	MAIN POWER TRANSFORMER

354.11	MPT 24-345KV 800MVA SINGLE PHASE (INCLUDES STORED SPARE)

354.12	GENERATOR NEUTRAL GROUNDING EQUIPMENT PART OF TURB GEN 314.1				IN 3.A.0.18, 314.11

354.13	GENERATOR POTENTIAL TRANSFORMERS AND TAP-OFF CUBICLE

354.14	EXCITATION SYSTEM (ERECTION ONLY) PART OF GEN INSTALL, 314.11				IN 3.A.0.18, 314.18

354.15	PROTECTIVE RELAY PANEL

354.17	34.5 KV OVERHEAD LINE RELOCATE TO ACCOUNT 357.211				IN 6.A.0.15, 357.211

SUB TOTAL 354.1

354.2	ELECTRICAL EQUIPMENT FOUNDATIONS

354.22	MAIN POWER TRANSFORMER FOUNDATIONS

SUB TOTAL 354.2

354.61	ISOLATED PHASE BUS STRUCTURES STRUCT STEEL INCLUDED IN 354.6111 & 354.6112

A-14

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

TOTAL 354

355	AUX. POWER

355.11	STATION SWITCHGEAR

355.12	MIMIC BUSES

355.16	34.5 KV SWITCHGEAR, COMMON SYSTEMS

SUB TOTAL 355.1

355.2	STATION SERVICE EQUIPMENT

355.21	UNIT AND RESERVE AUXILIARY TRANSFORMERS

355.22	UNIT #3 INTAKE STRUCTURE PUMPHOUSE

355.25	COAL HANDLING EQUIPMENT

SUB TOTAL 355.2

355.4	MISC. MOTOR CONTROL CENTERS

355.41	BOILER BUILDING

355.42	TURBINE BUILDING

355.43	WATER TREATMENT

SUB TOTAL 355.4

355.61	STATION NON-SEGREGATED PHASE BUS

355.81	FGD/BAGHOUSE

TOTAL 355

356	EMERGENCY POWER

A-15

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

356.21	AUXILIARY POWER SOURCES

TOTAL 356

357	ELECTRICAL BOP

357.2	ELECTRICAL CABLES

357.21	MEDIUM VOLTAGE CABLES

357.22	600V POWER CABLES

357.23	600V CONTROL CABLE

357.24	300V INSTRUMENT CABLE

357.25	300V THERMOCOUPLE CABLE

357.26	HIGH TEMPERATURE CABLE

357.27	GROUNDING CABLE

SUB TOTAL 357.2

357.4	PROTECTIVE EQUIPMENT

357.41	GROUNDING, POWER BLOCK GROUNDING CABLES INCLUDED IN 357.27

357.42	GROUNDING, SITE INCLUDED IN 357.27

357.45	GROUNDING, COAL HANDLING

357.46	PLANT LIGHTING

SUB TOTAL 357.4

357.5	ELECTRICAL WIRING RACEWAYS

357.51	PLANT DUCT SYSTEM & CONDUIT

357.52	SITE RELATED DUCTRUNS

357.53	WIRING RACEWAYS BAGHOUSE

357.55	WIRING RACEWAYS, COAL HANDLING

A-16

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

SUB TOTAL 357.5

357.7	OTHER ELECTRIC PLANT WORK

357.71	OTHER ELECTRICAL WORK, PLANT

357.72	CIRC. WATER INTAKE STRUCTURE PUMPHOUSE

357.73	OTHER ELECTRICAL WORK, BAGHOUSE

357.75	OTHER ELECTRICAL WORK, COAL HANDLING

SUB TOTAL 357.7

357.81	FGD LIME HANDLING CONTROL PANEL INCLD IN 312.81

357.82	FGD MOTOR CONNECTIONS INCLD IN INSTALL OF EQUIP

357.84	FGD EQUIPMENT GROUNDING INCLD IN 357.2

357.85	COMMUNICATION & SECURITY

SUB TOTAL 357.8

357.9	ELECTRICAL HEATING

357.91	ELECTRICAL HEATING SYSTEM, COMPLETE

357.92	MISCELLANEOUS OUT BUILDING

SUB TOTAL 357.9

TOTAL 357

362	SUBSTATION AND SWITCHYARD STRUCTURES AND FACILITIES

362.2	SUBSTATION ELECTRICAL FOUNDATIONS AND STRUCTURES

A-17

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST

362.21	SUBSTATION STRUCTURES

362.22	SUBSTATION FOUNDATIONS

362.23	SUBSTATION NEW FOUNDATIONS FOR RELOCATED EQUIPMENT

SUB TOTAL 362.2

TOTAL 362

363	SUBSTATION AND SWITCHYARD EQUIPMENT

363.2	SUBSTATION EQUIPMENT

363.21	SUBSTATION EQUIPMENT

363.22	SUBSTATION EXISTING ELECTRICAL EQUIPMENT RELOCATION

363.23	TRANSMISSION LINE MATERIALS AND EQUIPMENT

SUB TOTAL 363.2

TOTAL 363

365	INITIAL FILLS FOR TESTING & STARTUP (NOT INCLUDING COAL & LIMESTONE)

366	STARTUP PERSONNEL & CRAFT STARTUP SUPPORT

367	CONSUMABLES @ 0.5% OF EQUIPMENT & MATERIALS

367.1	CONSUMABLES @ 0.5% OF EQUIPMENT

367.2	CONSUMABLES @ 0.5% OF MATERIALS

TOTAL 367

368	OVERTIME INEFFICIENCY & PREMIUM TIME PAY FOR 5-10 HOUR DAYS

A-18

ACCT. NO.	DESCRIPTION	TOTAL EQUIPMENT COST	TOTAL MATERIAL COST	TOTAL LABOR COST	TOTAL COST
369	PER DIEM @ $5.00/HR.

382	EPC COST

385	1% FOR OWNERS PROJECT MANAGEMENT

390	INDIRECT EXPENSES

390.1	OWNER’S COSTS

390.2	A. E. COSTS

390.3	CONSTRUCTION MANAGEMENT & STARTUP COSTS

390.4	CLIENT MOBILIZATION FEE (LEGAL, EPC BID PREP. ETC.)

TOTAL 390

TOTAL DIRECT & INDIRECT COSTS

A-19

Exhibit B

Construction Commencement Date

1. Any construction permits required by the Clean Air Act including a Prevention of Significant Deterioration permit.

2. Approval of Construction Stormwater Pollution Prevention Plan under the Clean Water Act.

B-1

Exhibit C

Overhead Allocation to Construction Costs

The direct and overhead costs charged to the Red Rock Generating Facility project will be calculated in accordance with OG&E’s normal overhead allocation methodology that is applied to all other OGE capital and O&M projects, as such methodology may change from time to time. For illustrative purposes, the following is a description of the normal overhead allocation methodology that OG&E currently applies to all OGE capital and O&M projects.

OG&E currently (December 2006) uses a Fully Loaded Activity Rate (FLAR) to allocate and assign labor and overheads to projects. FLAR includes employee related costs such as payroll, holiday, sick leave, vacation, general employee expense, office supplies, tools, cost of facilities (phone, computer network, office space) and employee related cost allocations from management and support staff.

FLAR rates are applied to activities that are charged to a work order. There are different FLAR rates for departments, or groups of employees. For example, craft and engineering require different rates.

All work orders have individual transactions for each person entering time to the work order appropriate to the project assigned, and the employee’s costs are charged to the work order based on their FLAR rate.

All time is entered electronically into SAP, and is approved by a supervisor or manager for each pay period, including the time entered to a work order. Thus, any charges to a particular work order have been reviewed and approved by management.

For example, the 2006 FLAR rate for employees within the Power Supple Services cost center, generally comprised of engineers, is $99.00 per hour. Detailed below, for illustrative purposes, is the breakdown of the various components of the 2006 Power Supply Services FLAR rate.

Power Supply Services FLAR Breakdown	Percent	Rate
Materials	0.10%	$ 0.10
Labor	59.01%	58.42
Employee Expenses	0.77%	0.76
Pension	11.95%	11.83
Benefits	11.62%	11.50
Employee Taxes	5.00%	4.95
Corporate Allocations	11.55%	11.43
Totals	100.00%	$ 99.10

C-1

Exhibit D

Internal Pre-Construction Costs

See Exhibit C – Overhead Allocation to Construction Costs, which is incorporated herein by reference.

D-1

Exhibit E

OG&E’s Knowledge Persons

Jesse B. Langston

Vice President, Utility Commercial Operations

Max T. Myers

Manager, Corporate Strategic Planning/Development

Deborah Fleming

Vice President & Treasurer

Scott Milanowski

Senior Project Leader

John Wendling

Director, Power Plant Operations

Scott Forbes

Controller/Chief Accounting Officer

E-1

Exhibit F

OMPA’s Knowledge Persons

Roland H. Dawson

General Manager

Cindy L. Holman

Director of Operations and CFO

Stephanie D. Maile

Senior Financial Analyst

Bruce Jackson

Senior Accountant

F-1

Exhibit G

PSO’s Knowledge Persons

Name	Title
Alan Decker	Director Regulatory Services
Stuart Solomon	President and Chief Operating Officer

G-1

Exhibit H

OG&E’s Required Regulatory Approvals

Part I

1.

Approval by the Oklahoma Corporation Commission (the “OCC”) of the Transactions, including pre-approval of the consummation of the Transactions to construct the Red Rock Generating Facility, which includes findings of the facility being used and useful and prudent, pre-approval of a construction cost level with a ceiling cap to accommodate reasonable escalation, pre-approval for future changes in environmental laws which may affect the cost of the Red Rock Generating Facility and the authorization of a rider that recovers the overall cost of capital, based on OG&E’s most recent approved return on equity and capital structure, with associated income taxes on Construction Work in Progress, the rider to be effective until the OCC approves new rates where the Red Rock Generating Facility is operational and considered plant in service.

2.	Any construction permits required by the Clean Air Act including a Prevention of Significant Deterioration permit.
3.	Satisfactory approval of any environmental impact statement that may be required pursuant to the National Environmental Policy Act.

Part II

1.	Pre-approval application filed with the OCC.

2.            Air Permit application filed with the Department of Environmental Quality

H-1

Exhibit I

Oklahoma Letter Ruling

Patrick D. Shore, Senior Attorney

Oklahoma Gas and Electric Company

321 N. Harvey

Oklahoma City, Oklahoma 73102

Rick Shapiro, Senior Counsel

American Electric Power (on behalf of PSO)

1 Riverside Plaza

Columbus, Ohio 43215

Re: Red Rock Generation Facility Addition; Our File No. LR-06-180

Dear Mr. Shore and Mr. Shapiro:

I am writing in response to your correspondence of October 17, 2006 wherein you requested a determination of several issues concerning the sales and use tax treatment of the construction and operation of an electric generating facility. A restatement of the facts along with the questions posed and the responses thereto are set forth below:

FACTS

Oklahoma Gas and Electric Company (“OG&E”), Public Service Company of Oklahoma (“PSO”) and the Oklahoma Municipal Power Authority (“OMPA”) (collectively the “Owners”) are in the process of finalizing definitive agreements to jointly own, construct and operate a new 950 MW coal fired electric generating facility, known as Red Rock Generating Facility, to be located at OG&E’s existing Sooner plant site near Red Rock, Oklahoma (the “Project” or “Red Rock Facility”). Although Project cost estimates are not final, it is anticipated that the Project will involve a capital investment of approximately $1.8 billion and will employ approximately 42 full-time employees once completed and operational in 2011. The current drafts of the definitive agreements between the Owners envision that the Owners form an Executive Committee which will have overall management and construction responsibility for the Red Rock Facility. PSO will own 50 percent of the Project, OG&E will own approximately 42 percent and OMPA will own approximately 8 percent. The Executive Committee will delegate to OG&E, as Construction Manager, the duty of contracting for or otherwise providing for the designing, engineering, purchasing, construction, testing and startup of the plant. It is

I-1

contemplated that OG&E will establish a segregated construction account, funded on a regular basis by the Owners, from which all construction related expenses will be paid. Each Owner’s liability will be based on its proportionate ownership percentage. It is further anticipated that OG&E, as Construction Manager, will enter into purchase and construction related contracts with vendors and contractors for equipment, materials, supplies and services related to the construction of the Red Rock Facility. Moreover, it is possible that OG&E may, in some instances, act as construction contractor and perform construction work at the Red Rock Facility.

Question 1: Can OG&E, as Construction Manager, purchase tangible personal property and services utilized in the construction and operation of the Red Rock Facility exempt from sales and use tax relying solely on OG&E’s manufacturer’s exemption permit?

The Oklahoma Sales and Use Tax Codes specifically exempt manufacturers from the payment of sales and use tax on certain purchases. Section 1359 of Title 68 affords a manufacturer a sales tax exemption on its purchase of goods, wares, merchandise, tangible personal property, machinery and equipment for use in manufacturing operation. Manufacturing operations, pursuant to 68 O.S. 1352(14), consist of the designing, manufacturing, compounding, processing, assembling, warehousing, or preparing of articles for sale as tangible personal property and start at the point where the materials enter the manufacturing site and end at the point where a finished product leaves the manufacturing site. Subsection (b) of Oklahoma Administrative Code 710:65-13-150.1 sets forth the activities encompassed in a manufacturing operation and gives examples of the machinery, equipment, tools and supplies utilized in these areas which are eligible for exemption when purchased by a manufacturer. The areas of administration, sales, distribution, transportation, site construction or site maintenance are not included in a manufacturing operation. 68 O.S. Section 1352(14) Site construction is the “construction of buildings and other structures and improvements to real property” and “includes land preparation, new construction, reconstruction, remodeling, renovation, repair, upgrading and making alterations and additions to the real property, whether the work is done by the manufacturer or by other firms.” Oklahoma Administrative Code 710:65-13-150.1(a)(9).

Based on the foregoing, as a manufacturer holding a manufacturer exemption permit, OG&E may only purchase tangible personal property e.g., goods, machinery and equipment necessary to install and run the manufacturing operation at the Red Rock Facility exempt from sales and use tax. OG&E may not make exempt purchases on tangible personal property for use in the areas of sales, administration, site maintenance, site construction, transportation or distribution. Likewise, as a manufacturer holding a manufacturer exemption permit, PSO’s exempt purchases are also limited to materials and equipment to be used in the manufacturing operation at Red Rock. However, the Oklahoma Municipal Power Authority’s sales tax exemption under Section 1356(10) of Title 68 is not so limited. Section 1356 of Title 68 exempts from the sales tax levy sales of tangible personal property and services to various entities including the Oklahoma Municipal Power Authority.

I-2

Question 2: May a contractor (or subcontractor) that purchases tangible personal property or services to be utilized in the construction and operation of the Red Rock Facility claim the manufacturer’s exemption provided in 68 O.S. Section 1359(1)?

A contractor making purchases of tangible personal property to be incorporated in real property owned by a manufacturer, may not make such purchases exempt from sales tax pursuant to the exemption afforded manufacturers in Section 1359(1) of Title 68. However, an entity, which in relation to certain agreements may be acting as a contractor engaged in the improvement of real property, may also act as a vendor in respect to other agreements and make purchases for the purpose of being resold to a manufacturer. In order for such purchases to be made exempt from sales tax, the entity must hold an Oklahoma sales tax permit.

Question 3: In the alternative, will OG&E, whether in its capacity as a contractor or Construction Manager, qualify for the New or Expanded Manufacturing Facility Sales Tax Exemption provided in 68 O.S. Section 1359(7).

Section 1359(7) of Title 68 exempts from the sales tax levy sales of tangible personal property to a qualified manufacturer to be consumed or incorporated in a new manufacturing facility or to expand an existing manufacturing facility. For purposes of Section 1359(7) sales made to a contractor or subcontractor who has previously entered into a contractual relationship with a qualified manufacturer for construction or expansion of a manufacturing facility are considered sales made to a qualified manufacturer. A qualified manufacturer is defined by this Section as a manufacturing enterprise that meets certain requirements involving total costs of construction or expansion of the facility and added and maintained full time equivalent employees.1

If the statutory employment and total construction cost thresholds are met, then OG&E’s purchases of tangible personal property to be consumed or incorporated in the new 950 MW coal fired electric generating facility at Red Rock would qualify for the exemption in Section 1359(7) of Title 68.2

Question 4: Will Noble County be bound by determinations of the Oklahoma Tax Commission?

Section 1370 of Title 68 allows counties to impose a sales tax not to exceed two percent (2%) upon the gross receipts derived from sales and services in the county upon which a consumer’s sales tax is levied by this state. Paragraph (D) of Section 1370 provides that “all items that are exempt from state sales tax shall be exempt from any sales tax levied by a county.” Further, a board of county commissioners of a county is specifically authorized, pursuant to the provisions of 68 O.S. Section 1411, to levy a use tax at a rate that does not exceed its county sales tax rate. According to the Agreement for Administration of the Use Tax Ordinance of the County of _____________, (Model

_________________________

1 Effective July 1, 2006, the requirement that the “qualified manufacturer” exemption only applies to taxpayers engaged in manufacturing, as classified by the Standard Industrial Classification Code, was removed and as a result electric generation would qualify after that date.

2 In order to obtain a refund of sales and use taxes under Section 1359(7) of Title 68 certain procedural requirements must be met in accordance with Section 1359.1 of Title 68. See OAC 710:65-13-153.

I-3

Agreement), “any consumption, use or storage exempt from state use tax is exempt from County use tax, unless otherwise provided by the Oklahoma Use Tax Code.” For purposes of manufacturing exemptions found in 68 O.S. Sections 1359(1) and 1359(7), there is no provision for disparate treatment regarding the levy of state and county use taxes. Therefore, if the purchases of tangible personal property for utilization in the manufacturing operation at the Red Rock Facility are exempt from state sales tax and use tax, then such purchases will also be exempt from Noble county sales and use tax.

Question 5: Will the owners be permitted to rely on the Letter Ruling as a statement Oklahoma Tax Commission’s official policy as it relates to the facts stated in the letter?

This letter ruling may only be generally relied upon by the Owners, assuming that all pertinent facts have been accurately and completely stated, and there has been no change in applicable law. Oklahoma Administrative Code 710:1-3-73(e).

Sincerely,

OKLAHOMA TAX COMMISSION

/s/ Tony Mastin, Director
Tony Mastin
Tax Policy Division

I-4

Exhibit J

OMPA’s Required Regulatory Approvals

Part I

None

Part II

None

J-1

Exhibit K

Pre-Construction Budget

Cost Category/Description

(Assumes EPC contract with “Open Book” LNTP)

EPC Charges
Initial EPC Payment @ LOI
EPC Engineering
OEM Engineering Release
Boiler
STG
AQCS
Project Insurance
Site Geotech Investigation
OEM Material Releases
Structural Steel
Boiler Components
Steam Turbine Generator
AQCS Steel, Critical Parts

Owners’ Cost
Owners’ Engineering
Internal Labor
Regulatory
Project Management
Environmental
Legal
Transmission Related

K-1

Exhibit L

Preexisting Common Facilities

General / Civil:

•	Plant Access Roads - including both primary and secondary access roads.
•

Site Security Equipment and Facilities - including property line fencing, guard house, signage, internal fencing, lighting, gates, turnstiles, camera, card readers, communication and electrical power systems and hardware.

•	Plant Parking Areas - including parking and access areas for contractors, the coal yard, the administration and control building, and other buildings.
•

Plant Administration & Control Building - including roofing, siding and plumbing, electrical, HVAC, elevator, sanitary, telephone and other communications systems, and associated furnishings and appliances, located on or in the building.

•	Chemical Lab - including lab equipment located therein.
•

Maintenance Shop - including shop tools, machinery and equipment located therein, maintenance personnel offices, store room, store room offices, locker room, compressed gas storage rooms, and associated furnishings and appliances, including fixed cranes, portable hoists, lathes, milling machines, presses, work tables and benches, welding machines, rod ovens, and plumbing, HVAC and sanitary equipment.

•	Maintenance Warehouses
•	River pump station (for lake make-up) - including its intake structure, pumps, motors, piping systems, screens, instruments and electrical power system.

Material Handling Facilities:

•	Rotary car dumper - including its platen structure, end rails, trunnions, clamps, hydraulics, gearbox, drives, instruments and control system.
•	Train Positioner - including its positioning arm, haul rope, gearbox, drives, instruments and control system.
•	Dumper Building - including its control room.
•	Dumper substructure.
•	Dumper hopper.
•	Dumper hopper feeders.
•	Dumper collecting conveyor (existing reversible conveyor).
•	Conveyor tunnel from dumper, which is a reinforced concrete structure, extending from collecting conveyor to grade.
•	Dust control system for dumper.
•	HVAC systems for dumper/ control room.
•	Fire protection system for dumper.
•

Rail Spur (approximately 6.5 miles long extending from BNSF main line track near Red Rock, OK to Sooner Site), rail loop around coal storage area, and other on-site rail equipment, including track, ties, ballast, drainage crossings and associated hardware.

•	Auxiliary power system for the dumper - including power cable, switchgear, breakers, contactors, switches and associated hardware.

L-1

•	Service air and water systems for the dumper - including their piping, valves, and associated equipment.
•	Sump pump system for the dumper - including its sump pumps, motors, piping, and associated instruments.
•	Coal Yard Heavy Equipment (Dozers, Scrapers, Water Wagons).

Mechanical Systems:

•	Cooling Water Intake and Discharge Channels
•

Make-Up Water Treatment System / Pumps / Piping - including associated equipment, such as pumps, piping, valves, screens, traps, filters, clarifiers, storage tanks, vessels, and chemical injection, reverse osmosis, demineralization, and neutralization equipment, instruments and controls.

•	Potable Water System - including associated equipment such as storage tanks, chlorination system, piping, valves, instruments and controls.
•	Sanitary Waste System
•	Circulating Water Treatment System - including chlorination (hypochlorite) storage tanks and injection system.
•

Start-Up Fuel System - light oil system, including unloading system, storage tanks, pumps, piping and related equipment, and any natural gas system start-up supply that is placed in commercial operation on the Sooner Site in the future.

•

Waste-Water Disposal Systems – including facilities and equipment associated with boiler blowdown, pre-treatment sludge, filter backwash, RO reject stream, demineralizer waste, water treatment overflows and drains, oily water, and coal yard runoff.

•	Solid Waste Storage and Disposal Facilities

Electrical Systems:

•	Medium-Voltage Electrical Distribution System - including power cable, switchgear, breakers, contactors, switches, and associated hardware.
•	High-Voltage Switchyard & Relaying Facilities - including structures, buss work, relaying, SCADA, grounding systems and other associated equipment.

Red Rock common use facilities/equipment/services not previously included

•	Plant Vehicles/fleet equipment
•	Bulk Hydrogen storage/fill piping (for generators)
•	Plant Tools
•	Test Equipment
•	Communication equipment systems (radio/phone/data)
•	Dam, gate and dike
•	Lake baffles
•	Water Rights
•	Any other service utilities (compressed air, water, waste, power) interconnected/cross-tied to existing

L-2

Exhibit M

PSO’s Required Regulatory Approvals

PSO’s Required Regulatory Approvals from the Oklahoma Corporation Commission (“OCC”) include:

(A)	An order from the OCC determining a need to construct the Red Rock Generating Facility (“Facility”) and that such Facility is used and useful.
(B)	An order of the OCC:
i.	determining a construction cost level of the Facility with a ceiling cap to accommodate reasonable escalation is reasonable for cost recovery purposes; and
ii.	recognizing PSO’s right to file an application to request the recovery of additional expenditures for the construction of the Facility over and above those set forth in part (B)i. above.
(C)	An order from the OCC approving the recovery of annual construction work in progress in rate base.

M-1

Exhibit N

Red Rock Generating Facility

The Red Rock Generating Facility will be located on OG&E’s existing Sooner Station site East of Red Rock, Oklahoma. Sooner Station is located on 11,000 acres of land that straddles Noble and Pawnee Counties. The Red Rock Generating Facility power block area will be on land located entirely within Noble County.

The Red Rock Generating Facility will have a nominal 950 MW gross output, with a balanced draft, once through, ultra supercritical unit. The boiler will be designed for Powder River Basin (PRB) coal firing with the potential for firing a blend of PRB coal and other fuels in the future.

The facility will be designed with the following architectural, civil and structural features:

•	All necessary facilities, buildings, and enclosures.
•	Site development, including site grading, roads, and fences.
•	Base and surfacing for roads, parking, and selected areas around the Facility.
•	Site drainage system for storm, sanitary, process, oily, and chemical waste.
•	Foundations for structures and equipment.
•	Makeup water supply systems.
•	Any additional waste water treatment systems or impoundments.

The facility will include, but not be limited to, the following major components, equipment, material, structures, and systems:

•	Boiler and Auxiliary equipment
•	Selective Catalytic Reduction (SCR) System
•	Air Quality Control System (AQCS)
•	Chimney
•	Steam Turbine-Generator
•	Main Power and Auxiliary Power Transformers
•	Condensing Equipment
•	Feedwater Heaters

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•	Boiler feedwater pumps and drives
•	Closed Cooling Water System
•	Compressed Air System
•	Bulk Gas Storage System
•	Auxiliary Boiler
•	Lifting Equipment
•	Electrical Equipment and Auxiliaries
•	Instrumentation and Controls
•	Water Treatment
•	Coal Handling
•	Ash Handling
•	Water Systems
•	Circulating water
•	Fire Protection
•	Service Water System
•	Plumbing and Drainage
•	Civil
•	Structures/Buildings
•	HVAC • All enclosed areas
•	Eye Wash and Safety Showers

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Exhibit O

Red Rock Generating Facility Site

The Red Rock Generating Facility Site will occupy a rectangular shaped area of land adjacent to and immediately West of the plant access road on the West side of Sooner Unit 2, as indicated on the Preliminary Site Drawing attached to and incorporated by reference in this Exhibit O. The land area of the Red Rock Generating Facility Site is approximately 2790 feet long, bordered on the North by the South bank of the (extended) intake channel, southward to a line extending from the North bank of the (extended) discharge channel; and approximately 600 feet in width commencing on the West side of the indicated plant access road and extending westward; having land area approximately 38.4 acres as generally depicted by the shaded area on the attached Preliminary Site Drawing.

O-1

Exhibit P

Sooner Site

Sooner Generating Station

Pawnee and Noble Counties

From 1976 Survey by LC Stoldt

A part of Townships 22 and 23 North, Range 2 East, and a part of Townships 22 and 23 North Range 3 East of the Indian Meridian, Noble County and Pawnee County, Oklahoma, being more particularly described as follows:

BEGINNING at the Northwest corner of Section 13, of said Township 23 North, Range 2 East;

THENCE N89°51’59”E a distance of 2641.93 feet;

THENCE S00°37’33”E a distance of 1647.11 feet;

THENCE N89°52’59”E a distance of 2635.33 feet;

THENCE S00°23’46”E a distance of 988.70 feet;

THENCE S00°23’46”E a distance of 2636.53 feet;

THENCE S00°31’44”E a distance of 1320.00 feet;

THENCE N88°59’46”E a distance of 2609.04 feet;

THENCE N00°21’10”W a distance of 1322.86 feet;

THENCE N88°56’03”E a distance of 2687.03 feet;

THENCE N88°44’11”E a distance of 2589.91 feet;

THENCE N88°44’11”E a distance of 2621.37 feet;

THENCE N89°34’15”E a distance of 2587.73 feet;

THENCE S00°56’37”E a distance of 2606.36 feet;

THENCE N89°16’57”E a distance of 33.00 feet;

THENCE S00°56’37”E a distance of 70.00 feet;

THENCE S70°33’50”E a distance of 488.15 feet;

THENCE S00°56’37”E a distance of 20.00 feet;

THENCE S03°03’23”W a distance of 111.14 feet;

THENCE S82°10’56”W a distance of 486.34 feet;

THENCE S00°56’37”E a distance of 1839.75 feet;

THENCE on a curve to the right having a radius of 1033.00 feet for an arc length of 280.69 feet;

THENCE S28°29’11”W a distance of 249.79 feet;

THENCE S28°29’11”W a distance of 691.05 feet;

THENCE on a curve to the right having a radius of 783.00 feet for an arc length of 664.00 feet;

THENCE S77°04’26”W a distance of 12.83 feet;

THENCE on a curve to the left having a radius of 1367.00 feet for an arc length of 529.33 feet;

THENCE S54°53’17”W a distance of 369.29 feet;

THENCE on a curve to the left having a radius of 967.00 feet for an arc length of 266.33 feet;

THENCE S39°06’28”W a distance of 789.14 feet;

THENCE on a curve to the left having a radius of 167.00 feet for an arc length of 113.99 feet;

THENCE S90°00’00”W a distance of 36.23 feet;

THENCE S00°14’17”W a distance of 16.33 feet;

THENCE S89°30’05”W a distance of 600.00 feet;

THENCE S30°39’17”W a distance of 384.01 feet;

THENCE S31°24’41”W a distance of 387.16 feet;

THENCE N89°29’04”E a distance of 994.91 feet;

THENCE S00°13’48”W a distance of 328.52 feet;

THENCE S89°28’37”W a distance of 995.38 feet;

THENCE S00°18’42”W a distance of 498.66 feet;

THENCE N89°28’09”E a distance of 500.00 feet;

THENCE S00°18’42”W a distance of 487.18 feet;

THENCE N89°27’14”E a distance of 496.79 feet;

THENCE S00°13’48”W a distance of 328.52 feet;

THENCE S89°26’47”W a distance of 327.27 feet;

THENCE S00°18’42”W a distance of 200.00 feet;

THENCE S89°26’47”W a distance of 670.00 feet;

THENCE S00°18’42”W a distance of 457.31 feet;

THENCE S00°51’40”E a distance of 660.01 feet;

THENCE N89°26’03”E a distance of 400.00 feet;

THENCE S00°51’40”E a distance of 660.04 feet;

THENCE S89°26’14”W a distance of 720.00 feet;

THENCE S00°51’40”E a distance of 1319.99 feet;

THENCE S89°26’37”W a distance of 1316.80 feet;

THENCE S00°53’30”E a distance of 200.00 feet;

THENCE S89°26’37”W a distance of 500.00 feet;

THENCE S00°53’30”E a distance of 1400.00 feet;

THENCE N51°13’34”W a distance of 1484.77 feet;

THENCE N01°30’09”W a distance of 659.03 feet;

THENCE S89°26’37”W a distance of 977.41 feet;

THENCE S01°01’07”E a distance of 1318.91 feet;

THENCE S89°15’28”W a distance of 1316.90 feet;

THENCE S00°53’03”E a distance of 1317.94 feet;

THENCE N89°17’58”E a distance of 120.00 feet;

THENCE S00°45’52”E a distance of 800.00 feet;

THENCE S89°17’58”W a distance of 400.00 feet;

THENCE N26°09’37”W a distance of 886.05 feet;

THENCE S89°17’58”W a distance of 660.00 feet;

THENCE S89°19’14”W a distance of 657.08 feet;

THENCE S00°49’59”E a distance of 658.14 feet;

THENCE N89°25’25”E a distance of 328.62 feet;

THENCE S00°50’23”E a distance of 1316.31 feet;

THENCE S25°49’54”W a distance of 732.60 feet;

THENCE N89°40’20”E a distance of 657.72 feet;

THENCE S00°50’47”E a distance of 658.06 feet;

THENCE N89°45’00”E a distance of 1317.69 feet;

THENCE N00°48’19”W a distance of 210.21 feet;

THENCE N89°49’39”E a distance of 1317.86 feet;

THENCE S00°45’52”E a distance of 2193.29 feet;

THENCE S00°38’58”E a distance of 144.96 feet;

THENCE S89°21’02”W a distance of 33.00 feet;

THENCE S80°24’25”W a distance of 621.64 feet;

THENCE S85°01’13”W a distance of 1069.70 feet;

THENCE S68°33’26”W a distance of 242.60 feet;

THENCE on a curve to the right having a radius of 21,705.92 feet for an arc distance of 303.07 feet;

THENCE N81°23’01”W a distance of 396.33 feet;

THENCE S00°38’07”E a distance of 417.00 feet;

THENCE S66°27’52”E a distance of 660.00 feet;

THENCE S00°39’52”E a distance of 274.00 feet;

THENCE S89°58’42”W a distance of 274.00 feet;

THENCE S00°38’14”E a distance of 1320.16 feet;

THENCE N89°58’26”E a distance of 658.33 feet;

THENCE S00°38’03”E a distance of 1319.96 feet;

THENCE N89°58’26”E a distance of 658.31 feet;

THENCE S00°37’59”E a distance of 1319.96 feet;

THENCE S89°58’26”W a distance of 1645.72 feet;

THENCE S89°58’22”W a distance of 1539.42 feet;

THENCE N00°36’09”W a distance of 2430.47 feet;

THENCE N89°23’51”E a distance of 503.19 feet;

THENCE N00°36’09”W a distance of 450.00 feet;

THENCE S58°58’09”E a distance of 591.00 feet;

THENCE N00°36’09”W a distance of 915.00 feet;

THENCE N00°36’09”W a distance of 395.00 feet;

THENCE N84°05’14’W a distance of 722.67 feet;

THENCE S00°36’09”E a distance of 901.99 feet;

THENCE S89°29’39”W a distance of 1964.92 feet;

THENCE S00°33’06”E a distance of 329.96 feet;

THENCE N89°29’43”E a distance of 655.07 feet;

THENCE S00°34’07”E a distance of 329.98 feet;

THENCE S89°29’46”W a distance of 1310.34 feet;

THENCE S00°32’05”E a distance of 659.91 feet;

THENCE S89°32’31”W a distance of 1322.49 feet;

THENCE S00°27’30”E a distance of 900.00 feet;

THENCE S89°32’31”W a distance of 400.00 feet;

THENCE N00°27’30”W a distance of 900.00 feet;

THENCE S89°32’31”W a distance of 900.00 feet;

THENCE S00°27’30”E a distance of 2639.67 feet;

THENCE S89°17’18”W a distance of 1315.35 feet;

THENCE N00°28’30”W a distance of 2639.51 feet;

THENCE N89°16’54”E a distance of 372.49 feet;

THENCE N00°26’37”W a distance of 597.85 feet;

THENCE S89°20’00”W a distance of 1190.00 feet;

THENCE N00°26’37”W a distance of 940.00 feet;

THENCE S89°18’05”W a distance of 2634.75 feet;

THENCE S00°33’00”E a distance of 219.83 feet;

THENCE S89°37’52”W a distance of 500.00 feet;

THENCE S00°33’00”E a distance of 870.28 feet;

THENCE S89°34’49”W a distance of 600.00 feet;

THENCE S00°33’00”E a distance of 450.00 feet;

THENCE N89°34’49”E a distance of 150.00 feet;

THENCE S00°33’14”E a distance of 1100.00 feet;

THENCE S89°37’36”W a distance of 900.00 feet;

THENCE S46°26’32”W a distance of 1083.32 feet;

THENCE N00°33’24”W a distance of 1840.00 feet;

THENCE N00°33’24”W a distance of 750.00 feet;

THENCE S89°40’28”W a distance of 1120.00 feet;

THENCE N63°06’16”E a distance of 881.67 feet;

THENCE N00°34’04”W a distance of 750.00 feet;

THENCE N89°40’28”E a distance of 330.00 feet;

THENCE N00°33’24”W a distance of 750.00 feet;

THENCE N00°28’39”W a distance of 25.00 feet;

THENCE N89°40’56”E a distance of 184.90 feet;

THENCE along a curve to the left having a radius of 235.00 feet for an arc distance of 200.97 feet;

THENCE N40°40’56”E a distance of 159.72 feet;

THENCE along a curve to the right having a radius of 260.00 feet for an arc distance of 95.29 feet;

THENCE N61°40’56”E a distance of 107.50 feet;

THENCE along a curve to the right having a radius of 655.00 feet for an arc distance of 320.09 feet;

THENCE N89°40’56”E a distance of 234.91 feet;

THENCE along a curve to the right having a radius of 1150.00 feet for an arc distance of 742.64 feet;

THENCE N52°40’56”E a distance of 37.00 feet;

THENCE along a curve to the right having a radius of 480.00 feet for an arc distance of 309.97 feet;

THENCE N89°40’56”E a distance of 448.98 feet;

THENCE N00°40’14”W a distance of 1881.69 feet;

THENCE N00°40’38”W a distance of 1975.21 feet;

THENCE S89°37’33W a distance of 660.00 feet;

THENCE N00°40’38”W a distance of 660.00 feet;

THENCE N89°37’33”E a distance of 3.86 feet;

THENCE N00°43’00”W a distance of 660.01 feet;

THENCE N89°37’47”E a distance of 656.03 feet;

THENCE N89°29’22”E a distance of 1319.87 feet;

THENCE N00°41’24”W a distance of 989.97 feet;

THENCE N89°29’18”E a distance of 1320.49 feet;

THENCE N00°39’14”W a distance of 990.00 feet;

THENCE N00°38’29”W a distance of 2640.29 feet;

THENCE N00°48’46”W a distance of 2634.74 feet;

THENCE S89°26’21”W a distance of 2638.58 feet;

THENCE N00°38’25”W a distance of 2633.61 feet;

THENCE N00°58’15”W a distance of 2646.36 feet;

THENCE N00°58’15”W a distance of 2646.05 feet;

THENCE N89°36’52”E a distance of 2658.98 feet;

THENCE N00°36’10”W a distance of 1977.50 feet;

THENCE N89°39’36”E a distance of 1325.34 feet;

THENCE N00°43’45”W a distance of 658.86 feet;

THENCE N89°40’25”E a distance of 1323.89 feet;

THENCE N00°51’21”W a distance of 2634.26 feet to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCEL:

A part of Sections 1 and 12, of Township 22 North, Range 2 East, and a part of Section 6, Township 22 North, Range 3 East, of the Indian Meridian, being more particularly described as follows:

BEGINNING at the Southeast corner of said Section 1;

THENCE S00°36’09”E a distance of 165.00 feet;

THENCE S84°20’27”W a distance of 1003.91 feet;

THENCE N00°36’09”W a distance of 255.00 feet;

THENCE S89°29’26”W a distance of 309.17 feet;

THENCE N00°27’15”W a distance of 983.94 feet;

THENCE N89°34’16”E a distance of 1309.74 feet;

THENCE N00°25’14”W a distance of 7.90 feet;

THENCE N89°57’55”E a distance of 250.00 feet;

THENCE S00°25’14”E a distance of 200.00 feet;

THENCE S24°15’07”E a distance of 866.21 feet;

THENCE S89°57’55”W a distance of 600.00 feet to the POINT OF BEGINNING.

AND LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCEL:

A part of the Southwest Quarter of Section 35, Township 23 North, Range 2 East, of the Indian Meridian, Noble County, Oklahoma;

BEGINNING at the Southwest corner of said Southwest Quarter;

THENCE N89°29’25”E a distance of 1319.45 feet;

THENCE N00°41’24”W a distance of 329.99 feet;

THENCE S89°29’24”W a distance of 1319.66 feet;

THENCE S00°43’34”E a distance of 329.98 feet to the POINT OF BEGINNING.

Exhibit Q

TECHNICAL SERVICES AGREEMENT

This Technical Services Agreement (the “TSA”) is entered into as of this 2nd day of October 2006 (the “TSA Effective Date”), by and between Oklahoma Gas and Electric Company (“OG&E”), an Oklahoma corporation, and Public Service Company of Oklahoma (“PSO”), an Oklahoma corporation. OG&E and PSO may hereafter be jointly referred to as the “Parties” or individually as a “Party.”

Recitals

I.        OG&E and PSO are currently negotiating a Construction, Ownership and Operating Agreement (the “COO”) among the Parties and Oklahoma Municipal Power Authority (“OMPA”) for the construction, joint ownership and operation of a 950 MW pulverized coal power plant that would be constructed on a portion of the site of OG&E’s existing Sooner Generating Station located in Noble County, Oklahoma and would be known as the Red Rock Generating Facility (the “Project”).

II.           While the negotiation of the COO is ongoing, OG&E and PSO have agreed to perform preliminary technical services with respect to the Project that are necessary in order to (a) support certain filings for regulatory approvals that are required for the Project and (b) preserve the Parties’ prospects of attaining their expected Project construction schedule.

III.          The Parties have agreed to enter into this TSA in advance of the anticipated execution and delivery of the COO to set forth their agreement with respect to the performance of the preliminary technical services with respect to the Project.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, OG&E and PSO agree as follows:

1.	Certain Definitions. For the purposes of this TSA, the following terms shall have the following meanings:

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, (a) control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, (b) ownership by a Person of 10% or more of the voting securities or other voting equity interests of another Person shall create a rebuttable presumption that such Person controls such other Person, and (c) any director, officer or employee of a Person shall be deemed to control or be controlled by such Person.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in Oklahoma City are authorized or required to be closed for business.

“COO Effective Date” means the date of the execution and delivery of the COO by the parties thereto.

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“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity.

“Out-of-Pocket Technical Services Costs” means any Technical Services Costs, excluding those described in clause (c) of the definition thereof, that constitute actual out-of-pocket costs or expenses that have been paid or are payable by a Party or its Affiliates to any third party (excluding any third party that is also an Affiliate of such Party or any of its Affiliates).

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, other business organization, trust, union, association or Governmental Authority.

“Pro Rata Share” means, in respect of each party to the COO, the percentage equal to such party’s undivided ownership interest in the Project that is initially set as follows: PSO 50%, OG&E 42% and OMPA 8%. Such percentage may change or be changed from time to time as expressly provided or permitted under the COO.

“Technical Services Costs” means (a) all reasonable or necessary costs and expenses incurred by a Party or its Affiliates in performing Technical Services pursuant to this TSA, including, without limitation, fees and expenses of consultants and other third-party charges incurred in obtaining quotes or estimates of the costs of constructing, owning or operating the Project, including costs of (i) rail transportation for the fuel to be used by the Project, (ii) the transmission service that will be required by the Project, including the costs of any necessary transmission upgrades, and (iii) compliance with environmental laws and regulations, or obtaining permits, (b) all reasonable or necessary costs and expenses incurred by a Party from and after July 18, 2006, to the date hereof in performing services that, if performed on the date hereof, would constitute Technical Services performed pursuant to this TSA, with the result that such costs and expenses would have been incurred as described in the preceding clause (a) of this definition, (c) that portion of each Party’s internal direct and indirect general and administrative expenses or charges that such Party charged or allocated to the activities described in clause (a) and clause (b) above, and (d) all reasonable or necessary costs and expenses incurred by a Party or its Affiliates or OMPA in connection with the preparation and submission of any submissions to SPP with respect to SPP aggregate studies relating to the Project.

2.

Technical Services. OG&E and PSO each hereby designates its individual representatives identified on Exhibit A hereto, and all such representatives, together with such replacement or supplemental individual representatives as a Party may hereafter determine are reasonably necessary and designate by written notice to the other Party, shall be the members of the Project technical services team (the “Technical Services Team”). The Technical Services Team will perform the following preliminary technical services for the Project (the “Technical Services”):

(a)	Evaluate and make recommendations to OG&E and PSO management regarding
(i)	the conceptual design of the Project;

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(ii)	the specifications for major engineered equipment;
(iii)	the selection of major equipment suppliers; and
(iv)	the contracting strategy and arrangements for the Project.
(b)	Determine a reasonable estimate of the pricing of the major engineered equipment required for the Project, which estimate takes into account the recommended contracting strategy for the Project.
(c)

Determine reasonable estimates of such other costs of constructing, owning and operating the Project as each Party, in consultation with the other Party, determines are reasonably necessary to support its application to the Oklahoma Corporation Commission (“OCC”) for approval of the Project and such Party’s participation in the Project, and prepare or cause to be prepared, such supporting information for such estimates as such Party reasonably deems necessary.

(d)	Determine a reasonable estimate of the construction schedule for the Project.
(e)	Determine the contracting methods and project execution model to be deployed to develop the Project.
(f)

Such ancillary or additional services as the Parties, in consultation with each other, may deem necessary or appropriate and direct the Technical Services Team to provide in connection with the foregoing or in support of the application by a Party for the approval by the OCC of the Project and such Party’s participation in the Project or the Parties’ efforts to obtain any permits required to be obtained with respect to the construction, ownership or operation of the Project in a safe and commercially sound manner (“Permits”).

3.

Schedule. The Technical Services Team shall use commercially reasonable efforts to complete the performance of the Technical Services in sufficient time to support the regulatory filings anticipated to be made by each of the Parties with the OCC wherein they will be seeking approval of the Project. It is currently anticipated that OG&E will make its initial regulatory filing with the OCC seeking its approval of the Project on or about November 1, 2006, and PSO will make its corresponding filing with the OCC sometime thereafter. The Technical Services Team shall report the status of its progress weekly to OG&E’s and PSO’s management. Each weekly status report shall include any change in the cost estimates provided in Section 4 below of the Technical Services Costs incurred, or to be incurred, by each Party that such Party expects will be eligible for reimbursement under this TSA.

4.

Technical Services Costs and Reimbursement. Each Party’s estimate of the amount of Technical Services Costs incurred by such Party or its Affiliates for the period from July 18, 2006, to the second day before the TSA Effective Date (i.e. September 30, 2006), and for the period from the day before the TSA Effective Date (i.e., October 1, 2006) through November 1, 2006, separately stating the amount of Out-of-

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Pocket Technical Services Costs included therein, is attached as Exhibit B-1 and Exhibit B-2, respectively.

(a)

If the Parties shall not have entered into the COO as of the date of termination of this TSA, each Party (including its Affiliates) and OMPA shall be liable for its own Technical Services Costs, except that each Party and OMPA shall be responsible for its Pro Rata Share of all Out-of-Pocket Technical Services Costs incurred by the Parties (including their respective Affiliates) or OMPA through the date of such termination. Each Party shall invoice the other Party and OMPA, for their respective Pro Rata Shares of all Out-of-Pocket Technical Services Costs incurred by the invoicing Party (including its Affiliates) through the date of such termination, and such invoice shall be supported by such reasonably detailed information as is reasonably available to the invoicing Party, including copies of any invoices for payments to third parties. OMPA shall invoice the Parties for their respective Pro Rata Shares of all Out-of-Pocket Technical Services Costs incurred by OMPA through the date of such termination, and such invoice shall be supported by such reasonably detailed information as is reasonably available to OMPA, including copies of any invoices for payments to third parties. To the extent that the invoicing Party’s invoice is consistent with the terms of this TSA (including, in the case of OG&E, Exhibit B-1 and, in the case of PSO, Exhibit B-2), the other Party and OMPA shall remit their respective payments to the invoicing Party within 15 days after their receipt of the invoicing Party’s invoice. To the extent that OMPA’s invoice is consistent with the terms of this TSA, the Parties shall remit their respective payments to OMPA within 15 days after their receipt of OMPA’s invoice.

(b)

If the Parties or the Parties and OMPA, as the case may be, enter into the COO, each party thereto shall be responsible for its Pro Rata Share of all Out-of-Pocket Technical Services Costs incurred by the Parties (including their respective Affiliates) or OMPA through the end of the calendar day preceding the COO Effective Date (the “Pre-COO Out-of-Pocket Technical Services Costs”). Subsequent to the COO Effective Date, each Party and OMPA shall invoice the Construction Manager under the COO for its Pre-COO Out-of-Pocket Technical Services Costs (including, in the case of each Party, its Affiliates’ Pre-COO Out-of-Pocket Technical Services Costs) for approval as Third-Party Pre-Construction Costs under the COO, provided that such invoices are consistent with the terms of this TSA (including, in the case of OG&E, Exhibit B-1 and, in the case of PSO, Exhibit B-2), and the Construction Manager under the COO shall in turn invoice each of the parties to the COO for its Pro Rata Share of all Pre-COO Out-of-Pocket Technical Services Costs so included in Third-Party Pre-Construction Costs under the COO. All Technical Services Costs (other than Pre-COO Out-of-Pocket Technical Services Costs) incurred by the Parties (including their respective Affiliates) or OMPA prior to the COO Effective Date shall be reimbursed as and when provided under the COO to the extent that such costs are consistent with the terms of this TSA (including, in the case of OG&E, Exhibit B-1 and, in the case of PSO, Exhibit B-2).

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5.

Liability; Indemnification. Neither Party shall have any liability to the other Party hereunder for any liability, loss, cost, damage or expense arising out of the performance of the Technical Services except when any liability, loss, cost, damage or expense results from a Party’s gross negligence or willful misconduct. Each Party shall protect, indemnify, and hold the other Party free and harmless from and against any and all claims, demands, causes of actions, suits or other proceedings (including all costs in connection therewith and in connection with the defense thereof, including reasonable attorneys’ fees) of every kind and character arising from such Party’s gross negligence or willful misconduct in the performance of the Technical Services.

6.	Term. This TSA shall remain in full force and effect until the COO Effective Date or November 1, 2006, whichever shall occur first.
7.

Governing Law. This TSA shall be governed by, and construed, interpreted and enforced in accordance with, the substantive law of the State of Oklahoma without reference to any principles of conflicts of laws thereof.

8.

Assignability; Confidentiality. This TSA may not be assigned by either Party without the prior written consent of the other Party. The information developed under this TSA shall be jointly shared by PSO and OG&E for use only in connection with the Project and shall be subject to the existing Confidentiality Agreement in place between the Parties.

9.

Counterparts and Faxed Signatures. This TSA may be executed in two or more counterparts all of which together constitute one and the same instrument, and in the absence of an original signature, a faxed signature will be considered the equivalent of an original signature.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this TSA to be executed as of the date first written above.

OKLAHOMA GAS AND ELECTRIC COMPANY
By: /s/ Jesse B. Langston
Name: Jesse B. Langston
Title: Vice President – Utility Commercial Operations
PUBLIC SERVICE COMPANY OF OKLAHOMA
By: /s/ Stuart Solomon
Name: Stuart Solomon
Title: President
Acknowledged and Agreed to as of the date first written above: OKLAHOMA MUNICIPAL POWER AUTHORITY
By: /s/ Roland Dawson
Name: Roland Dawson
Title: General Manager

S-1

Exhibit A

Technical Services Team

I.	Representatives Designated by OG&E

Name	Title
Wayne Beasley	Manager, Power Plants
Ed Mayberry	Superintendent-Engineering
Calvin Pryor	Superintendent-Envirochemical/Process
Jack Coffman	Former Senior VP-Power Supply
John Wendling	Director Power Plant Operations
David Branacky Melody Martin Summer Goebel George Bohn John Parham	Supervisor Air Quality Air Quality Coordinator Manager, Corporate EH&S/Land Management Lead Process Engineer Manager, Sooner Plant

II.	Representatives Designated by PSO
	Name	Title
	Michael Bright	Project Director – New Generation
	Lydia Scharf	Senior Administrative Assistant
	Dale Heydlauff	Vice President – New Generation
	Rita Romine	Senior Administrative Assistant
	Michael Rencheck	Senior VP Engineering, Projects & Field Svcs
	Kristopher Coombs	Senior Project Manager
	Ed Jayjack	Director, Contract Administration
	Ruth Robinson	Mgr. SCR & Enviro Program Contracts
	Charlie Grimm	GBS CTA Tier 2 Environmental & IGCC
	Jessica Hanna	Administrative Assistant
	Kevin Kuehne	Senior Coordinator
	Mark Gray	VP Engineering Services
	Timothy Riordan	Mgr. New Generation Design & Engineering
	Lisa Pettit	Administrative Associate
	David Wehner	Engineer
	Matthew Usher	Engineer
	Paul Davis	Engineer
	Monte Fry	Engineer
	John Fall	Engineer
	Kevin Legates	Engineer
	Ken Davis	Engineer

Tim Christoff	Designer
David King (& staff)	Mgr. Steam Generator Engineering
Glenn Beachy (& staff)	Mgr. Materials Handling
Tom Hart (& staff)	Mgr. Combustion & Air Pollution Control
Dan Sculley (& staff)	Mgr. Turbine & Generator
Jim Fletcher (& staff)	Mgr. Instrumentation & Control
Dave McCammon (& staff)	Mgr. Aux Instr Control & Power
Tom Zelina (& staff)	Dir. Civil Engineering & Geotech Services
Michael Durner (& staff)	Mgr. Application Engr. & BOP Equipment
Stuart Solomon	PSO President & COO
David Sartin	PSO Director Business Operations Support
Steven Fate	PSO System Liaison Mgr.
Randy Ryan	Asst. General Counsel
Rahmond Staggers	Counsel
John Hendricks	Mgr. New Generation Env. Licensing
Kris Gaus	Environmental Specialist
David Long	Engineer
Bud Ground	Mgr. State Environmental Affairs
Steven Burge	VP Western Generation Assets
Chuck Adami	Director ERCOT Region
David Wilder	FEL Portfolio Manager
Marguerite Mills	VP Fuel Procurement
Naim Hakimi	Dir. Long Term Markets

Exhibit B-1

Estimate of OG&E’s Technical Services Costs

(incurred from July 18, 2006)

	Jul 18 – Sep 30	Oct 1 – Oct 31
Internal Technical Services Costs(1)	$43,264	$162,658
Out-of-Pocket Technical Services Costs	$701,322	$255,000
	_____________	____________
Total	$744,586	$417,658

________________________

(1) Consists of estimated Technical Services Costs incurred, other than Out-of-Pocket Technical Services Costs.

Exhibit B-2

Estimate of PSO’s Technical Services Costs

(incurred from July 18, 2006)

	Jul 18 – Sep 30	Oct 1 – Oct 31
Internal Technical Services Costs(1)	$139,309	$238,398
Out-of-Pocket Technical Services Costs(2)	$168,000	$ 0
	_____________	____________
Total	$307,309	$238,398

________________________

(1) Consists of estimated Technical Services Costs incurred, other than Out-of-Pocket Technical Services Costs.

(2) Cost estimate of Sargent & Lundy expenses incurred by PSO for work product that was used and directly benefited the Project per David Rice E-Mail dated September 15, 2006.

AMENDMENT

TO

TECHNICAL SERVICES AGREEMENT

This amendment to the Technical Services Agreement dated October 4, 2006 (“TSA”), between Oklahoma Gas and Electric Company, an Oklahoma corporation, and Public Service Company of Oklahoma, an Oklahoma corporation (“Parties”), is made this 31st day of October 2006.

Recitals

WHEREAS, Section 6 of the TSA provides that the TSA shall remain in full force and effect until the earlier of the COO Effective Date (as defined in the TSA) and November 1, 2006; and

WHEREAS, the COO Effective Date has not yet occurred, and the Parties wish to amend Section 6 of the TSA to extend the term of the TSA until the earlier of the COO Effective Date and December 1, 2006;

NOW , THEREFORE, having decided that it is in their mutual best interest to do so, the Parties hereby agree that Section 6 of the TSA is hereby amended to hereafter read in its entirety as follows:

6.            Term. This TSA shall remain in full force and effect until the COO Effective Date or December 1, 2006, whichever shall occur first.

IN WITNESS WHEREOF, the Parties have cause this amendment to be executed this 31st day of October 2006.

OKLAHOMA GAS AND ELECTRIC COMPANY
By: /s/ Jesse B. Langston
Name: Jesse B. Langston
Title: Vice President – Utility Commercial Operations
PUBLIC SERVICE COMPANY OF OKLAHOMA
By: /s/ Stuart Solomon
Name: Stuart Solomon
Title: President
Acknowledged and Agreed to this 31st day of October 2006 by: OKLAHOMA MUNICIPAL POWER AUTHORITY
By: /s/ Roland Dawson
Name: Roland Dawson
Title: General Manager

SECOND AMENDMENT

TO

TECHNICAL SERVICES AGREEMENT

This Second Amendment to the Technical Services Agreement dated October 4, 2006 (the “TSA”), between Oklahoma Gas and Electric Company, an Oklahoma corporation, and Public Service Company of Oklahoma, an Oklahoma corporation (the “Parties”), is made this 30th day of November 2006.

Recitals

WHEREAS, the Parties entered into the TSA on October 4, 2006, for certain preliminary technical services to be performed in anticipation of the execution of a Construction, Ownership and Operating Agreement (the “COO”) among the Parties and Oklahoma Municipal Power Authority; and

WHEREAS, Section 6 of the TSA was amended by the Amendment to Technical Services Agreement between the Parties dated October 31, 2006, to extend the term of the TSA until the earlier of the COO Effective Date (as defined in the TSA) and December 1, 2006; and

WHEREAS, the COO Effective Date has not yet occurred, and the Parties again wish to amend Section 6 of the TSA to extend the term of the TSA until the earlier of the COO Effective Date and December 15, 2006;

NOW , THEREFORE, having decided that it is in their mutual best interest to do so, the Parties hereby agree that Section 6 of the TSA is hereby amended to hereafter read in its entirety as follows:

6.            Term. This TSA shall remain in full force and effect until the COO Effective Date or December 15, 2006, whichever shall occur first.

IN WITNESS WHEREOF, the Parties have caused this amendment to be executed this 30th day of November 2006.

OKLAHOMA GAS AND ELECTRIC COMPANY
By: /s/ Jesse B. Langston
Name: Jesse B. Langston
Title: Vice President – Utility Commercial Operations
PUBLIC SERVICE COMPANY OF OKLAHOMA
By: /s/ Stuart Solomon
Name: Stuart Solomon
Title: President

Acknowledged and Agreed to this 31st day of October 2006 by: OKLAHOMA MUNICIPAL POWER AUTHORITY
By: /s/ Roland Dawson
Name: Roland Dawson
Title: General Manager

Exhibit R

Initial Ownership Interests and Pro Rata Shares

Owner	Percentage

Oklahoma Gas and Electric Company	42%

Oklahoma Municipal Power Authority	8%

Public Service Company of Oklahoma	50%

R-1

Exhibit S

Form of Easement

When recorded return to:

John D. Neumann, Esq.

Jones Day

77 West Wacker Drive

Chicago, Illinois 60601

STATE OF OKLAHOMA	§
§
COUNTY OF NOBLE	§

EASEMENT

This EASEMENT (this “Easement”) is made this ___ day of __________, 2006, by and among Oklahoma Gas and Electric Company, an Oklahoma corporation (“Grantor”), Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“OMPA”), and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”; OMPA and PSO may each be referred to herein individually as a “Grantee” and, collectively, as the “Grantees”).

RECITALS:

WHEREAS, Grantor is the owner of a parcel of land in Noble County, Oklahoma consisting of approximately 12,000 acres as more particularly described on Exhibit A attached hereto (the “Property”);

WHEREAS, Grantor, OMPA and PSO are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement (the “Operating Agreement”) which details each party’s responsibilities with respect to the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility (the “Red Rock Generating Facility”) to be constructed and located on a portion of the Property that is described on Exhibit B attached hereto (the “Red Rock Generating Facility Site”); and

WHEREAS, in recognition that (i) certain components of the Red Rock Generating Facility will be located on the Red Rock Generating Facility Site, and (ii) certain components of the Red Rock Generating Facility will be located on the Property adjacent to the Red Rock Generating Facility Site, Grantor desires to grant and the Grantees desire to accept, on the terms, conditions and provisions set forth in this Easement, certain easements necessary for the placement, construction and operation of the Red Rock Generating Facility on the Red Rock Generating Facility Site and the Property.

NOW THEREFORE, in consideration of the foregoing, the Easement Fee, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

S-1

1.            Defined Terms. Capitalized words not defined herein shall have the meaning ascribed to them in the Operating Agreement

2.            Grant of Easement. Subject to the terms and conditions herein, Grantor hereby grants, gives and conveys to each Grantee and its successors and assigns, the following rights and easements over, through and on the Property for the benefit of the Red Rock Generating Facility (collectively, the “Easements”): a non-exclusive easement in and to and right to access and use the Red Rock Generating Facility Site to locate, construct, maintain, operate, expand, reconstruct, remove and use the Red Rock Generating Facility on the Red Rock Generating Facility Site pursuant to and in accordance with the Operating Agreement.

3.            Easement Fee. In consideration of the Grantor’s conveyance of the Easements, the Grantees shall pay the fees set forth in Section 3.02 of the Operating Agreement.

4.            Term of Easement. At any time after the Operating Agreement has been terminated according to its terms, Grantor may, at its option, terminate this Easement upon five days’ written notice.

5.            Grantor's Rights. The Grantor hereby reserves the right to use the Property within the limits set forth herein for the operation of electric generation facilities on the Property and in connection with the use and enjoyment of Grantor’s ownership interest in the Red Rock Generating Facility to the extent not expressly prohibited herein or by law.

6.            Operating Agreement Terms. The terms and conditions of the Operating Agreement, to the extent they are not inconsistent with the terms and conditions of this Easement, shall be incorporated herein by reference.

7.            Binding Effects; Assignment. The Easements run with the Property and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

8.            Recording. Grantor and each Grantee hereby acknowledge that this Agreement shall be recorded in Noble County, Oklahoma in the Registrar’s Office / Recorder of Deeds.

9.	Miscellaneous.

(a)          Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(b)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws (but not the conflict of laws principles) of the State of Oklahoma.

(c)          Construction. This Agreement shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been

S-2

prepared primarily by counsel of one of the parties. It is understood and recognized that both parties have contributed substantially and materially to the preparation of this Agreement.

(d)          Entire Agreement; Amendment and Waivers. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same shall not be amended, modified or discharged, nor shall any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

(e)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

S-3

IN WITNESS WHEREOF, the parties hereto have executed this Easement for Adjacent Facilities on the date first above written.

GRANTOR: OKLAHOMA GAS AND ELECTRIC COMPANY By: Name: Title:
OMPA: OKLAHOMA MUNICIPAL POWER AUTHORITY By: Print Name: Title:
PSO: PUBLIC SERVICE COMPANY OF OKLAHOMA By: Print Name: Title:

STATE OF __________	§

§  SS.

COUNTY OF __________	§

This instrument was acknowledged before me on ___________, 2006 by ___________________, the ___________________________ of Oklahoma Gas and Electric Company, an Oklahoma corporation.

_______________________________________

Printed Name: ___________________________

Notary Public for the State of _________

My commission expires:___________________

[seal]

STATE OF __________	§

§  SS.

COUNTY OF __________	§

This instrument was acknowledged before me on ___________, 2006 by ___________________, the ___________________________ of Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma.

_______________________________________

Printed Name: ___________________________

Notary Public for the State of _________

My commission expires:___________________

[seal]

STATE OF __________       §

§  SS.

COUNTY OF __________	§

This instrument was acknowledged before me on ___________, 2006 by ___________________, the ___________________________ of Public Service Company of Oklahoma, an Oklahoma corporation.

_______________________________________

Printed Name: ___________________________

Notary Public for the State of _________

My commission expires:___________________

[seal]

Exhibit A

Legal Description for the Property

Sooner Generating Station

Pawnee and Noble Counties

From 1976 Survey by LC Stoldt

A part of Townships 22 and 23 North, Range 2 East, and a part of Townships 22 and 23 North Range 3 East of the Indian Meridian, Noble County and Pawnee County, Oklahoma, being more particularly described as follows:

BEGINNING at the Northwest corner of Section 13, of said Township 23 North, Range 2 East;

THENCE N89°51’59”E a distance of 2641.93 feet;

THENCE S00°37’33”E a distance of 1647.11 feet;

THENCE N89°52’59”E a distance of 2635.33 feet;

THENCE S00°23’46”E a distance of 988.70 feet;

THENCE S00°23’46”E a distance of 2636.53 feet;

THENCE S00°31’44”E a distance of 1320.00 feet;

THENCE N88°59’46”E a distance of 2609.04 feet;

THENCE N00°21’10”W a distance of 1322.86 feet;

THENCE N88°56’03”E a distance of 2687.03 feet;

THENCE N88°44’11”E a distance of 2589.91 feet;

THENCE N88°44’11”E a distance of 2621.37 feet;

THENCE N89°34’15”E a distance of 2587.73 feet;

THENCE S00°56’37”E a distance of 2606.36 feet;

THENCE N89°16’57”E a distance of 33.00 feet;

THENCE S00°56’37”E a distance of 70.00 feet;

THENCE S70°33’50”E a distance of 488.15 feet;

THENCE S00°56’37”E a distance of 20.00 feet;

THENCE S03°03’23”W a distance of 111.14 feet;

THENCE S82°10’56”W a distance of 486.34 feet;

THENCE S00°56’37”E a distance of 1839.75 feet;

THENCE on a curve to the right having a radius of 1033.00 feet for an arc length of 280.69 feet;

THENCE S28°29’11”W a distance of 249.79 feet;

THENCE S28°29’11”W a distance of 691.05 feet;

THENCE on a curve to the right having a radius of 783.00 feet for an arc length of 664.00 feet;

THENCE S77°04’26”W a distance of 12.83 feet;

THENCE on a curve to the left having a radius of 1367.00 feet for an arc length of 529.33 feet;

THENCE S54°53’17”W a distance of 369.29 feet;

THENCE on a curve to the left having a radius of 967.00 feet for an arc length of 266.33 feet;

THENCE S39°06’28”W a distance of 789.14 feet;

THENCE on a curve to the left having a radius of 167.00 feet for an arc length of 113.99 feet;

THENCE S90°00’00”W a distance of 36.23 feet;

THENCE S00°14’17”W a distance of 16.33 feet;

THENCE S89°30’05”W a distance of 600.00 feet;

THENCE S30°39’17”W a distance of 384.01 feet;

THENCE S31°24’41”W a distance of 387.16 feet;

THENCE N89°29’04”E a distance of 994.91 feet;

THENCE S00°13’48”W a distance of 328.52 feet;

THENCE S89°28’37”W a distance of 995.38 feet;

THENCE S00°18’42”W a distance of 498.66 feet;

THENCE N89°28’09”E a distance of 500.00 feet;

THENCE S00°18’42”W a distance of 487.18 feet;

THENCE N89°27’14”E a distance of 496.79 feet;

THENCE S00°13’48”W a distance of 328.52 feet;

THENCE S89°26’47”W a distance of 327.27 feet;

THENCE S00°18’42”W a distance of 200.00 feet;

THENCE S89°26’47”W a distance of 670.00 feet;

THENCE S00°18’42”W a distance of 457.31 feet;

THENCE S00°51’40”E a distance of 660.01 feet;

THENCE N89°26’03”E a distance of 400.00 feet;

THENCE S00°51’40”E a distance of 660.04 feet;

THENCE S89°26’14”W a distance of 720.00 feet;

THENCE S00°51’40”E a distance of 1319.99 feet;

THENCE S89°26’37”W a distance of 1316.80 feet;

THENCE S00°53’30”E a distance of 200.00 feet;

THENCE S89°26’37”W a distance of 500.00 feet;

THENCE S00°53’30”E a distance of 1400.00 feet;

THENCE N51°13’34”W a distance of 1484.77 feet;

THENCE N01°30’09”W a distance of 659.03 feet;

THENCE S89°26’37”W a distance of 977.41 feet;

THENCE S01°01’07”E a distance of 1318.91 feet;

THENCE S89°15’28”W a distance of 1316.90 feet;

THENCE S00°53’03”E a distance of 1317.94 feet;

THENCE N89°17’58”E a distance of 120.00 feet;

THENCE S00°45’52”E a distance of 800.00 feet;

THENCE S89°17’58”W a distance of 400.00 feet;

THENCE N26°09’37”W a distance of 886.05 feet;

THENCE S89°17’58”W a distance of 660.00 feet;

THENCE S89°19’14”W a distance of 657.08 feet;

THENCE S00°49’59”E a distance of 658.14 feet;

THENCE N89°25’25”E a distance of 328.62 feet;

THENCE S00°50’23”E a distance of 1316.31 feet;

THENCE S25°49’54”W a distance of 732.60 feet;

THENCE N89°40’20”E a distance of 657.72 feet;

THENCE S00°50’47”E a distance of 658.06 feet;

THENCE N89°45’00”E a distance of 1317.69 feet;

THENCE N00°48’19”W a distance of 210.21 feet;

THENCE N89°49’39”E a distance of 1317.86 feet;

THENCE S00°45’52”E a distance of 2193.29 feet;

2

THENCE S00°38’58”E a distance of 144.96 feet;

THENCE S89°21’02”W a distance of 33.00 feet;

THENCE S80°24’25”W a distance of 621.64 feet;

THENCE S85°01’13”W a distance of 1069.70 feet;

THENCE S68°33’26”W a distance of 242.60 feet;

THENCE on a curve to the right having a radius of 21,705.92 feet for an arc distance of 303.07 feet;

THENCE N81°23’01”W a distance of 396.33 feet;

THENCE S00°38’07”E a distance of 417.00 feet;

THENCE S66°27’52”E a distance of 660.00 feet;

THENCE S00°39’52”E a distance of 274.00 feet;

THENCE S89°58’42”W a distance of 274.00 feet;

THENCE S00°38’14”E a distance of 1320.16 feet;

THENCE N89°58’26”E a distance of 658.33 feet;

THENCE S00°38’03”E a distance of 1319.96 feet;

THENCE N89°58’26”E a distance of 658.31 feet;

THENCE S00°37’59”E a distance of 1319.96 feet;

THENCE S89°58’26”W a distance of 1645.72 feet;

THENCE S89°58’22”W a distance of 1539.42 feet;

THENCE N00°36’09”W a distance of 2430.47 feet;

THENCE N89°23’51”E a distance of 503.19 feet;

THENCE N00°36’09”W a distance of 450.00 feet;

THENCE S58°58’09”E a distance of 591.00 feet;

THENCE N00°36’09”W a distance of 915.00 feet;

THENCE N00°36’09”W a distance of 395.00 feet;

THENCE N84°05’14’W a distance of 722.67 feet;

THENCE S00°36’09”E a distance of 901.99 feet;

THENCE S89°29’39”W a distance of 1964.92 feet;

THENCE S00°33’06”E a distance of 329.96 feet;

THENCE N89°29’43”E a distance of 655.07 feet;

THENCE S00°34’07”E a distance of 329.98 feet;

THENCE S89°29’46”W a distance of 1310.34 feet;

THENCE S00°32’05”E a distance of 659.91 feet;

THENCE S89°32’31”W a distance of 1322.49 feet;

THENCE S00°27’30”E a distance of 900.00 feet;

THENCE S89°32’31”W a distance of 400.00 feet;

THENCE N00°27’30”W a distance of 900.00 feet;

THENCE S89°32’31”W a distance of 900.00 feet;

THENCE S00°27’30”E a distance of 2639.67 feet;

THENCE S89°17’18”W a distance of 1315.35 feet;

THENCE N00°28’30”W a distance of 2639.51 feet;

THENCE N89°16’54”E a distance of 372.49 feet;

THENCE N00°26’37”W a distance of 597.85 feet;

THENCE S89°20’00”W a distance of 1190.00 feet;

THENCE N00°26’37”W a distance of 940.00 feet;

THENCE S89°18’05”W a distance of 2634.75 feet;

3

THENCE S00°33’00”E a distance of 219.83 feet;

THENCE S89°37’52”W a distance of 500.00 feet;

THENCE S00°33’00”E a distance of 870.28 feet;

THENCE S89°34’49”W a distance of 600.00 feet;

THENCE S00°33’00”E a distance of 450.00 feet;

THENCE N89°34’49”E a distance of 150.00 feet;

THENCE S00°33’14”E a distance of 1100.00 feet;

THENCE S89°37’36”W a distance of 900.00 feet;

THENCE S46°26’32”W a distance of 1083.32 feet;

THENCE N00°33’24”W a distance of 1840.00 feet;

THENCE N00°33’24”W a distance of 750.00 feet;

THENCE S89°40’28”W a distance of 1120.00 feet;

THENCE N63°06’16”E a distance of 881.67 feet;

THENCE N00°34’04”W a distance of 750.00 feet;

THENCE N89°40’28”E a distance of 330.00 feet;

THENCE N00°33’24”W a distance of 750.00 feet;

THENCE N00°28’39”W a distance of 25.00 feet;

THENCE N89°40’56”E a distance of 184.90 feet;

THENCE along a curve to the left having a radius of 235.00 feet for an arc distance of 200.97 feet;

THENCE N40°40’56”E a distance of 159.72 feet;

THENCE along a curve to the right having a radius of 260.00 feet for an arc distance of 95.29 feet;

THENCE N61°40’56”E a distance of 107.50 feet;

THENCE along a curve to the right having a radius of 655.00 feet for an arc distance of 320.09 feet;

THENCE N89°40’56”E a distance of 234.91 feet;

THENCE along a curve to the right having a radius of 1150.00 feet for an arc distance of 742.64 feet;

THENCE N52°40’56”E a distance of 37.00 feet;

THENCE along a curve to the right having a radius of 480.00 feet for an arc distance of 309.97 feet;

THENCE N89°40’56”E a distance of 448.98 feet;

THENCE N00°40’14”W a distance of 1881.69 feet;

THENCE N00°40’38”W a distance of 1975.21 feet;

THENCE S89°37’33W a distance of 660.00 feet;

THENCE N00°40’38”W a distance of 660.00 feet;

THENCE N89°37’33”E a distance of 3.86 feet;

THENCE N00°43’00”W a distance of 660.01 feet;

THENCE N89°37’47”E a distance of 656.03 feet;

THENCE N89°29’22”E a distance of 1319.87 feet;

THENCE N00°41’24”W a distance of 989.97 feet;

THENCE N89°29’18”E a distance of 1320.49 feet;

THENCE N00°39’14”W a distance of 990.00 feet;

THENCE N00°38’29”W a distance of 2640.29 feet;

THENCE N00°48’46”W a distance of 2634.74 feet;

4

THENCE S89°26’21”W a distance of 2638.58 feet;

THENCE N00°38’25”W a distance of 2633.61 feet;

THENCE N00°58’15”W a distance of 2646.36 feet;

THENCE N00°58’15”W a distance of 2646.05 feet;

THENCE N89°36’52”E a distance of 2658.98 feet;

THENCE N00°36’10”W a distance of 1977.50 feet;

THENCE N89°39’36”E a distance of 1325.34 feet;

THENCE N00°43’45”W a distance of 658.86 feet;

THENCE N89°40’25”E a distance of 1323.89 feet;

THENCE N00°51’21”W a distance of 2634.26 feet to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCEL:

A part of Sections 1 and 12, of Township 22 North, Range 2 East, and a part of Section 6, Township 22 North, Range 3 East, of the Indian Meridian, being more particularly described as follows:

BEGINNING at the Southeast corner of said Section 1;

THENCE S00°36’09”E a distance of 165.00 feet;

THENCE S84°20’27”W a distance of 1003.91 feet;

THENCE N00°36’09”W a distance of 255.00 feet;

THENCE S89°29’26”W a distance of 309.17 feet;

THENCE N00°27’15”W a distance of 983.94 feet;

THENCE N89°34’16”E a distance of 1309.74 feet;

THENCE N00°25’14”W a distance of 7.90 feet;

THENCE N89°57’55”E a distance of 250.00 feet;

THENCE S00°25’14”E a distance of 200.00 feet;

THENCE S24°15’07”E a distance of 866.21 feet;

THENCE S89°57’55”W a distance of 600.00 feet to the POINT OF BEGINNING.

AND LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCEL:

A part of the Southwest Quarter of Section 35, Township 23 North, Range 2 East, of the Indian Meridian, Noble County, Oklahoma;

BEGINNING at the Southwest corner of said Southwest Quarter;

THENCE N89°29’25”E a distance of 1319.45 feet;

THENCE N00°41’24”W a distance of 329.99 feet;

THENCE S89°29’24”W a distance of 1319.66 feet;

THENCE S00°43’34”E a distance of 329.98 feet to the POINT OF BEGINNING.

5

Exhibit B

Description of the Red Rock Generating Facility Site

The Red Rock Generating Facility Site will occupy a rectangular shaped area of land adjacent to and immediately West of the plant access road on the West side of Sooner Unit 2, as indicated on the Preliminary Site Plan (as defined in Section 1(b) of this Agreement). The land area of the Red Rock Generating Facility Site is approximately 2790 feet long, bordered on the North by the South bank of the (extended) intake channel, southward to a line extending from the North bank of the (extended) discharge channel; and approximately 600 feet in width commencing on the West side of the indicated plant access road and extending westward; having land area approximately 38.4 acres as generally depicted by the shaded area on the Preliminary Site Plan.

Exhibit T

Scheduling and Dispatch Procedures

1.	Communication of Unit Status

The Control Room Operator shall communicate simultaneously to all Owners certain information regarding the anticipated operating condition and outages or derates of the Red Rock Generating Facility. This information shall include, for each and every hour forward on a rolling seven day ahead basis, the Control Room Operator’s projections of Net Capability, anticipated changes in Net Capability, the estimated time when each such change will become effective, and the estimated time when the Red Rock Generating Facility will return to normal operation. The Control Room Operator shall communicate such projections, as soon as it is reasonably practicable to do so, consistent with Prudent Utility Practices, after such projections become known by the Control Room Operator, to all Owners simultaneously by posting the same to a secure web site, which the Operations Manager shall establish and maintain, and to which the Operations Manager shall furnish access to all Owners, in such a manner that the projected operating information posted on such web site shall be available to all Owners simultaneously.

The communications facilities of the Red Rock Generating Facility and each Owner shall include a system that allows the Control Room Operator of the Red Rock Generating Facility to communicate simultaneously with all the Owners through a ring down-line call, and thus allows all Owners to simultaneously hear the same telephonic communications made by the Control Room Operators.

2.	Unit Control Capabilities and Algorithm

The Red Rock Generating Facility shall include a distributed control system which interfaces with the Generation Control System operated and maintained by the Operations Manager (the “GCS”). The GCS shall be capable of receiving real-time dispatch instructions of the Transmission Operator for each Owner’s Pro Rata Share of Net Capability, to the extent that the Transmission Operator transmits such dispatch instructions directly to the Operations Manager or the Control Room Operator upon the issuance of such dispatch instructions. To the extent the Transmission Operator transmits dispatch instructions directly to any Owner, such Owner shall be responsible for forwarding such dispatch instructions to the GCS instantaneously upon such Owner’s receipt thereof. The GCS shall be capable of (i) combining all of the dispatch instructions of the Transmission Operator for each Owner’s Pro Rata Share of Net Capability (whether issued by the Transmission Operator directly to the Operations Manager or issued by the Transmission Operator to such Owner and forwarded instantaneously by such Owner to the GCS), (ii) forming the total real-time generation request for Net Capability from such dispatch instructions, and (iii) sending a control request to the Facility based on such total request for Net Capability. The GCS shall operate the industry standard algorithm for “actual error allocation” which shall calculate the allocation of instantaneous and integrated output of the Red Rock Generating Facility to each Owner’s Pro Rata Share of Net Capability or a portion thereof.

The GCS shall monitor whether or not the Red Rock Generating Facility is tracking the total request for Net Capability and shall issue alarms in real-time, to be transmitted to the Control

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Room Operator and the Owners, for certain operating conditions, including certain deviations of Net Capability from the total requested Net Capability. Not less than six months prior to the expected Commercial Operation Date, the Operations Manager shall submit to the Executive Committee for its approval the parameters, or a range of the parameters, of each of the conditions for which the GCS shall issue such alarms. During the initial six months from and after the Commercial Operation Date, the Operations Manager may adjust the parameters of any of the conditions for which the GCS shall issue such alarms as the Operations Manager, in its reasonable judgment, deems appropriate, provided that (a) such adjustments shall be consistent with Prudent Utility Practices and within the range of the parameters of such conditions approved by the Executive Committee, and (b) the Operations Manager shall, on or before the last Business Day during such initial six-month period, notify the Owners of the parameters of all such conditions, reflecting any such adjustments, that will be in effect on the day after the end of such initial six-month period. Thereafter, the Operations Manager may adjust such parameters from time to time as the Operations Manager, in its reasonable judgment, deems appropriate, subject to prior approval by the Executive Committee of any such adjustment. All Owners shall adhere to the same communications protocol for interfacing with the GCS, which shall be the Inter-Control Center Communications Protocol (“ICCP”) or its successor. Each Owner shall be responsible for the procurement, operation and maintenance of its own ICCP equipment and programming as necessary in order to interface with the GCS. The GCS shall also be capable of communicating via ICCP with SPP or its successor as required to support the scheduling and dispatch of Net Capability in accordance with this Agreement.

3.	Nomination of Net Capability

Each Owner shall be responsible for the accurate and timely nomination to the Transmission Operator, in accordance with all applicable nomination procedures and Laws, rules, regulations, standards and guidelines of Governmental Authorities, the North American Electric Reliability Council, the Transmission Provider and the Transmission Operator, of the type and quantity of such Owner’s Pro Rata Share of Net Capability that such Owner desires to take for each hour of operation of the Red Rock Generating Facility. The applicable nomination procedures may include: NERC tagging, transmission reservations, scheduling, RTO offerings, etc.

The quantity of Net Capability nominated by each Owner for any hour shall be not less than such Owner’s Pro Rata Share of Minimum Net Output and not greater than such Owner’s Pro Rata Share of the Operations Manager’s then current projection of Net Capability at the time of such nomination. Any over or under nomination of an Owner’s Pro Rata Share of Net Capability, intentional or otherwise, will be allocated via the industry standard “actual error allocation” algorithm operated by the GCS; provided, however, that if any Owner nominates less than its Pro Rata Share of Minimum Net Output for any hour, such Owner shall bear and pay all Energy Delivery Costs (including Imbalance Charges) incurred as a result of such failure.

If any Owner disputes the accuracy or conformity with this Agreement of the allocation among the Owners of Net Capability for any one or more hours, such Owner must support such dispute by furnishing to the Operations Manager and all other Owners written documentation and proof of all of the relevant nominations by such Owner that are sufficient to verify the accuracy and timely submission of such nominations in compliance with this Agreement. The Owners and the Operations Manager acknowledge that the resolution of any such dispute may result in

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after-the-fact adjustments to the disputed allocation of Net Capability for all Owners and thus to their financial responsibility for previously delivered Net Capability.

To the extent that any Output Differential is attributable, consistent with industry practices and the SPP Criteria, to an Owner’s specific schedule(s), transmission reservation(s) or nomination(s), such Output Differential shall be allocated to such Owner. To the extent that any Output Differential is not attributable, consistent with industry practices and the SPP Criteria, to an Owner’s specific schedule(s), transmission reservation(s) or nomination(s), such Output Differential shall be allocated among the Owners in accordance with their respective Pro Rata Shares. To the extent that Output Differential calculated and/or allocated in accordance with the foregoing provisions of this paragraph is inconsistent with any allocation of Output Differential calculated by the industry standard algorithm for “actual error allocation” referenced in Section 2 of this Exhibit T, the allocation of Output Differential determined in accordance with the foregoing provisions of this paragraph shall be deemed controlling.

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Exhibit U

FORM OF IRREVOCABLE PROXY AND OPTION AGREEMENT

THIS IRREVOCABLE PROXY AND OPTION AGREEMENT (this “Agreement”) is made and entered into as of December 15, 2006, by and between Oklahoma Gas and Electric Company, an Oklahoma corporation (“OG&E”), and Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“OMPA”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, OG&E, OMPA, and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are entering into that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of the date hereof (the “CO&O Agreement”), which provides, among other things, for OG&E, OMPA and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, upon entering into the CO&O Agreement with OG&E and PSO, OMPA will be the sole owner of an 8% Ownership Interest (as defined in the CO&O Agreement), and will have the sole right to vote and dispose of such 8% Ownership Interest, on the terms and subject to the conditions set forth in the CO&O Agreement; and

WHEREAS, as an inducement and a condition to OG&E’s entering into the CO&O Agreement with OMPA, and to OG&E’s permitting OMPA to acquire an 8% Ownership Interest and become an Owner (as defined in the CO&O Agreement) and a party to the CO&O Agreement, OG&E and OMPA have entered into this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and in the CO&O Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the CO&O Agreement.

Section 1.2.	Certain Definitions. For the purposes of this Agreement:

“Agreement” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

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“Ancillary Agreements” means, in respect of each Party hereto, any additional agreements, instruments or documents executed and delivered by such Party pursuant to this Agreement, including the Assignment and Assumption Agreement and the Bill of Sale.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, substantially in the form of Annex A, to be executed and delivered by both Parties hereto at the Option Closing.

“Assumed Liabilities” means the obligations and liabilities arising under the Ownership Interest transferred and delivered to OG&E at the Option Closing, to the extent, and only to the extent, such obligations and liabilities arise or first accrue after the Option Closing Date.

“Bill of Sale” means the Bill of Sale and Assignment, substantially in the form of Annex B, to be executed and delivered by OMPA to OG&E at the Option Closing.

“CO&O Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“Exercise Notice” has the meaning ascribed thereto in Section 3.1(b).

“Exercise Price” has the meaning ascribed thereto in Section 3.1(d).

“Expiration Date” has the meaning ascribed thereto in Section 2.1.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Initial OMPA Ownership Interest” has the meaning ascribed thereto in Section 2.1.

“OG&E” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“OG&E’s Option Transactions Approvals” means the approvals or authorizations of the Option Transactions by any Governmental Authority of competent jurisdiction over any of the Parties or the Red Rock Generating Facility that is required for OG&E to consummate the Option Transactions as specified in the Exercise Notice or any notice furnished by OG&E to OMPA within [ten (10)] Business Days after the delivery of the Exercise Notice to OMPA.

“Oklahoma Court” has the meaning ascribed thereto in Section 7.3.

“OMPA” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Option” has the meaning ascribed thereto in Section 3.1.

“Option Closing” means the proceedings for the consummation of the Option Transactions.

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“Option Closing Date” means the date on which the Option Closing actually occurs.

“Option Transactions” means the purchase by OG&E, and sale by OMPA to OG&E, of OMPA’s Ownership Interest pursuant to the exercise by OG&E of the Option, as provided for in Article III.

“Parties” means the signatories to this Agreement.

“PSO” has the meaning ascribed thereto in the recitals to this Agreement.

“Triggering Event” has the meaning ascribed thereto in Section 3.1(a).

Section 1.3.      Interpretations. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (v) reference to any Article, Section or Annex means such Article or Section of, or Annex to, this Agreement, and references in any Article, Section or Annex or definition to any clause means such clause of such Article, Section, Annex or definition; (vi) “herein,” “hereof,” “hereto,” “hereunder” and words of similar import are reference to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “to and including”; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

ARTICLE II

IRREVOCABLE PROXY

Section 2.1.      Voting Agreement. OMPA irrevocably and unconditionally agrees that, from the date hereof until the date of the termination of this Agreement in accordance with its terms (the “Expiration Date”), at any meeting (whether monthly, quarterly or special, and whether or not an adjourned or postponed meeting) of the Executive Committee, however called, or in connection with any written consent or other action of the Executive Committee or Members, OG&E shall be entitled to vote, or cause to be voted (including by written consent, if applicable), the entire 8% Ownership Interest as the same exists on the date of the CO&O Agreement and without giving effect to any changes in OMPA’s Ownership Interest and Pro Rata Share (the “Initial OMPA Ownership Interest”), or grant any consents or otherwise exercise all rights of or arising under the Initial OMPA Ownership Interest in respect of voting, in OG&E’s sole discretion on any matters to be determined or decided by the Executive Committee

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or otherwise by any vote of any Members or, except as otherwise provided by the CO&O Agreement, including Section 7.02(a)(ii) thereof, with respect to matters that are subject to the agreement or approval of all of the Owners, of any Owners. OMPA shall notify OG&E as promptly as practicable of any change, or anticipated change of which OMPA has knowledge, to the Initial OMPA Ownership Interest or Pro Rata Share pursuant to the CO&O Agreement, to the extent (if any) OG&E shall not have been notified thereof pursuant to the CO&O Agreement, and OMPA shall keep OG&E informed at all times in reasonable detail of the progress or status of any such change or anticipated change.

Section 2.2.      Irrevocable Proxy. OMPA HEREBY APPOINTS OG&E AND ANY DESIGNEE OF OG&E, EACH OF THEM INDIVIDUALLY, OMPA’S IRREVOCABLE (UNTIL THE EXPIRATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT THE INITIAL OMPA OWNERSHIP INTEREST IN OG&E’S SOLE DISCRETION ON ANY MATTER TO BE DETERMINED OR DECIDED BY THE EXECUTIVE COMMITTEE OR OTHERWISE BY ANY VOTE OF ANY MEMBERS OR, EXCEPT AS OTHERWISE PROVIDED BY THE CO&O AGREEMENT, INCLUDING SECTION 7.02(A)(II) THEREOF, WITH RESPECT TO MATTERS THAT ARE SUBJECT TO THE AGREEMENT OR APPROVAL OF ALL OF THE OWNERS, OF ANY OWNERS. THIS PROXY SHALL BE DEEMED GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF OMPA UNDER THIS AGREEMENT. OMPA AFFIRMS THAT THIS PROXY IS COUPLED WITH OG&E’S OWNERSHIP INTEREST, SHALL BE IRREVOCABLE (UNTIL THE EXPIRATION DATE) AND SHALL BE TRANSFERABLE BY OG&E, TOGETHER WITH ALL, OR THE ENTIRE PORTION THEREOF THEN HELD BY OG&E, OF OG&E’S OWNERSHIP INTEREST. OMPA SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. OMPA HEREBY REVOKES ANY PROXIES PREVIOUSLY GRANTED BY OMPA WITH RESPECT TO THE INITIAL OMPA OWNERSHIP INTEREST.

ARTICLE III

IRREVOCABLE OPTION

Section 3.1.       Irrevocable Option. OMPA hereby grants to OG&E an irrevocable option (the “Option”) to purchase all of OMPA’s right, title and interest in, to and under the Initial OMPA Ownership Interest, the CO&O Agreement, and the Project on the terms and subject to the conditions set forth in this Article III.

(a)          OG&E shall be entitled to (but shall have no obligation to) exercise the Option, in whole but not in part, at any time prior to the Expiration Date if any of the following (a “Triggering Event”) shall have occurred:

(i)

(A) the proxy granted to OG&E in Section 2.2 of this Agreement is held by any Governmental Authority of competent jurisdiction or determined by an arbitration panel to have been revoked or to be revocable, invalid,

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void (or voidable) or unenforceable under applicable Law, in whole or in part, and (B) OMPA exercises, purports or attempts to exercise or asserts (other than on behalf and at the direction of OG&E) any right to vote or, other than pursuant to the proxy granted to OG&E in Section 2.2, cause to be voted (including by written consent, if applicable) any or all of OMPA’s Ownership Interest, except with respect to any matter that the CO&O Agreement, including Section 7.02(a)(ii) thereof, provides is subject to the agreement or approval of all of the Owners.

(ii)

OMPA or any of its Affiliates commences any action, suit, or proceeding which seeks or could reasonably be expected to result in a holding by a Governmental Authority or determination by an arbitration panel described in Section 3.1(a)(i) (A) or the issuance of an injunction, restraining order or order described in Section 3.1(a)(iii)(A);

(iii)

(A) any injunction, restraining order or order of any nature is issued by any Governmental Authority of competent jurisdiction which prohibits or restrains the exercise by OG&E of the proxy granted in Section 2.2 of this Agreement, and (B) OMPA exercises, purports or attempts to exercise or asserts (other than on behalf and at the direction of OG&E) any right to vote or, other than pursuant to the proxy granted to OG&E in Section 2.2, cause to be voted (including by written consent, if applicable) any or all of OMPA’s Ownership Interest, except with respect to any matter that the CO&O Agreement, including Section 7.02(a)(ii) thereof, provides is subject to the agreement or approval of all of the Owners, or

(iv)

(A) any action is taken, or any Law is enacted, promulgated or deemed applicable to the proxy granted in Section 2.2 of this Agreement by any Governmental Authority of competent jurisdiction, which prohibits or restrains the exercise by OG&E of such proxy, and (B) OMPA exercises, purports or attempts to exercise or asserts (other than on behalf and at the direction of OG&E) any right to vote or, other than pursuant to the proxy granted to OG&E in Section 2.2, cause to be voted (including by written consent, if applicable) any or all of OMPA’s Ownership Interest, except with respect to any matter that the CO&O Agreement, including Section 7.02(a)(ii) thereof, provides is subject to the agreement or approval of all of the Owners.

(b)          At any time from and after the occurrence of a Triggering Event to the Expiration Date, OG&E may exercise the Option by giving to OMPA a written notice of the exercise by OG&E of the Option (the “Exercise Notice”).

(c)          If OG&E shall have exercised the Option prior to the Expiration Date, at the Option Closing, on the terms and subject to the conditions set forth in Article III, OMPA shall sell, convey, assign, transfer and deliver to OG&E, and OG&E will purchase and acquire from OMPA, all of OMPA’s right, title and interest in, to and under its Ownership Interest and the

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CO&O Agreement, free and clear of any Encumbrances, except Encumbrances created by or pursuant to this Agreement or the CO&O Agreement, and all of OMPA’s right, title and interest in, to and under the Project, free and clear of any Encumbrances, except Permitted Encumbrances. Upon the Option Closing, OG&E shall assume, and thereafter shall pay, perform and discharge when due, the Assumed Liabilities. OG&E shall not assume or be obligated to pay, perform or otherwise discharge, any liabilities or obligations of OMPA under the CO&O Agreement, or arising from or in connection with OMPA’s Ownership Interest, the CO&O Agreement, or the Project, except the Assumed Liabilities. OMPA shall retain and from and after the Option Closing shall pay, perform and discharge when due, all liabilities or obligations of OMPA under the CO&O Agreement, or arising from or in connection with OMPA’s Ownership Interest, the CO&O Agreement, or the Project, except the Assumed Liabilities.

(d)          The exercise price of the Option (the “Exercise Price”) shall be an amount in cash equal to OMPA’s Pro Rata Share of the aggregate amount of all Construction Costs plus OMPA’s Pro Rata Share of all Costs of Capital Additions, in each case to the extent actually paid by OMPA, less the associated depreciation on the Project and Capital Additions to the Option Closing Date, as reflected in the financial statements and books of account of OMPA in accordance with United States generally accepted accounting principles consistently applied.

(e)          The Exercise Price shall be paid by OG&E at the Option Closing in cash as provided in Section 3.2(c)(i).

Section 3.2.	Option Closing.

(a)          Subject to the terms and conditions hereof, proceedings for the Option Closing will take place at the offices of Jones Day, 77 West Wacker, Suite 3500, Chicago, Illinois 60601-1692, or at such other location as is agreed to by the Parties, at 10:00 a.m. local time, on the [third (3rd)] Business Day following the date on which the conditions set forth in Section 3.4 and Section 3.5, other than those conditions that by their nature are to be satisfied at the Option Closing, have been either satisfied or waived by the Party for whose benefit such conditions exist, or at such other time and place as the Parties may mutually agree. The Option Closing shall be effective for all purposes immediately after 11:59 p.m., Central prevailing time, on the Option Closing Date. At the Option Closing, and subject to the terms and conditions hereof, the following will occur:

(b)          At the Option Closing, OMPA shall deliver, or cause to be delivered, to OG&E the following:

(i)	the Bill of Sale, duly executed by OMPA;
(ii)	the Assignment and Assumption Agreement, duly executed by OMPA;
(iii)

any such other instruments of transfer and conveyance, properly executed and acknowledged by OMPA in such customary form as is reasonably acceptable to both OMPA and OG&E, that are necessary to transfer to and vest in OG&E all of OMPA’s right, title and interest in, to and under its Ownership Interest, the CO&O Agreement and the Project, and that are reasonably requested of OMPA prior to the Option Closing Date;

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(iv)

a certificate from OMPA, executed on its behalf by an authorized officer, dated the Option Closing Date, to the effect that the conditions set forth in Section 3.4(a) and Section 3.4(e) have been satisfied by OMPA;

(v)	certified copies of the bylaws and any other constitutive documents of OMPA, together with a certificate of a duly authorized officer of OMPA that none of such documents have been amended;
(vi)

copies, certified by an appropriate office of OMPA, of resolutions of the board of directors of OMPA authorizing the execution and delivery by OMPA of this Agreement and each of the Ancillary Agreements to which it is a party and authorizing or ratifying all of the other agreements and instruments, in each case, to be executed and delivered by OMPA in connection herewith;

(vii)

a certificate of an appropriate officer of OMPA identifying the name and title and bearing the signatures of the officers of OMPA authorized to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and the other agreements and instruments contemplated hereby;

(viii)	a certificate of non-foreign status of OMPA pursuant to Section 1445 of the Code;
(ix)	following confirmation of delivery of the Exercise Price, a receipt for the Exercise Price; and
(x)	any other documents or instruments reasonably required by OG&E to consummate the Option Transactions and reasonably requested of OMPA prior to the Option Closing Date.

(c)          At the Option Closing, OG&E shall deliver, or cause to be delivered, to OMPA the following:

(i)	the Exercise Price, by wire transfer of immediately available funds to an account or accounts designated by OMPA in writing prior to the Option Closing Date;
(ii)	the Assignment and Assumption Agreement, duly executed by OG&E;
(iii)

any such other instruments of assumption, properly executed and acknowledged by OG&E in such customary form as is reasonably acceptable to both OMPA and OG&E, that are necessary for OG&E to assume the Assumed Liabilities;

(iv)

a certificate from OG&E, executed on its behalf by an authorized officer, dated the Option Closing Date, to the effect that the conditions set forth in Section 3.5(a) and Section 3.5(d) have been satisfied by OG&E;

(v)	certified copies of the certificate of incorporation and bylaws of OG&E, together with a certificate of a duly authorized officer of OG&E that none of such documents have been amended;
(vi)

copies, certified by the appropriate officer of OG&E, of resolutions of the board of directors of OG&E authorizing the execution and delivery by OG&E of this Agreement, and each of the Ancillary Agreements to which it is a party and authorizing or ratifying all of the other agreements and

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instruments, in each case, to be executed and delivered by OG&E in connection herewith;

(vii)

a certificate of the appropriate officer of OG&E, identifying the name and title and bearing the signatures of the officers of OG&E authorized to execute and deliver this Agreement, and each of the Ancillary Agreement to which OG&E is a party and the other agreements and instruments contemplated hereby; and

(viii)	any other documents or instruments reasonably required by OMPA to consummate the Option Transactions and reasonably requested of OG&E prior to the Option Closing Date.

(d)          OMPA shall bear and pay all expenses incurred, and any and all United States federal, state and local Taxes or other charges that may be payable, in connection with the preparation, execution and delivery of the Bill of Sale, the Assignment and Assumption Agreement or any other instruments or documents delivered at the Option Closing or, otherwise in connection with the consummation of the Option Transactions.

Section 3.3.     Efforts to Close. Subject to the terms and conditions herein, if OG&E shall have exercised the Option, each of the Parties hereto shall use its commercially reasonable efforts to consummate and make effective, as soon as practicable after such exercise, the Option Transactions, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exercising their commercially reasonable efforts to obtain each of the consents, authorizations and approvals of any Governmental Authority or other Person which is reasonably necessary to effectuate the Option Transactions, including, in the case of OG&E, OG&E’s Option Transactions Approvals, and effecting all other necessary registrations and filings, including, without limitation, filings under applicable Laws, including the HSR Act, and all other necessary filings with any Governmental Authority. Each Party shall promptly and with all due diligence take any and all actions necessary or otherwise appropriate to support the other Party, as reasonably requested by such other Party, in obtaining such consents, authorizations or approvals or effecting such filings. If OG&E shall have exercised the Option, time shall be of the essence of the obligation of OMPA to consummate the Option Transactions. Any appearances, presentations, briefs, or proposals made to or submitted before any Governmental Authority by or on behalf of OMPA in connection with the approval of this Agreement, the Option Transactions or the Ancillary Agreements shall be subject to the approval or disapproval in advance of OG&E, acting with the advice of OG&E’s counsel. Each Party will consult and fully cooperate with the other Party, and consider in good faith the views of the other Party, in connection with any such appearance, presentation, brief, or proposal made or submitted before any Governmental Authority by or on behalf of such Party in connection with the approval of this Agreement, the Option Transactions or the Ancillary Agreements, provided that nothing will prevent a Party from responding to a subpoena or other legal process as required by applicable Law or stock exchange rule. Each Party will provide the other with copies of all written communications from Governmental Authorities relating to any of OG&E’s Option Transactions Approvals, or the approval or disapproval of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

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Section 3.4.     OG&E’s Conditions to Option Closing. If OG&E shall have exercised the Option, the obligation of OG&E to consummate the Option Transactions shall be subject to fulfillment at or prior to the Option Closing of the following conditions, except to the extent OG&E waives such fulfillment in writing:

(a)          OMPA shall have performed or complied in all material respects with all covenants and agreements contained in this Article III, Section 5.1, Section 5.2 and the Ancillary Agreements on its part required to be performed or complied with at or prior to the Option Closing.

(b)          Any waiting period under the HSR Act that is applicable to the consummation of the Option Transactions shall have expired or been terminated.

(c)	There shall be no:
(i)

injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which prevents the consummation of the Option Transactions as herein provided; or

(ii)

action taken, or Law enacted, promulgated or deemed applicable to the Option Transactions, by any Governmental Authority of competent jurisdiction over the Parties which prohibits the consummation of the Option Transactions as herein provided; provided, however, that the Parties will use their commercially reasonable efforts to litigate against, and to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, Law or penalty.

(d)	OG&E shall have received all of OG&E’s Option Transactions Approvals.

(e)          The representations and warranties of OMPA set forth in this Agreement that are qualified with respect to materiality shall be true and correct, and the representations and warranties of OMPA set forth in this Agreement that are not so qualified shall be true and correct in all material respects, on and as of the Option Closing Date.

(f)           OG&E shall have received all of the deliveries required to be made to it under Section 3.2(b).

Section 3.5.       OMPA’s Conditions to Option Closing. If OG&E shall have exercised the Option, the obligation of OMPA to consummate the Option Transactions shall be subject to fulfillment at or prior to the Option Closing of the following conditions, except to the extent OMPA waives such fulfillment in writing:

(a)          OG&E shall have performed or complied in all material respects with all covenants and agreements contained in this Article III and the Ancillary Agreements on its part required to be performed or complied with at or prior to the Option Closing.

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(b)          Any waiting period under the HSR Act that is applicable to the consummation of the Option Transactions shall have expired or been terminated.

(c)	There shall be no:
(i)

injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which prevents the consummation of the Option Transactions as herein provided; or

(ii)

action taken, or Law enacted, promulgated or deemed applicable to the Option Transactions, by any Governmental Authority of competent jurisdiction over the Parties which prohibits the consummation of the Option Transactions as herein provided; provided, however, that the Parties will use their commercially reasonable efforts to litigate against, and to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, Law or penalty.

(d)          The representations and warranties of OG&E set forth in this Agreement that are qualified with respect to materiality shall be true and correct, and the representations and warranties of OG&E set forth in this Agreement that are not so qualified shall be true and correct in all material respects, on and as of the Option Closing Date.

(e)          OMPA shall have received all of the deliveries required to be made to it under Section 3.2(c).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1.      Representations and Warranties of OMPA. OMPA represents and warrants to OG&E, as of the date of this Agreement and of each day thereafter to the Expiration Date, as follows:

(a)          OMPA is a governmental agency of the State of Oklahoma and a body politic and corporate duly created and validly existing under the laws of the State of Oklahoma. OMPA has full corporate and other requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which OMPA is or becomes a party and to perform its obligations hereunder and thereunder. OMPA is qualified to do business in the State of Oklahoma. The execution and delivery by OMPA of this Agreement and the Ancillary Agreements to which OMPA is or becomes a party and the performance by OMPA of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate and other action on the part of OMPA. The execution and delivery by OMPA of this Agreement and the Ancillary Agreements do not, and the performance by OMPA of its obligations under this Agreement and the Ancillary Agreements will not, violate any provision of any applicable Law, OMPA’s bylaws, any similar constitutive documents of OMPA or any indenture, agreement or instrument to which OMPA is a party, or by which OMPA or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OMPA and constitutes, and

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when executed and delivered by OMPA each of the Ancillary Agreements to which OMPA is a party will be duly executed and delivered by OMPA and will constitute, the legal valid and binding obligation of OMPA enforceable against OMPA in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          OMPA is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect OMPA’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements to which OMPA is or becomes a party. Neither the execution, delivery and performance by OMPA of this Agreement or any of the Ancillary Agreements to which OMPA is or becomes a party, nor the consummation of the transactions contemplated hereby or thereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OMPA is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

(c)          As of the date hereof, OMPA is the sole owner of all right, title and interest in, to and under the Initial OMPA Ownership Interest, except the rights in, to or under the Initial OMPA Ownership Interest granted to OG&E or any other Owner by this Agreement or the CO&O Agreement. As of any date after the date hereof to the Expiration Date, (i) no change to OMPA’s Ownership Interest or Pro Rata Share shall have occurred, except any such change that is expressly provided for in or permitted by the CO&O Agreement and of which OG&E shall have been furnished prior notice and been kept informed by OMPA in accordance with Section 2.1, and (ii) OMPA is the sole Owner of all right, title and interest in, to and under its Ownership Interest (after giving effect to any change to the Initial OMPA Ownership Interest described in the preceding clause (i)). Except as otherwise expressly provided in this Agreement or the CO&O Agreement, OMPA has full and unrestricted power to dispose of and vote all of its Ownership Interest. OMPA has good and marketable title to its Ownership Interest, free and clear of all Encumbrances and all proxies, voting agreements and demands of any nature or kind whatsoever, except the Encumbrances created by or pursuant to this Agreement or the CO&O Agreement.

(d)          No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of OMPA.

(e)          OMPA understands and acknowledges that OG&E is entering into the CO&O Agreement with OMPA as a party thereto, is incurring its obligations to OMPA as set forth therein, and is permitting OMPA to acquire its 8% Ownership Interest and become an Owner and a party to the CO&O Agreement, in reliance upon OMPA’s execution and delivery of this Agreement.

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Section 4.2.       Representations and Warranties of OG&E. OG&E represents and warrants to OMPA as of the date of this Agreement and of each day thereafter to the Expiration Date, as follows:

(a)          OG&E is a corporation duly formed and validly existing under the laws of the State of Oklahoma. OG&E has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which OG&E is or becomes a party and to perform its obligations hereunder and thereunder. OG&E is qualified to do business in the State of Oklahoma. The execution and delivery by OG&E of this Agreement and the Ancillary Agreements to which OG&E is or becomes a party and the performance by OG&E of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of OG&E. The execution and delivery by OG&E of this Agreement and the Ancillary Agreements to which OG&E is or becomes a party do not, and the performance by OG&E of its obligations under this Agreement will not, violate any provision of any applicable Law, OG&E’s corporate charter or bylaws or any indenture, agreement or instrument to which OG&E is a party, or by which OG&E or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OG&E and constitutes, and when executed and delivered by OG&E each of the Ancillary Agreements to which OG&E is or becomes a party will be duly executed and delivered and will constitute, the legal valid and binding obligation of OG&E enforceable against OG&E in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          OG&E is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect OG&E’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements to which OG&E is or becomes a party. Neither the execution, delivery and performance by OG&E of this Agreement or any of the Ancillary Agreements to which OG&E is or becomes a party, nor the consummation of the transactions contemplated hereby or thereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OG&E is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

ARTICLE V

CERTAIN COVENANTS OF OMPA

Section 5.1.       Notification. OMPA shall promptly notify OG&E in writing upon any representation or warranty of OMPA contained in this Agreement that is qualified with respect to materiality becoming untrue or incorrect in any respect or any representation or warranty of OMPA contained in this Agreement that is not so qualified becoming untrue or incorrect in any material respect at any time prior to the Expiration Date.

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Section 5.2.       Certain Restrictions. From the date hereof to the Expiration Date, OMPA shall not, directly or indirectly:

(a)          grant any proxies or powers of attorney, rights or privileges (whether by law, preemptive or contractual) with respect to any or all of its Ownership Interest, except the proxy granted to OG&E in Section 2.2;

(b)          grant or suffer to exist any Encumbrance on any or all of its Ownership Interest, except any Encumbrance created by or pursuant to this Agreement or the CO&O Agreement;

(c)          deposit any or all of its Ownership Interest into a voting trust or enter into any voting agreement with respect to any or all of its Ownership Interest, except the agreements set forth in Section 2.1 and Section 2.2;

(d)          exercise, purport or attempt to exercise, or assert (other than on behalf and at the direction of OG&E) any right to vote or, other than pursuant to the proxy granted to OG&E in Section 2.2, cause to be voted (including by written consent, if applicable) any or all of OMPA’s Ownership Interest, except with respect to any matter that the CO&O Agreement, including Section 7.02(a)(ii) thereof, provides is subject to the agreement or approval of all of the Owners, or

(e)          otherwise restrict the ability of OG&E freely to exercise all voting rights with respect to the Initial OMPA Ownership Interest; or

(f)           enter into any other agreement or understanding or take any other action of any kind whatsoever with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in Section 2.1 or Section 2.2 or the proxy granted to OG&E in Section 2.2.

Section 5.3.       Disclosure. OMPA hereby authorizes OG&E to publish and disclose in any announcement or disclosure required by applicable Laws or stock exchange rules (including all documents and schedules filed with any Governmental Authority pursuant to any of the foregoing), its identity and interest in OMPA’s Ownership Interest and the nature of the commitments, arrangements and understandings under this Agreement, provided that OMPA is provided with a reasonable opportunity to review and comment on such disclosure.

Section 5.4.       Further Assurances. At any time and from time to time after the date of this Agreement, OMPA shall execute and deliver, or cause to be executed and delivered, all such additional documents and instruments, and take, or cause to be taken, all such further actions, and do, or cause to be done, all such things, as may be advisable under applicable Laws, necessary or appropriate or as may reasonably be requested by OG&E in order to fulfill and implement the terms of this Agreement, consummate and make effective the transactions contemplated hereby or ensure that OG&E realizes all of the benefits intended to be afforded to OG&E by this Agreement. Without limiting the generality of the foregoing, if OMPA’s Ownership Interest shall have become subject to any Encumbrance, other than any Encumbrance created by or pursuant to this Agreement or the CO&O Agreement, at any time, OMPA shall

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cause any such Encumbrance to be discharged and released, and shall cause to be executed and delivered to OG&E a release or other document, in form and substance satisfactory to OG&E, evidencing the discharge and release of such Encumbrance, as soon as practicable following OMPA’s obtaining Knowledge of such Encumbrance or following OG&E’s request.

ARTICLE VI

TERMINATION

Section 6.1.       Termination. This Agreement may be terminated by OG&E at any time upon notice to OMPA of OG&E’s termination hereof. This Agreement shall terminate, automatically and without any further action, upon the termination of the CO&O Agreement in accordance with its terms; provided, however, that, if OG&E shall have exercised the Option prior to the termination of the CO&O Agreement, the Expiration Date shall be extended to the next Business Day after the Option Closing Date (subject to any earlier termination hereof by OG&E pursuant to the preceding sentence).

Section 6.2.      Effect of Termination. Upon termination of this Agreement, the covenants, agreements, representations and warranties herein and all further obligations of the Parties hereunder shall terminate, except the provisions of Section 3.1(c) through Section 3.5, Section 5.4, this Section 6.2 and Article VII, and except any rights, obligations or liabilities that accrued prior to the termination as a result of any breach of this Agreement by either Party or the exercise by OG&E of the Option prior to the Expiration Date, all of which shall survive such termination indefinitely. The termination hereof shall not limit or impair any remedies available hereunder or at law or in equity to enforce, or seek recovery or relief based upon, any of the provisions, rights, obligations or liabilities that survive termination.

ARTICLE VII

GENERAL

Section 7.1.      Expenses. Except as expressly otherwise provided in Section 3.2(d), Section 7.4 or any other provision of this Agreement or to the extent arising or resulting from the other Party’s breach hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 7.2.      Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

Section 7.3.      Waiver of Jury Trial; Submission to Jurisdiction. EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY, FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE

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TRANSACTIONS CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH OR THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BOTH PARTIES. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF ANY COURT OF COMPETENT JURISDICTION SITTING IN OKLAHOMA COUNTY, OKLAHOMA (“OKLAHOMA COURT”) AND AGREES NOT TO SEEK ADJUDICATION OF ANY ACTION, CLAIM OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN AN OKLAHOMA COURT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY OKLAHOMA COURT AND WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY OKLAHOMA COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. NOTWITHSTANDING THE FOREGOING, EACH PARTY AGREES THAT ANY JUDGMENT AGAINST IT RENDERED BY AN OKLAHOMA COURT MAY BE ENFORCED IN ANY JURISDICTION IN WHICH SUCH PARTY HOLDS OR KEEPS ASSETS.

Section 7.4.      Attorneys’ Fees and Litigation Expenses. In the event any action is commenced to recover damages or enforce any rights or obligations under this Agreement, then the prevailing party in such action shall be entitled to recover its attorney fees, including the reasonable fees of in-house counsel, expert fees, and all reasonable out-of-pocket expenses incurred in enforcing the prevailing party’s rights under this Agreement, regardless of whether those fees, costs or expenses are otherwise recoverable as costs in the action, including all fees and expenses incurred in connection with the investigation and preparation of the action before it is filed and upon appeal.

Section 7.5.       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; provided, that any notice received by telecopy or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day. Either Party to this Agreement may notify the other Party of any changes to the address or any of the other details specified in this

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paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the Parties as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to OG&E:	Oklahoma Gas and Electric Company

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3198

E-mail: bullarwj@oge.com

With a copy to:	OGE Energy Corp

Street Address:

321 North Harvey Avenue

Oklahoma City, OK 73102-3405

Post Office Box Address:

P.O. Box 321

Oklahoma City, OK 73101-0321

Attn: General Counsel

Facsimile No.: (405) 553-3760

E-mail: clarkep@oge.com

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If to OMPA:	Oklahoma Municipal Power Authority

Street Address:

2300 East Second Street

Edmond, OK 73083

Post Office Box Address:

P.O. Box 1960

Edmond, Oklahoma 73083-1960

Attn: General Manager

Facsimile No.: (405) 359-1071

E-mail: hdawson@ompa.com

With a copy to:	Oklahoma Municipal Power Authority

Street Address:

2300 East Second Street

Edmond, OK 73083

Post Office Box Address:

P.O. Box 1960

Edmond, Oklahoma 73083-1960

Attn: General Counsel

Facsimile No.: (405) 359-1071

E-mail: mspeegle@ompa.com

Section 7.6.       Waivers. To the extent permitted by applicable Law, any failure of either Party to comply with any obligation, covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith. No failure by either Party to exercise, and no delay in exercising, short of the statutory period, any right, power or remedy under this Agreement or available at Law or in equity shall operate as a waiver thereof. Without limiting the generality of the foregoing, if either Party elects to proceed with the Option Closing with knowledge by it of any failure of any condition in its favor to be satisfied or any breach of any representation, warranty, covenant or agreement herein by the other Party, such failure or breach shall not be deemed to have been waived by such Party as a result of such election to proceed with the Option Closing and such Party shall be entitled to assert against the opposite Party any claims, demands or charges in respect of same, and all representations, warranties, covenants and agreements herein shall survive the Option Closing indefinitely. Any waiver at any time by either Party of its rights with respect to any breach of or default under this Agreement, or with respect to any other matter arising in connection therewith, shall not be deemed a waiver with respect to any subsequent breach, default or matter.

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Section 7.7.       No Reliance. In entering into this Agreement, neither Party has relied on any statement, representation or promise of any other Party or any other Person except as expressly stated in this Agreement or the CO&O Agreement.

Section 7.8.       Assumption of Risk. In entering into this Agreement, each of the Parties assumes the risk of any mistake of fact or Law, and the subsequent discovery by either Party that its understanding of the facts or the Law was incorrect shall not entitle that Party or the other Party to set aside, or attempt to set aside, this Agreement or any provision hereof.

Section 7.9.       Waiver of Defenses. Upon the execution of this Agreement, the Parties release each other from any and all claims relating to the formation and negotiation of this Agreement, including but not limited to reformation, rescission, mistake of fact or mistake of Law, and waive, and will not raise in any court, administrative body or other tribunal, any claim in avoidance of or defense to the enforcement of this Agreement except as expressly provided in this Agreement.

Section 7.10.     No Third-Party Beneficiaries. None of the promises, rights or obligations contained in this Agreement shall inure to the benefit of any Person other than the Parties and their respective successors and permitted assigns; and no action may be commenced or prosecuted against any Party by any third party claiming to be a third-party beneficiary of this Agreement or the transactions contemplated hereby.

Section 7.11.     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason under any present or future Law, public policy or order, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out to the maximum extent possible, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by Law.

Section 7.12.    Assignment. Neither this Agreement nor any right, interest or obligation of OMPA hereunder may be assigned or otherwise transferred by OMPA, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of OG&E and any attempt to do so shall be null and void. OG&E may assign or otherwise transfer this Agreement or any right, interest or obligation of OG&E hereunder without the prior written consent of OMPA, provided that OG&E shall furnish reasonably prompt notice to OMPA of any such assignment or transfer.

Section 7.13.    Successors. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

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Section 7.14.     Representation by Counsel. Each Party has been represented by its chosen legal counsel in connection with this Agreement and fully understands the terms of this Agreement.

Section 7.15.   Construction of Agreement. This Agreement and any documents or instruments, delivered pursuant hereto, including the Ancillary Agreements, shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the Parties hereto participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

Section 7.16.     Entire Agreement. This Agreement, including the Annexes hereto, and the CO&O Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations, representations and warranties, and discussions, whether oral or written, between the Parties, with respect to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter of this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement. No modification or amendment of any provision of this Agreement shall be effective unless made in writing and duly signed by the Parties referring specifically to this Agreement.

Section 7.17.     Remedies Cumulative. Except as otherwise herein provided, the rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 7.18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 7.19.    Execution. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be signed as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY

By:
Name:
Title:

OKLAHOMA MUNICIPAL POWER AUTHORITY

By:
Name:
Title:

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Annex A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of this ___ day of __________, 20__, by and between Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“Assignor”), and Oklahoma Gas and Electric Company, an Oklahoma corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor, Assignee and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of November ___, 2006, [as amended] (the “CO&O Agreement”), which provides, among other things, for Assignor, Assignee and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, Assignor is the owner of an 8% Ownership Interest (as defined in the CO&O Agreement);

WHEREAS, pursuant to that certain Irrevocable Proxy and Option Agreement, dated as of the date of the CO&O Agreement (the “Irrevocable Proxy and Option Agreement”), between Assignor and Assignee, Assignor has (among other things) granted to Assignee an irrevocable option to purchase all of Assignor’s right, title and interest in, to and under Assignor’s Ownership Interest, the CO&O Agreement, and the Project (as defined in the CO&O Agreement), on the terms and subject to the conditions set forth in the Irrevocable Proxy and Option Agreement, and Assignee has exercised such option; and

WHEREAS, pursuant to the Irrevocable Proxy and Option Agreement, Assignor and Assignee are executing and delivering this Assignment as evidence of a portion of such conveyance to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.	Defined Terms. Capitalized terms which are used but not otherwise defined in this Assignment shall have the respective meanings ascribed to such terms in the CO&O Agreement.

2.

Assignment and Assumption. Pursuant to and subject to the terms of the Irrevocable Proxy and Option Agreement, Assignor does hereby sell, convey, assign, transfer and deliver to Assignee all of Assignor’s right, title and interest in, to and under

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Assignor’s Ownership Interest, and the CO&O Agreement, free and clear of any Encumbrances, except Encumbrances created by or pursuant to the Irrevocable Proxy and Option Agreement or the CO&O Agreement, and all of Assignor’s right, title and interest in, to and under and the Project, including the Easement for the Red Rock Generating Site, free and clear of any Encumbrances, except Permitted Encumbrances, but excluding any of the assets comprising the Project that are being conveyed to Assignee by the Bill of Sale and Assignment of even date herewith executed by Assignor in favor of Assignee. Pursuant to and subject to the terms of the Irrevocable Proxy and Option Agreement, Assignee hereby assumes and agrees to pay, perform and discharge when due, without recourse to Assignor, the Assumed Liabilities (as defined in the Irrevocable Proxy and Option Agreement). Neither the making nor the acceptance of this Assignment shall enlarge, restrict or otherwise modify the terms of the Irrevocable Proxy and Option Agreement or constitute a waiver or release by Assignor or Assignee of any liabilities, duties or obligations imposed upon either of them by the terms of the Irrevocable Proxy and Option Agreement or the CO&O Agreement, including, without limitation, any of the representations and warranties and other provisions which the Irrevocable Proxy and Option Agreement provides shall survive the date hereof.

3.

Liabilities Not Assumed. Notwithstanding anything expressed herein to the contrary, Assignee does not hereby assume or agree to pay, perform or discharge any of OMPA’s obligations or liabilities of any kind or nature whatsoever, except the Assumed Liabilities.

4.

Binding Effect. This Assignment and all of the provisions hereof shall be binding upon Assignor, Assignee and their respective successors and permitted assigns and shall inure to the benefit of Assignor, Assignee and their respective successors and permitted assigns all in accordance with the Irrevocable Proxy and Option Agreement.

5.

No Third Party Beneficiary. Nothing in this Assignment is intended to confer upon any Person other than Assignee, its successors and assigns, on the one hand, and Assignor, its successors and assigns, on the other hand, any rights or remedies hereunder or shall create any third party beneficiary rights in any Person, nor is anything in this Assignment intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

6.

Governing Law. This Assignment shall be governed by and construed, interpreted and enforced in accordance with the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

7.

Construction. This Assignment is delivered pursuant to and is subject to the terms of the Irrevocable Proxy and Option Agreement. In the event that any provision of this Assignment is construed to conflict with any provision of the Irrevocable Proxy and Option Agreement, the provisions of the Irrevocable Proxy and Option Agreement shall be deemed controlling.

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8.

Further Assurances. Each Party hereto agrees that it will, at any time and from time to time, upon the written request of the other Party, execute and deliver such further documents (in recordable form, if appropriate under the circumstances) and do such further acts and things, as the requesting Party may reasonably request in order to effect the purposes of this Assignment.

9.	Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by Assignor and Assignee as of the date first above written.

OKLAHOMA MUNICIPAL POWER AUTHORITY

By
Name
Title
OKLAHOMA GAS AND ELECTRIC COMPANY

By
Name
Title

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Annex B

FORM OF BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of this ___ day of                , 20         , by Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“Transferor”), for the benefit of Oklahoma Gas and Electric Company, an Oklahoma corporation (“Transferee”).

W I T N E S S E T H:

WHEREAS, Assignor, Assignee and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of November ___, 2006, [as amended] (the “CO&O Agreement”), which provides, among other things, for Assignor, Assignee and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, Assignor is the owner of an 8% Ownership Interest (as defined in the CO&O Agreement);

WHEREAS, pursuant to that certain Irrevocable Proxy and Option Agreement, dated as of the date of the CO&O Agreement (the “Irrevocable Proxy and Option Agreement”), between Assignor and Assignee, Assignor has (among other things) granted to Assignee an irrevocable option to purchase all of Assignor’s right, title and interest in, to and under Assignor’s Ownership Interest, the CO&O Agreement, and the Project (as defined in the CO&O Agreement), on the terms and subject to the conditions set forth in the Irrevocable Proxy and Option Agreement, and Assignee has exercised such option; and

WHEREAS, pursuant to the Irrevocable Proxy and Option Agreement, Transferor has executed and delivered this Bill of Sale as evidence of a portion of such conveyance to Transferee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby agrees as follows:

1.	Defined Terms. Capitalized terms which are used but not otherwise defined in this Bill of Sale shall have the respective meanings ascribed to such terms in the CO&O Agreement.

2.

Assignment and Assumption. Pursuant to and subject to the terms of the Irrevocable Proxy and Option Agreement, Transferor does hereby sell, convey, assign, transfer and deliver to Transferee all of Transferor’s right, title and interest in, to and

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under the Project, including the Easement for the Red Rock Generating Site, but excluding any of the assets comprising the Project that are being conveyed by the Assignment and Assumption Agreement of even date herewith executed by Transferor and Transferee. Neither the making nor the acceptance of this Bill of Sale shall enlarge, restrict or otherwise modify the terms of the Irrevocable Proxy and Option Agreement or constitute a waiver or release by Transferor or Transferee of any liabilities, duties or obligations imposed upon either of them by the terms of the Irrevocable Proxy and Option Agreement or the CO&O Agreement, including, without limitation, any of the representations and warranties and other provisions which the Irrevocable Proxy and Option Agreement provides shall survive the date hereof.

3.

Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE IRREVOCABLE PROXY AND OPTION AGREEMENT OR ANY ANCILLARY AGREEMENT, THE ASSETS CONVEYED HEREUNDER ARE BEING SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED “AS IS, WHERE IS” ON THE DATE HEREOF, AND IN THEIR CONDITION ON THE DATE HEREOF “WITH ALL FAULTS,” AND TRANSFEROR IS NOT MAKING, AND TRANSFEROR EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE IRREVOCABLE PROXY AND OPTION AGREEMENT OR ANY ANCILLARY AGREEMENT, TRANSFEROR SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

4.

Binding Effect. This Bill of Sale and all of the provisions hereof shall be binding upon Transferor, Transferee and their respective successors and assigns and shall inure to the benefit of Transferor, Transferee and their respective successors and assigns all in accordance with the Irrevocable Proxy and Option Agreement.

5.

No Third Party Beneficiary. Nothing in this Bill of Sale is intended to confer upon any Person other than Transferee, its successors and assigns, on the one hand, and Transferor, its successors and assigns, on the other hand, any rights or remedies hereunder or shall create any third party beneficiary rights in any Person, nor is anything in this Bill of Sale intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

6.

Governing Law. This Bill of Sale shall be governed by and construed, interpreted and enforced in accordance with the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

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7.

Construction. This Bill of Sale is delivered pursuant to and is subject to the terms of the Irrevocable Proxy and Option Agreement. In the event that any provision of this Bill of Sale is construed to conflict with any provision of the Irrevocable Proxy and Option Agreement, the provisions of the Irrevocable Proxy and Option Agreement shall be deemed controlling.

8.

Further Assurances. Each Party hereto agrees that it will, at any time and from time to time, upon the written request of any other Party, execute and deliver such further documents (in recordable form, if appropriate under the circumstances) and do such further acts and things, as the requesting Party may reasonably request in order to effect the purposes of this Bill of Sale.

9.	Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Transferor as of the date first above written.

OKLAHOMA MUNICIPAL POWER AUTHORITY

By
Name
Title

S-1

ACCEPTED AND AGREED TO THIS ____ DAY

OF	, 20	:

OKLAHOMA GAS AND ELECTRIC COMPANY
By:
Name:
Title:

S-2

Exhibit V

Monthly Construction Status Reports

FORM OF MONTHLY CONSTRUCTION STATUS REPORT

Construction Manager shall submit to the Executive Committee on a monthly basis, a written report prepared by Construction Manager describing the actual progress of the Construction Work showing in reasonable detail the progress to date and the then-current scheduling of all major elements of design, procurement, construction, testing and other aspects of the Construction Work.

1.	Progress Summary

Engineering

Procurement

Construction

Commissioning

Staffing Levels – Present and Predicted

2.	Safety
3.	Environmental
4.	Schedule overview including a project schedule and critical path schedule.
5.	Critical Issues Discussion
6.	Budget Variance, including:

Actual Construction Costs incurred and variance of actual Construction Costs incurred from Construction Budget for the previous month and year-to-date as of the end of the previous month (or most recent practicable date) monthly cashflow forecast of remaining Construction Costs and forecast of total Construction Costs.

7.	Project Staffing Status
8.	Quality
9.	Job Site Pictures

V-1

EXHIBIT W

FUEL SUPPLY AND COSTS

This Exhibit W is attached to and made a part of the Red Rock Generating Facility Construction, Ownership and Operating Agreement entered into by and among Oklahoma Gas and Electric Company, Oklahoma Municipal Power Authority and Public Service Company of Oklahoma (the “Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

1.	Red Rock Fuel Supply Plan and Agreements.

(a)          The Operations Manager shall manage and administer, and shall have responsibility for, the procurement, supply and transportation of fuel for the Red Rock Generating Facility in accordance with Prudent Utility Practices and the Agreement. Not less than 12 months prior to the expected Commercial Operation Date and on or before October 1 of each year thereafter, the Operations Manager will provide to the Executive Committee a plan for the procurement, supply and/or transportation, in accordance with Prudent Utility Practices, of coal and any other fuels, including fuels for start-up and flame stabilization, necessary for the operations of the Red Rock Generating Facility for each of the next five calendar years, which plan (the “Fuel Supply Plan”) shall include: (i) copies of all of the Red Rock Coal Supply Agreements and Multi-Unit Fuel Supply Agreements, or substantially final forms of all of the Red Rock Coal Supply Agreements and Multi-Unit Fuel Supply Agreements, that have been or will be entered into and that provide for the supply and/or transportation of coal during such five calendar years (other than any such Red Rock Coal Supply Agreement of which a description is included in accordance with clause (iii) of this sentence), (ii) copies of all of the Red Rock Other Fuel Supply Agreements, or substantially final forms of all of the Red Rock Other Fuel Supply Agreements, that have been or will be entered into and that provide for the supply and/or transportation of any such other fuels during such five calendar years (other than any such Red Rock Other Fuel Supply Agreement of which a description is included in accordance with clause (iii) of this sentence), (iii) to the extent the supply and/or transportation of coal or other fuels (including fuels for start-up or flame stabilization) will be procured on standard market terms on the “spot” market or at market prices pursuant to any Red Rock Coal Supply Agreements or Red Rock Other Fuel Supply Agreements having a term of less than one year, descriptions in reasonable detail of such Red Rock Coal Supply Agreements or Red Rock Other Fuel Supply Agreements, that have been or will be entered into and that provide for the supply and/or transportation of any coal or other fuels during such five calendar years, and (iv) an estimate, based on, among other things, the most recent Owner’s Annual Coal Nominations furnished by the Owners, of the Fuel Costs to be incurred for each of the next two calendar years. The Fuel Supply Plan, other than the estimate described in clause (iv) of the preceding sentence, shall be subject to approval of the Executive Committee.

(b)          All of the Red Rock Coal Supply Agreements included in the Fuel Supply Plan that are (or, in the absence of a waiver granted by the OCC, would be) subject to the OCC Competitive Procurement Rules shall be procured and entered into in compliance with the applicable requirements of the OCC Competitive Procurement Rules (in each case, as the OCC Competitive Procurement Rules may have been waived, in whole or in part, by the OCC), except to the extent that (i) such compliance would be inconsistent with the approved Fuel Supply Plan or (ii) the Executive Committee shall have determined that such compliance would not be commercially reasonable or practicable. The Operations Manager shall promptly furnish to the Executive Committee copies of all pleadings, notices and orders filed with or issued by the OCC in connection with any cause or application filed with the OCC by or on behalf of the Operations Manager seeking a waiver from the OCC of all or any part of the OCC Competitive Procurement Rules.

(c)          Upon the Executive Committee’s approval of the Fuel Supply Plan for any calendar year, the Operations Manager shall (i) manage and administer the procurement, supply and transportation of fuel for the Red Rock Generating Facility for such year in accordance with the Fuel Supply Plan for such year and in accordance with Prudent Utility Practices, and (ii) have no liability for any action taken (or not taken) in the performance of such duties except to the extent such action (or omission to act) was inconsistent with the approved Fuel Supply Plan and Prudent Utility Practices and constituted gross negligence or willful misconduct.

(d)          If the Executive Committee does not approve the Fuel Supply Plan for any calendar year, the Operations Manager shall, without being deemed in breach of any provision of this Exhibit W, (i) nevertheless manage and administer the procurement, supply and transportation of fuel for the Red Rock Generating Facility for such year in accordance with Fuel Supply Plan for the last calendar year for which the Executive Committee approved the Fuel Supply Plan and (ii) have no liability for any action taken or not taken in the performance of such duties, except to the extent such action (or omission to act) was inconsistent with the approved Fuel Supply Plan for such prior year and Prudent Utility Practices and constituted gross negligence or willful misconduct.

2.            Determination of Certain Fuel Costs. The amount of any costs or expenses incurred under any Multi-Unit Fuel Supply Agreement that constitute Fuel Costs shall be determined by the Operations Manager in accordance with this Section 2. To the extent that any costs or expenses that have been or are expected to be incurred under any Multi-Unit Fuel Supply Agreement could reasonably be expected to be specifically identified, as described in Section 2(a) of this Exhibit W, by the counterparty to such Multi-Unit Fuel Supply Agreement, the Operations Manager shall use reasonable efforts to ensure that the counterparty to such Multi-Unit Fuel Supply Agreement specifically identifies such costs or expenses, as described in Section 2(a) of this Exhibit W, and furnishes such specific identification to the Operations Manager pursuant to such Multi-Unit Fuel Supply Agreement. To the extent such counterparty is unable or unwilling to furnish, or such Multi-Unit Fuel Supply Agreement does not provide for such counterparty to furnish, such specific identification as described in the preceding sentence, the Operations Manager shall use reasonable efforts to ensure that such counterparty furnishes information to the Operations Manager pursuant to such Multi-Unit Fuel Supply Agreement that is adequate to permit such costs or expenses to be so specifically identified.

(a)          In the case of any costs of coal purchases, freight charges or any other costs or expenses incurred under any Multi-Unit Fuel Supply Agreement that (1) the counterparty to such Multi-Unit Fuel Supply Agreement specifically identifies as attributable to the supply and/or transportation of coal, other fuel or Consumables to a combination of the Red Rock Generating Facility and one or more of the Sooner Units or to such combination and to one or more of the Other Units, and furnishes such specific identification to the Operations Manager, or (2) can be specifically identified, based upon the applicable Multi-Unit Fuel Supply Agreement and the invoice for (or similar statement of the amount of) such costs and expenses and any supporting documentation furnished pursuant to such Multi-Unit Fuel Supply Agreement, as attributable to the supply and/or transportation of coal, other fuel or Consumables to a combination of the Red Rock Generating Facility and one or more of the Sooner Units or to such combination and to one or more of the Other Units, the amount of Fuel Costs included in such costs and expenses shall be determined as follows:

(i)           the amount (if any) of such costs and expenses attributable to the supply and/or transportation of coal, other fuel or Consumables to any of the Other Units (including, for example, OG&E’s existing Muskogee Power Plant) shall be excluded;

(ii)          the amount of such costs and expenses attributable to the supply and/or transportation of coal or other fuel to such combination of the Red Rock Generating Facility and one or more of the Sooner Units shall be allocated (A) to Fuel Costs, in proportion to the Red Rock Proportionate Share and (B) to the Sooner Units, in proportion to the Sooner Proportionate Share. A hypothetical example of the computation of the Red Rock Proportionate Share and the Sooner Proportionate Share, respectively, for purposes of such an allocation is set forth in Section 5(f) of this Exhibit W under the heading “Red Rock—Cost Allocation for Coal Purchase and Freight Charges”; and

(iii)        the amount of such costs and expenses attributable to the supply and/or transportation of Consumables to such combination of the Red Rock Generating Facility and one or more of the Sooner Units shall be allocated (A) to Fuel Costs, in proportion to the Red Rock Consumables Share and (B) to the Sooner Units, in proportion to the Sooner Consumables Share.

(b)          In the case of any costs of Consumables purchases or any other costs or expenses incurred under any Multi-Unit Fuel Supply Agreement that are attributable to the supply and/or transportation of Consumables to a combination of the Red Rock Generating Facility and one or more of the Sooner Units or to such combination and to one or more of the Other Units and that are not specifically identified by the counterparty to such Multi-Unit Fuel Supply Agreement and cannot be specifically identified in accordance with the preceding Section 2(a), the amount of such costs and expenses that constitute Fuel Costs shall be determined by the allocation of such costs and expenses (i) to Fuel Costs, in proportion to the Red Rock Consumables Share, (ii) to the Sooner Units, in proportion to the Sooner Consumables Share, and (iii) to the Other Units to which such Consumables were supplied in proportion to the Other Units Consumables Shares.

(c)          In the case of any rail car lease or maintenance costs or any other costs or expenses incurred under any Multi-Unit Fuel Supply Agreement that are not specifically identified by the counterparty to such Multi-Unit Fuel Supply Agreement and cannot be specifically identified in accordance with the preceding Section 2(a) and that do not constitute costs or expenses of or for Consumables, the allocation of which is provided for in the preceding Section 2(b), the amount of such costs and expenses that constitute Fuel Costs shall be determined by the allocation of such costs and expenses (i) to Fuel Costs, in proportion to the Red Rock Proportionate Share, (ii) to the Sooner Units, in proportion to the Sooner Proportionate Share, and (iii) to the Other Units, in proportion to the Other Units Proportionate Share. A hypothetical example of the computation of the Red Rock Proportionate Share, the Sooner Proportionate Share and the Other Units Proportionate Share, respectively, for purposes of such an allocation is set forth in Section 5(f) of this Exhibit W under the heading “Red Rock—Cost Allocation for Coal Car Lease and Maintenance”.

3.	Payment of Fuel Costs.

(a)          Beginning with the first purchase of coal for the Red Rock Generating Facility, the Operations Manager will commence submitting Fuel Cost Payment Requests to each Owner for its share of Fuel Costs, as hereinafter set forth. The costs of coal purchases that are Fuel Costs (as determined in accordance with Section 2 of this Exhibit W, to the extent applicable) shall be allocated to and paid by each Owner in proportion to the Owner’s Coal Costs of such Owner. Each Owner shall make payment for Owner’s Fuel Costs as provided for in Section 3(e)(iii) of this Exhibit W. Adjustments made under the provisions of any Coal Supply Agreements shall be included on the Fuel Cost Payment Requests promptly after such adjustments become applicable and all necessary data to prepare the calculations set out in such adjustments become available. The Fuel Cost Payment Requests will be supported by sufficient backup information to allow each Owner to review and confirm the calculations of its Owner’s Fuel Cost.

(b)          Any rail cars used (or to be used) for delivery of coal to the Sooner Site for the Red Rock Generating Facility will be leased, except to the extent, if any, that the Executive Committee may specifically approve the purchase of any such rail cars and the methodology for the allocation to each Owner of the costs associated with any such purchased rail cars, in an approved Fuel Supply Plan or Operating Budget or otherwise. The specific method for the allocation to and payment by each Owner of its share of charges associated with such leased rail cars shall be as follows:

(i)   If the rail cars are used exclusively for the Red Rock Generating Facility, each Owner shall pay its Pro Rata Share of all payments due and costs incurred in connection with such leases as provided in Section 3(e)(iii) of this Exhibit W.

(ii)          The costs of operation, maintenance, repair and other expenses attributable to any such rail cars (new or existing), including all costs or expenses incurred in connection therewith that are Fuel Costs, as determined in accordance with Section 2(a) or Section 2(c) of this Exhibit W, to the extent such costs or expenses are not included in the foregoing clause (i) or in any other payments described in this Section 3, shall be allocated to each Owner in the same proportion as Owner’s Coal Costs and each Owner shall pay its allocated portion thereof as provided in Section 3(e)(iii) of this Exhibit W.

(c)          All costs and expenses of or for Consumables incurred in operating or maintaining the Red Rock Generating Facility, including costs and expenses that are Fuel Costs, as determined in accordance with Section 2(a)(iii) or Section 2(b) of this Exhibit W, shall be allocated to each Owner in proportion to such Owner’s Consumables Costs Share.

(d)          Except as otherwise provided in Section 3(c) of this Exhibit W with respect to costs and expenses of or for Consumables, all freight, switching, demurrage and other transportation charges (other than any charges already included pursuant to Section 3(a) of this Exhibit W), insurance and other costs or expenses that are Fuel Costs, as determined in accordance with Section 2 of this Exhibit W to the extent applicable, or that are directly assignable to cost of fuel (including start-up and flame stabilization fuel) for the Red Rock Generating Facility, shall be allocated to each Owner in the same proportion as Owner’s Coal Costs and each Owner shall pay its allocated portion thereof as provided in Section 3(e)(iii) of this Exhibit W.

(e)          The Operations Manager shall provide the Owners with estimates for fuel funding and each Owner shall pay its respective Owner’s Fuel Cost as follows:

(i)           On or before October 1 of each year, the Operations Manager, based upon the Minimum Coal Inventory requirements set forth in Section 4(a) of this Exhibit W and the aggregate Owner’s Annual Coal Nominations set forth in Section 4(f) of this Exhibit W, will prepare and furnish to the Executive Committee for approval a cost estimate and schedule of funds required for Fuel Costs, including start-up and flame stabilization fuel. The cost estimate and funds schedule shall be given by month for the succeeding calendar year. The cost estimate and funds schedule shall be revised from time to time as necessary by the Operations Manager, subject to approval by the Executive Committee, to reflect significant changes in cost estimates or funds schedule.

(ii)          The Operations Manager shall establish a separate account or accounts with an investment grade, federally insured banking institution (“Fuel Costs

Payment Accounts”) upon which checks, wires and transfers shall be drawn by the Operations Manager for payment of Fuel Costs. The Operations Manager shall cause the Fuel Costs Payment Accounts to be set up and maintained so as to enable the Owners to view the activity therein via the internet.

(iii)        By 1:00 p.m. Oklahoma time on the Business Day prior to a Business Day on which payment will be made for the delivery of coal or other fuel to the Sooner Site for the Red Rock Generating Facility, the Operations Manager shall notify each Owner of the total dollar amount of checks, wires, transfers and automated clearinghouse transactions presented to the Fuel Costs Payment Accounts for payment on the following Business Day of its Owner’s Fuel Costs (such amount of Owner’s Fuel Costs being hereinafter referred to as “Daily Fuel Costs” and any such Notice of Daily Fuel Costs furnished pursuant to this sentence being hereinafter referred to as a “Fuel Cost Payment Request”). By no later than 1:00 p.m. Oklahoma time on the following Business Day, each Owner shall fund the Fuel Costs Payment Accounts with its Daily Fuel Costs in immediately available funds transmitted by wire transfer. If an Owner fails to transfer funds in accordance with this Section 3(e)(iii), (X) the Owner shall pay or reimburse the Operations Manager for any penalty or fee it incurs from the banking institution where the Fuel Costs Payment Accounts are maintained, and (Y) if the entire principal amount of such funds is not so transferred within 24 hours of the time when it was to have been so transferred pursuant to this Section 3(e)(iii), the principal amount of such funds shall bear interest from the time when it was to have been so transferred at the rate specified in, and such failure shall otherwise be subject to the provisions of, Section 12.04(a) of the Agreement. The Operations Manager shall report and reconcile monthly to Owners the actual payments made for Fuel Costs compared to the Owners’ purchases according to the inventory accounting requirements set forth in Section 4(d) of this Exhibit W. Any adjustments required as a result of this reconciliation shall be made by the Operations Manager either in its subsequent month’s accounting report or its subsequent month’s Fuel Cost Payment Requests, as appropriate, and the Operations Manager shall notify the Owners of such adjustments.

(iv)         If an Owner disputes a Fuel Cost Payment Request for the Owner’s Daily Fuel Costs, such Owner shall promptly notify the Operations Manager of the dispute by telephone followed by a written notice of the dispute within 10 Business Days of payment of the disputed Fuel Cost Payment Request or, if not disputed within 10 Business Days of payment and if an Annual Fuel Costs Audit is conducted with respect to the calendar year (or partial calendar year) in which such payment is made, within 10 Business Days of the completion of such Annual Fuel Costs Audit. The written notice of the dispute shall specify the basis for the dispute along with such supporting details as are then available. The disputing Owner and the Operations Manager shall utilize good faith efforts to resolve the dispute within 10 days. Regardless of the existence of any dispute of a Fuel Cost Payment Request prior to its payment, such disputing Owner shall nonetheless pay the disputed Fuel Cost Payment Request in full when due. If the Operations Manager and the disputing Owner are unable to resolve the disputed Fuel Cost Payment Request within 10 days after the Operations Manager’s receipt of the written dispute notice, the dispute shall be submitted to the Executive Committee for resolution, provided that (i) the amount in dispute (or the aggregate amount in dispute under two or more Fuel Cost Payment Requests disputed by such Owner during any period of 12 consecutive months) is not less than $2,500,000, and (ii) the disputing Owner believes in good faith that the amount in dispute or the item or expenditure to which it relates (1) is not contained in or contemplated by the approved Fuel Supply Plan (including for this purpose any work papers that are a part of such Fuel Supply Plan) and (2) is the result of the Operations Manager’s failure to perform its duties and responsibilities under this Exhibit W as Operations Manager in accordance with Prudent Utility Practices (any disputed invoice that satisfies all of the conditions of this proviso being referred to as a “Qualifying Fuel Cost Payment Dispute”). If the Executive Committee resolves a Qualifying Fuel Cost Payment Dispute in favor of the disputing Owner, the Operations Manager shall adjust its next Owner’s Fuel Cost Payment Request to the disputing Owner to reflect the amount of the overpayment determined by the Executive Committee. If the Executive Committee is unable to resolve a Qualifying Fuel Cost Payment Dispute within 30 days, such dispute shall then become subject to the dispute resolution procedures set forth in Article XIII of the Agreement. If a Qualifying Fuel Cost Payment Dispute is ultimately resolved in favor of the disputing Owner pursuant to Article XIII of the Agreement, the Operations Manager shall pay, or reimburse the disputing Owner for, all of the disputing Owner’s reasonable out-of-pocket costs and expenses of prosecuting such dispute, including the fees of attorneys, accountants and other professional advisors, and if the amount of the overpayment determined pursuant to Article XIII of the Agreement is not returned to the disputing Owner by the Operations Manager, either through an adjustment to a subsequent Fuel Cost Payment Request or by a cash payment, the disputing Owner disputed the applicable Fuel Cost Payment Request within 10 Business Days of payment of the amount thereof and all or any portion of such overpayment remains outstanding for more than 60 days after the date on which the disputing Owner paid such Fuel Cost Payment Request under protest, the Operations Manager shall pay interest to the disputing Owner on such outstanding amount at the then current ten-year U.S. Treasury Rate, plus 2%, calculated from the date on which such Owner paid such disputed Fuel Cost Payment Request under protest. If a Qualifying Fuel Cost Payment Dispute is ultimately resolved in favor of the Operations Manager pursuant to Article XIII of the Agreement, the disputing Owner shall pay, or reimburse the Operations Manager for, all of the Operations Manager’s reasonable out-of-pocket costs and expenses of defending such dispute, including the fees of attorneys, accountants and other professional advisors.

4.	Inventory, Stockpile, Reports and Nominations.

(a)          The Executive Committee shall determine annually by September 1, for the succeeding calendar year, the minimum coal inventory it deems necessary for the reliable operation of the Red Rock Generating Facility (the “Minimum Coal Inventory”). Not less than 18 months prior to the expected Commercial Operation Date, the Executive Committee shall establish the initial Minimum Coal Inventory and the Operations Manager shall arrange for the delivery of coal in an amount equal to the aggregate of each of the Owner’s Annual Coal Nominations. Each Owner shall pay its Pro Rata Share of the cost of coal purchased to meet the Minimum Coal Inventory pursuant to Fuel Cost Payment Requests submitted by the Operations Manager as set forth in Section 3(e)(iii) above.

(b)          Except as provided in Sections 4(c) and 5(d) herein, coal delivered to the Sooner Site for the Red Rock Generating Facility shall be physically commingled with the coal inventories for the Sooner Units and physically maintained in one coal stockpile. Within 60 days prior to the first delivery of coal to the Sooner Site for the Red Rock Generating Facility, the Operations Manager shall (i) conduct a physical inventory of the coal stockpile at the Sooner Site pursuant to the procedures provided in Section 4(e) below and make all necessary inventory adjustments to its books as a result of such inventory prior to the date of the first delivery of coal to the Sooner Site for the Red Rock Generating Facility and (ii) conduct analyses of the coal in the stockpile that the Operations Manager believes, in good faith, could reasonably be expected to be consumed in the operations of the Red Rock Generating Facility to determine if such coal meets the Fuel Specification. The Operations Manager shall promptly furnish to the Owners the results of such analyses. The Operations Manager shall from time to time thereafter, as specified in the approved Fuel Supply Plan, conduct such analyses and in each case shall promptly furnish the results of such analyses to the Owners. The Operations Manager shall segregate for accounting purposes (i) the costs and quantities of coal under the Coal Supply Agreements for the Red Rock Generating Facility, the Sooner Units and the Other Units and (ii) the costs and quantities of coal under the Coal Supply Agreements for the Red Rock Generating Facility among the Owners.

(c)          If the results of any such analyses of the coal stockpile conducted pursuant to Section 4(b) of this Exhibit W show that any portion of the coal stockpile at the Sooner Site contains Non-Spec Coal in such quantities that, unless such portion is physically segregated, the Non-Spec Coal contained therein could reasonably be expected to be consumed in the operations of the Red Rock Generating Facility, the Operations Manager shall physically segregate such portion of the coal stockpile from the remaining portions of the coal stockpile that may be consumed in the operations of the Red Rock Generating Facility and shall take such further action as is necessary, consistent with Prudent Utility Practices, to ensure that such segregated portion of the coal stockpile is not consumed in the operations of the Red Rock Generating Facility.

(d)          The Operations Manager shall provide to the Owners monthly accounting data showing in detail all coal delivered under the Coal Supply Agreements to the Sooner Site and to the sites of the Other Units, including the quantity of such coal, its heating value in MMBtus, a delineation of the purchases made for the Sooner Units, purchases made for Other Units and purchases made for the Red Rock Generating Facility, and, in the latter case, a delineation of purchases made for each Owner. The Operations Manager shall prepare and maintain a monthly accounting of each Owner’s inventory level of coal at the Sooner Site on a Last In First Out accounting basis. Such accounting shall show coal and other fuel received at the Sooner Site and burned in the Red Rock Generating Facility, coal inventory at the beginning of the month, and coal inventory at the end of the month. The quantity of coal used by each Owner each month shall be determined based upon the quantity of the Energy produced by the Red Rock

Generating Facility for such month taken or disposed of by such Owner. A monthly summary of such accounting for inventory levels will be submitted by the Operations Manager to each Owner. The Project Manager shall use commercially reasonable efforts to submit each such monthly summary to the Owners by the 3rd Business Day of the following month and shall submit the same to the Owners not later than the 5th Business Day of the following month. Within 30 days after the end of each calendar year, the Operations Manager shall complete and deliver to each Owner a reconciliation of the amount of coal and start-up and flame stabilization fuel used during such year and shall adjust the amounts invoiced to such Owner pursuant to Section 3(e) of this Exhibit W in accordance with the quantity of the Energy produced by the Red Rock Generating Facility for such year taken or disposed of by such Owner. Within 30 days following such reconciliation, the Operations Manager shall credit or charge the Fuel Cost Payment Request for each Owner’s Fuel Cost as appropriate with the amount the Owner overpaid during each year or the amount the Owner underpaid during such year. The reconciliation shall be made in accordance with generally accepted accounting principles and Prudent Utility Practices.

(e)          The Operations Manager will annually perform a physical inventory of coal in the Sooner Site stockpile and start-up and flame stabilization fuel in accordance with procedures approved by the Executive Committee. The Operations Manager shall notify the Owners 30 days in advance of the commencement of the annual coal stockpile physical inventory and each Owner or its designated representative shall be permitted to observe the inventory process. The physical inventory results shall be promptly furnished to the Owners. Any deviation in physical inventory of the recorded coal inventory at the Sooner Site will be adjusted by being prorated (i) between the Sooner Units and the Red Rock Generating Facility in proportion to their respective coal usage since the previous such inventory, and (ii) with respect to the Red Rock Generating Facility, to each Owner’s inventory in proportion to its usage since the previous inventory. If the coal inventory adjustment exceeds two percent of the annual coal consumed at the Sooner Site in the preceding year, the Operations Manager shall conduct another physical inventory of the coal stockpile within six months in accordance with the foregoing procedures if requested by any Member; provided that the Owner represented by the requesting Member shall bear and pay the costs and expenses of such inventory.

(f)           Not less than 22 months prior to the expected Commercial Operation Date and on or before October 1 of each year thereafter, each Owner shall furnish in writing to the Operations Manager its yearly nomination of the coal that it will purchase under the Coal Supply Agreements, which nomination shall not be less than its Pro Rata Share of the Minimum Coal Inventory for the succeeding 12-month period commencing January 1 of the next calendar year or, in the case of any such nomination required to be furnished prior to the calendar year of the expected Commercial Operation Date, commencing on the January 1 that is at least 6 months and not more than 12 months prior to the expected Commercial Operation Date (the “Owner’s Annual Coal Nomination”). OG&E’s Annual Coal Nomination shall show separately the amount of coal that it will purchase under the Coal Supply Agreements for: (i) the Red Rock Generating Facility, (ii) the Sooner Units and (iii) the Other Units.

(g)          If at any time an Owner’s coal inventory in the coal stockpile at the Sooner Site falls below its Pro Rata Share of the Minimum Coal Inventory (a “Minimum Coal Inventory Shortfall”), such Owner shall eliminate the Minimum Coal Inventory Shortfall within 90 days. At the request and at the sole cost and expense of any such Owner, or any Coal Deficient Owner, and subject to Section 4(h) of this Exhibit W, the Operations Manager shall exercise commercially reasonable efforts to procure additional coal on behalf of such Owner or Coal Deficient Owner, in support of the efforts of such Owner or Coal Deficient Owner to eliminate its Minimum Coal Inventory Shortfall, provided that the Operations Manager shall in no event have any responsibility for, or liability arising in connection with, any failure of such Owner or Coal Deficient Owner to eliminate its Minimum Coal Inventory Shortfall.

(h)          If an Owner fails to eliminate a Minimum Coal Inventory Shortfall within 90 days or uses its entire coal inventory in the coal stockpile at the Sooner Site (a “Coal Deficient Owner”), the Operations Manager shall have no obligation to use in the operations of the Red Rock Generating Facility the coal of any other Owner in the coal stockpile at the Sooner Site in order to compensate for the coal inventory shortfall of the Coal Deficient Owner, and no other Owner shall have any obligation to the Coal Deficient Owner to supply any of its coal in the stockpile for such use. If the Coal Deficient Owner uses its entire coal inventory in the coal stockpile at the Sooner Site and thereafter receives any Energy from the Red Rock Generating Facility that was produced using the coal in the stockpile of any of the other Owners, the Coal Deficient Owner shall reimburse each such other Owner for the use of its coal in the stockpile based upon the greater of (i) the actual monthly cost of such coal plus 20% and (ii) an amount of liquidated damages equal to the product of (A) the MWh of Energy produced by the Red Rock Generating Facility using such other Owner’s coal, multiplied by (B) the average heat rate (expressed in MMBtu/MWh) of the Red Rock Generating Facility during the hours in which such Energy was produced, multiplied by (C) the GDIP for each day during which such Energy was produced. The amount of each other Owner’s coal inventory utilized by the Coal Deficient Owner shall be apportioned among the other Owners based upon the monthly ending balance of inventory in the month the Coal Deficient Owner became deficient.

5.	General.

(a)          An Owner shall be responsible for any additional Fuel Costs that are incurred, under the Coal Supply Agreements or otherwise as a result of such Owner’s adjustment of the Owner’s Annual Coal Nomination.

(b)          Any adjustments, other than those pursuant to Section 3(a) and 4(e) of this Exhibit W, shall be payable under the terms provided in Section 3(e) of this Exhibit W.

(c)          Each Owner shall receive its Incidental Profit Share of any profit derived from revenue produced from the sale of ash or other by-products from the operation of the Red Rock Generating Facility. The Operations Manager shall credit each

Owner’s Fuel Cost Payment Requests with its Incidental Profit Share of such profits in the month that sales proceeds are received. Any profit derived from revenue produced from the subleasing of any leased rail cars utilized for the delivery of coal to the Sooner Site for the Red Rock Generating Facility shall be allocated and credited to each Owner in the same proportion as the lease costs of such rail cars are allocated to such Owner hereunder. The Operations Manager shall credit each Owner’s Fuel Cost Payment Requests with its allocated share of such profits in the month that sublease payments are received.

(d)          If OG&E desires to have Non-Spec Coal delivered to the Sooner Site for use in the Sooner Units or any Other Units located on the Sooner Site, such Non-Spec Coal shall be segregated from the existing coal stockpile and maintained by the Operations Manager in a physically separate coal stockpile. All costs associated with the purchase, delivery and storage of Non-Spec Coal for use in the Sooner Units or any Other Units located on the Sooner Site shall be borne solely by OG&E.

(e)          If requested by a Member prior to the end of any calendar year after the Commercial Operation Date (including any partial calendar year after the Commercial Operation Date), the Fuel Costs incurred and payments of Daily Fuel Costs made during such calendar year (or partial calendar year) shall be audited jointly by the Owners concurrently with the Annual Operating Costs and Costs of Capital Additions Audit for such calendar year (or partial calendar year) (“Annual Fuel Costs Audit”). Any Annual Fuel Costs Audit shall be conducted during the Operations Manager’s ordinary business hours on such date or dates as the Owners shall agree.

(f)           Set forth below are the hypothetical examples of certain computations which are referenced in Sections 2(a) and 2(c), respectively, of this Exhibit W. Actual computations of the Red Rock Proportionate Share, Sooner Proportionate Share or Other Units Proportionate Share or similar computations pursuant to this Exhibit W shall be calculated to such number of decimal places before rounding as reasonably necessary to ensure the accuracy thereof.

RED ROCK
Cost Allocation for Coal Purchase and Freight Charges
	Coal Nomination in Tons	%
Sooner
OG&E	4,000	44%
Red Rock (assume 5,000 tons)
OG&E	2,100	23%
PSO	2,500	28%
OMPA	400	4%
Total Red Rock	5,000	56%
	______	______
Total	9,000	100%

RED ROCK
Cost Allocation for Coal Car Lease and Maintenance
	Coal Nomination in Tons	%
Muskogee
OG&E	6,000	40%
Sooner
OG&E	4,000	27%
Red Rock (assume 5,000 tons)
OG&E	2,100	14%
PSO	2,500	17%
OMPA	400	3%
Total Red Rock	5,000	33%
	______	______
Total	15,000	100%

Exhibit X

Form of Agreement of Representation

[Date]

Public Service Company Of Oklahoma

212 E. 6th St

Tulsa, OK 74119-1295

Attn: _____________________

Facsimile No.: (918)___-___

Oklahoma Gas and Electric Company

321 N. Harvey St.

Oklahoma City, OK 73102

Attn: ________________

Facsimile No.: (405) 553-____

Oklahoma Municipal Power Authority

2300 East Second Street

Edmond, Oklahoma 73034

Attn: General Manager

Facsimile No.: (405) 359-1071

Re: Agreement of Representation – EPA Allowance Programs

Ladies and Gentlemen:

Reference is made to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of __________, 2006 (the “CO&O Agreement”), by and among Oklahoma Gas and Electric Company, an Oklahoma corporation (“OG&E”), Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“OMPA”), and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined herein shall have the respective meanings ascribed to such terms in the CO&O Agreement.

Pursuant to Section 7.06 of the CO&O Agreement, the Owners have agreed (among other things) to execute an Agreement of Representation, substantially in the form of Exhibit [X] to the CO&O Agreement, to facilitate the participation of the Red Rock Generating Facility in the allowance trading programs established under the Acid Rain Program and the Clean Air Mercury

X-1

Rule. This Agreement has been executed as of the date first written above pursuant to said agreement of the Owners under Section 7.06 of the CO&O Agreement.

Pursuant to regulations adopted by the U.S. Environmental Protection Agency (“EPA”) to implement the Clean Air Act (“Act”), allowance accounts must be established for the purpose of holding and transferring nitrogen oxide (NOx), sulfur dioxide (SO2), and mercury (Hg) emission allowances allocated to affected sources, and general allowance accounts also may be established. The Operations Manager shall establish accounts for the SO2 and Hg allowance programs for the Red Rock Generating Facility (the “Red Rock Accounts”). Employees of the Operations Manager will serve as the designated representative and/or authorized account representative (the “Representative”) and the alternate (the “Alternate”) for the Red Rock Accounts on the terms and subject to the conditions of this Agreement. Each Owner shall establish its own SO2 and Hg allowance accounts for dsitribution of their Pro Rata Shares of SO2 and Hg allowances allocated to the Red Rock Generating Facility.

Accordingly, [John Wendling] is authorized to act as the Representative, and [David Branecky] is authorized to act as the Alternate for the existing Red Rock Accounts, and to establish such additional emission allowance accounts as may be necessary to fulfill their duties under this Agreement. Accounts may be established in the name of any Owner, or in the name of the Operations Manager for the benefit of any Owner.

The Representative and Alternate shall commence their duties under this Agreement as of the [date hereof] [CP Satisfaction Date]. The Alternate may act in lieu of the Representative at any time or from time to time, as mutually determined by the Representative and Alternate, subject only to the limitations set forth below which apply in the event the Representative or Alternate resigns or is discharged or otherwise incapacitated. In acting in lieu of the Representative, the Alternate will be subject to the terms and conditions of this Agreement as if he were the Representative. In addition, the Representative and Alternate shall be authorized, if permitted under the relevant regulations and emission programs, to name one or more employees or agents of the Operations Manager as their agents (each an “Agent”) for purposes of discharging some or all of their rights and responsibilities regarding the Accounts. Changes in the appointments of Agents by the Representative and Alternate shall be accompanied by written notice, furnished by the Operations Manager in accordance with Section 18.04 of the CO&O Agreement, to each Owner.

If the Representative and/or his Agents are temporarily absent, unavailable or otherwise unable to perform their duties and responsibilities under the applicable allowance program and this Agreement at any time, the Representative shall notify the Alternate of the unavailability and the Alternate and his Agents shall assume the duties and responsibilities of the Representative under the applicable regulations and this Agreement without formal notice or communication to or from any Owner or the Operations Manager.

If, at any time, the Representative resigns or is discharged or otherwise incapacitated, the Operations Manager shall notify the Alternate through a written notice, signed by an officer of the Operations Manager and authorize the Alternate and his Agents to assume the duties of the Representative. In such event, neither the Representative nor his Agents shall be authorized to perform any duties related to the Accounts, unless and until a written notice, signed by an officer of the Operations Manager, has been issued authorizing the resumption of duties by the Representative and his Agents. If, at any time, the Alternate resigns or is discharged or otherwise

X-2

incapacitated, the Operations Manager shall notify the Representative through a written notice, signed by an officer of the Operations Manager. In such event, neither the Alternate nor his Agents shall be authorized to perform any duties related to the Accounts, unless and until a written notice, signed by an officer of the Operations Manager, has been issued authorizing the resumption of duties by the Alternate and his Agents. A copy of each written notice issued by the Operations Manager affecting the authority of the Representative or the Alternate and their respective Agents shall be delivered to the Representative, the Alternate, their Agents, and each Owner.

During the performance of their duties hereunder, the Representative and Alternate will continue to be employees of OG&E and will be deemed to be employees of OG&E in its capacity as the Operations Manager, and none of the Representative, Alternate or any of their respective Agents will be construed at any time to be an employee of OG&E in its capacity as an Owner or of any other Owner. Except as provided elsewhere in this Agreement, all salaries, benefits, expenses, and other costs associated with their activities hereunder will be the responsibility of the Operations Manager, subject to reimbursement by each Owner in accordance with the CO&O Agreement. The Operations Manager shall provide appropriate support to the Representative, Alternate and their respective Agents to allow them to carry out their duties hereunder.

The Operations Manager may change the Representative or the Alternate by submitting a new agreement for the approval of the Owners, which approval shall not be unreasonably withheld, and preparing and filing a new certificate of representation with EPA. If individual employees of the Operations Manager acting as the Representative, Alternate or an Agent leave the employment of the Operations Manager their authority to act as Representative, Alternate or Agent, as the case may be, shall cease immediately upon termination of employment. If the Operations Manager engages any individual or other Person to act as an Agent of the Representative or Alternate, the authority of such individual or other Person to act as an Agent of the Representative or Alternate shall cease immediately upon the termination of their engagement by the Operations Manager or upon the termination of employment of the applicable Representative or Alternate.

The duties of the Representative, Alternate and their respective Agents shall be those specified in the Clean Air Act or other applicable federal or state law, as implemented by the applicable regulations. The Representative and Alternate shall represent and legally bind each Owner to the extent specified by applicable law and regulations in all matters pertaining to the relevant emissions program Accounts. The Agents of the Representative and Alternate shall represent and legally bind each Owner to the extent specified by applicable law and regulations, but only with respect to those matters pertaining to the relevant emissions program that are delegated to them by the Representative and the Alternate, as applicable.

Each Owner hereby grants all necessary authority to the Representative, Alternate and their respective Agents to carry out the duties and responsibilities of said positions. Each Owner agrees to be fully bound by and liable for any actions, inactions or submissions made by the Representative, Alternate and their Agents acting in their respective capacities as such, and further agrees to be bound by any order issued to the Representative, Alternate or any Agent by the EPA or any other federal or state regulatory agency or a court having appropriate jurisdiction over its Accounts. Notwithstanding the foregoing, each Owner retains the right to contest the validity of any such order in accordance with law.

X-3

The term of this Agreement shall commence on the [date hereof] [CP Satisfaction Date] and shall continue until the expiration or termination of the CO&O Agreement, except to the extent that this Agreement is terminated earlier or the Operations Manager is removed or deemed to have resigned in accordance with Section 7.08 of the CO&O Agreement. This Agreement may be terminated at any time, as between any Owner and the Operations Manager, by the submission of thirty days advance written notice by such Owner or the Operations Manager to the other, with a copy to the other parties. This Agreement is also subject to termination at any time by mutual assent of the parties. The Representative, Alternate and their respective Agents shall continue to act subject to the terms and conditions of this Agreement until it is amended or replaced, and a complete certificate of representation has been filed with EPA for a replacement Representative and/or Alternate.

The Operations Manager shall not be liable to any Owner, whether in contract, tort, negligence, strict liability or otherwise, for costs, damages, fines or penalties associated with any action or failure to act of the Representative, Alternate and their respective Agents under this Agreement, except for any costs, damages, fines or penalties caused by the willful misconduct or gross negligence of the Representative and/or Alternate and/or their respective Agents, which materially affects such Owner.

This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

All notices, requests, claims, demands and other communications required hereunder or served, given or made in connection with this Agreement shall be served shall be given or made in accordance with Section 18.04 of the CO&O Agreement.

None of the promises, rights or obligations contained in this Agreement shall inure to the benefit of any Person other than the parties hereto and their respective successors and permitted assigns. No Owner may assign or otherwise transfer in whole or in part (whether by operation of Law or otherwise), this Agreement or any right, interest or obligation of such Owner hereunder without the prior written consent of the Operations Manager and any attempt to do so shall be null and void, provided, however, that to the extent any Owner assigns or otherwise transfers all or any portion of its Ownership Interest in accordance with the CO&O Agreement, such Owner may, without the prior written consent of the Operations Manager, assign or otherwise transfer all or a corresponding portion of its rights, interests and obligations hereunder together with the Ownership Interest (or portion thereof) so assigned or transferred. The Operations Manager may not assign or otherwise transfer this Agreement or any right, interest or obligation of the Operations Manager hereunder without prior written consent of all other parties hereto.

This Agreement is delivered pursuant to and is subject to the terms of the CO&O Agreement. In the event that any provision of this Agreement is construed to conflict with any provision of the CO&O Agreement, the provisions of the CO&O Agreement shall be deemed controlling.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become

X-4

effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

If the foregoing is acceptable to you, please so confirm by executing duplicate copies of this Agreement at the place designated for your signature, and by returning one of them so executed to us, thereby constituting this letter a binding agreement among the Owners and the Operations Manager.

Sincerely,

OKLAHOMA GAS AND ELECTRIC COMPANY, as Operations Manager
By:
[OFFICER]
[TITLE]
Confirmed and accepted as of the date first written above:
OKLAHOMA GAS AND ELECTRIC COMPANY, as Owner
By:
[OFFICER]
[TITLE]

OKLAHOMA MUNICIPAL POWER AUTHORITY, as Owner
By:
[OFFICER]
[TITLE]

PUBLIC SERVICE COMPANY OF OKLAHOMA, as Owner
By:
[OFFICER]
[TITLE]

X-5

Exhibit Y

FORM OF ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of [_________ __], 200[_], by and between Oklahoma Gas and Electric Company, an Oklahoma corporation (“OG&E”), and Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“OMPA”).

W I T N E S S E T H:

WHEREAS, OG&E, OMPA, and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of November __, 2006 (the “CO&O Agreement”), which provides, among other things, for OG&E, OMPA and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the CO&O Agreement, OMPA is the sole owner of an 8% Ownership Interest (as defined in the CO&O Agreement);

WHEREAS, Section 17.04 of the CO&O Agreement provides (among other things) that (a) OMPA may not assign or transfer all or any portion of its Ownership Interest to any Person (other than OG&E pursuant to Section 17.04 of the CO&O Agreement or in accordance with any other provision of the CO&O Agreement) without the prior written approval of OG&E and PSO, and (b) in lieu of granting its approval of any such proposed assignment or transfer of OMPA’s Ownership Interest, OG&E may, in its sole discretion, elect to purchase OMPA’s Ownership Interest, or the portion thereof proposed to be assigned or transferred;

WHEREAS, OMPA proposed to transfer [all] [__________] [Note: if OMPA proposed to transfer less than all of its Ownership Interest, specify the portion of its Ownership Interest that OMPA proposed to transfer], OG&E has elected to purchase [all] [such portion] of OMPA’s Ownership Interest and Section 17.04 of the CO&O Agreement provides (among other things) that, if OG&E so elects to purchase all or a portion of OMPA’s Ownership Interest, OMPA and OG&E shall enter into an asset purchase agreement providing for the sale to OG&E of [all] [such portion] of OMPA’s Ownership Interest; and

WHEREAS, OMPA and OG&E are entering into this Agreement pursuant to and in accordance with Section 17.04 of the CO&O Agreement to evidence their respective duties and obligations in respect of such purchase by and sale to OG&E of [all] [such portion] of OMPA’s Ownership Interest contemplated hereby (the “Purchase Right Exercise Transactions”).

NOW THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and in the CO&O Agreement and for other good and valuable consideration (the receipt and sufficiency of

Y-1

which are hereby acknowledged by each of the Parties), the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the CO&O Agreement.

Section 1.2.	Certain Definitions. For the purposes of this Agreement:

“Agreement” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“Ancillary Agreements” means, in respect of each Party hereto, any additional agreements, instruments or documents executed and delivered by such Party pursuant to this Agreement, including the Assignment and Assumption Agreement and the Bill of Sale.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, substantially in the form of Annex A, to be executed and delivered by both Parties hereto at the Option Closing.

“Assumed Liabilities” means the obligations and liabilities arising under the Ownership Interest transferred and delivered to OG&E at the Option Closing, to the extent, and only to the extent, such obligations and liabilities arise or first accrue after the Option Closing Date.

“Bill of Sale” means the Bill of Sale and Assignment, substantially in the form of Annex B, to be executed and delivered by OMPA to OG&E at the Option Closing.

“Closing” means the proceedings for the consummation of the Purchase Right Exercise Transactions.

“CO&O Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“OG&E” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“OG&E’s Purchase Right Transactions Approvals” means the approvals or authorizations of the Purchase Right Transactions by any Governmental Authority of competent jurisdiction over any of the Parties or the Red Rock Generating Facility that is required for OG&E to consummate the Purchase Right Transactions as specified in Annex C hereto or in any notice furnished by OG&E to OMPA within [ten (10)] Business Days after the date hereof.

“Oklahoma Court” has the meaning ascribed thereto in Section 7.3.

“OMPA” has the meaning ascribed thereto in the introductory paragraph of this Agreement.

“OMPA Irrevocable Proxy” has the meaning ascribed thereto in the CO&O Agreement.

“Parties” means the signatories to this Agreement.

“PSO” has the meaning ascribed thereto in the recitals to this Agreement.

“Purchase Price” has the meaning ascribed thereto in Section 2.1(b).

“Purchase Right Exercise Closing Date” means the date on which the Closing actually occurs.

“Purchase Right Exercise Transactions” has the meaning ascribed thereto in the recitals to this Agreement.

“Purchased Assets” has the meaning ascribed thereto in Section 2.1(a).

Section 1.3.      Interpretations. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (v) reference to any Article, Section or Annex means such Article or Section of, or Annex to, this Agreement, and references in any Article, Section or Annex or definition to any clause means such clause of such Article, Section, Annex or definition; (vi) “herein,” “hereof,” “hereto,” “hereunder” and words of similar import are reference to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “to and including”; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) reference to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

ARTICLE II

PURCHASE AND SALE

Section 2.1.       Purchase and Sale. (a) At the Closing, on the terms and subject to the conditions set forth herein, OMPA shall sell, convey, assign, transfer and deliver to OG&E, and OG&E will purchase and acquire from OMPA, all of OMPA’s right, title and interest in, to and under its Ownership Interest and the CO&O Agreement, free and clear of any Encumbrances, except Encumbrances created by or pursuant to this Agreement or the CO&O Agreement, and all of OMPA’s right, title and interest in, to and under the Project, free and clear of any Encumbrances, except Permitted Encumbrances (collectively, the “Purchased Assets”). Upon the Closing, OG&E shall assume, and thereafter shall pay, perform and discharge when due, the Assumed Liabilities. OG&E shall not assume or be obligated to pay, perform or otherwise discharge, any liabilities or obligations of OMPA under the CO&O Agreement, or arising from or in connection with OMPA’s Ownership Interest, the CO&O Agreement, or the Project, except the Assumed Liabilities. OMPA shall retain and from and after the Closing shall pay, perform and discharge when due, all liabilities or obligations of OMPA under the CO&O Agreement, or arising from or in connection with OMPA’s Ownership Interest, the CO&O Agreement, or the Project, except the Assumed Liabilities.

(b)          The purchase price for the Purchased Assets (the “Purchase Price”) shall be an amount in cash equal to OMPA’s Pro Rata Share of the aggregate amount of all Construction Costs plus OMPA’s Pro Rata Share of all Costs of Capital Additions, in each case to the extent actually paid by OMPA, less the associated depreciation on the Project and Capital Additions to the Closing Date, as reflected in the financial statements and books of account of OMPA in accordance with United States generally accepted accounting principles consistently applied.

(c)          The Purchase Price shall be paid by OG&E at the Closing in cash as provided in Section 2.2(c)(i).

Section 2.2.	Closing.

(a)          Subject to the terms and conditions hereof, proceedings for the Closing will take place at the offices of Jones Day, 77 West Wacker, Suite 3500, Chicago, Illinois 60601-1692, or at such other location as is agreed to by the Parties, at 10:00 a.m. local time, on the [third (3rd)] Business Day following the date on which the conditions set forth in Section 2.4 and Section 2.5, other than those conditions that by their nature are to be satisfied at the Closing, have been either satisfied or waived by the Party for whose benefit such conditions exist, or at such other time and place as the Parties may mutually agree. The Closing shall be effective for all purposes immediately after 11:59 p.m., Central prevailing time, on the Closing Date. At the Closing, and subject to the terms and conditions hereof, the following will occur:

(b)          At the Closing, OMPA shall deliver, or cause to be delivered, to OG&E the following:

(i)	the Bill of Sale, duly executed by OMPA;
(ii)	the Assignment and Assumption Agreement, duly executed by OMPA;
(iii)

any such other instruments of transfer and conveyance, properly executed and acknowledged by OMPA in such customary form as is reasonably acceptable to both OMPA and OG&E, that are necessary to transfer to and vest in OG&E all of OMPA’s right, title and interest in, to and under its

Ownership Interest, the CO&O Agreement and the Project, and that are reasonably requested of OMPA prior to the Closing Date;

(iv)

a certificate from OMPA, executed on its behalf by an authorized officer, dated the Closing Date, to the effect that the conditions set forth in Section 2.4(a) and Section 2.4(e) have been satisfied by OMPA;

(v)	certified copies of the bylaws and any other constitutive documents of OMPA, together with a certificate of a duly authorized officer of OMPA that none of such documents have been amended;
(vi)

copies, certified by an appropriate office of OMPA, of resolutions of the board of directors of OMPA authorizing the execution and delivery by OMPA of this Agreement and each of the Ancillary Agreements to which it is a party and authorizing or ratifying all of the other agreements and instruments, in each case, to be executed and delivered by OMPA in connection herewith;

(vii)

a certificate of an appropriate officer of OMPA identifying the name and title and bearing the signatures of the officers of OMPA authorized to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and the other agreements and instruments contemplated hereby;

(viii)	a certificate of non-foreign status of OMPA pursuant to Section 1445 of the Code;
(ix)	following confirmation of delivery of the Purchase Price, a receipt for the Purchase Price; and
(x)	any other documents or instruments reasonably required by OG&E to consummate the Purchase Right Exercise Transactions and reasonably requested of OMPA prior to the Closing Date.

(c)          At the Closing, OG&E shall deliver, or cause to be delivered, to OMPA the following:

(i)	the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by OMPA in writing prior to the Closing Date;
(ii)	the Assignment and Assumption Agreement, duly executed by OG&E;
(iii)

any such other instruments of assumption, properly executed and acknowledged by OG&E in such customary form as is reasonably acceptable to both OMPA and OG&E, that are necessary for OG&E to assume the Assumed Liabilities;

(iv)

a certificate from OG&E, executed on its behalf by an authorized officer, dated the Closing Date, to the effect that the conditions set forth in Section 2.5(a) and Section 2.5(d) have been satisfied by OG&E;

(v)	certified copies of the certificate of incorporation and bylaws of OG&E, together with a certificate of a duly authorized officer of OG&E that none of such documents have been amended;
(vi)

copies, certified by the appropriate officer of OG&E, of resolutions of the board of directors of OG&E authorizing the execution and delivery by OG&E of this Agreement, and each of the Ancillary Agreements to which it is a party and authorizing or ratifying all of the other agreements and instruments, in each case, to be executed and delivered by OG&E in connection herewith;

(vii)

a certificate of the appropriate officer of OG&E, identifying the name and title and bearing the signatures of the officers of OG&E authorized to execute and deliver this Agreement, and each of the Ancillary Agreement to which OG&E is a party and the other agreements and instruments contemplated hereby; and

(viii)	any other documents or instruments reasonably required by OMPA to consummate the Purchase Right Exercise Transactions and reasonably requested of OG&E prior to the Closing Date.

(d)          OMPA shall bear and pay all expenses incurred, and any and all United States federal, state and local Taxes or other charges that may be payable, in connection with the preparation, execution and delivery of the Bill of Sale, the Assignment and Assumption Agreement or any other instruments or documents delivered at the Closing or, otherwise in connection with the consummation of the Purchase Right Exercise Transactions.

Section 2.3.       Efforts to Close. Subject to the terms and conditions herein, each of the Parties hereto shall use its commercially reasonable efforts to consummate and make effective, as soon as practicable after such exercise, the Purchase Right Exercise Transactions, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exercising their commercially reasonable efforts to obtain each of the consents, authorizations and approvals of any Governmental Authority or other Person which is reasonably necessary to effectuate the Purchase Right Exercise Transactions, including, in the case of OG&E, OG&E’s Purchase Right Transactions Approvals, and effecting all other necessary registrations and filings, including, without limitation, filings under applicable Laws, including the HSR Act, and all other necessary filings with any Governmental Authority. Each Party shall promptly and with all due diligence take any and all actions necessary or otherwise appropriate to support the other Party, as reasonably requested by such other Party, in obtaining such consents, authorizations or approvals or effecting such filings. Time shall be of the essence of the obligation of OMPA to consummate the Purchase Right Exercise Transactions. Any appearances, presentations, briefs, or proposals made to or submitted before any Governmental Authority by or on behalf of OMPA in connection with the approval of this Agreement, the Purchase Right Exercise Transactions or the Ancillary Agreements shall be subject to the approval or disapproval in advance of OG&E, acting with the advice of OG&E’s counsel. Each Party will consult and fully cooperate with the other Party, and consider in good faith the views of the other Party, in connection with any such appearance, presentation, brief, or proposal made or submitted before any Governmental Authority by or on behalf of such Party in connection with the approval of this Agreement, the Purchase Right Exercise Transactions or the Ancillary Agreements, provided that nothing will prevent a Party from responding to a subpoena or other legal process as required by applicable Law or stock exchange rule. Each Party will provide the other with copies of all written communications from Governmental Authorities relating to any of OG&E’s Purchase Right Transactions Approvals, or the approval or disapproval of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

Section 2.4.       OG&E’s Conditions to Closing. The obligation of OG&E to consummate the Purchase Right Exercise Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, except to the extent OG&E waives such fulfillment in writing:

(a)          OMPA shall have performed or complied in all material respects with all covenants and agreements contained herein or in the Ancillary Agreements on its part required to be performed or complied with at or prior to the Closing.

(b)          Any waiting period under the HSR Act that is applicable to the consummation of the Purchase Right Exercise Transactions shall have expired or been terminated.

(c)	There shall be no:
(i)

injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which prevents the consummation of the Purchase Right Exercise Transactions as herein provided; or

(ii)

action taken, or Law enacted, promulgated or deemed applicable to the Purchase Right Exercise Transactions, by any Governmental Authority of competent jurisdiction over the Parties which prohibits the consummation of the Purchase Right Exercise Transactions as herein provided; provided, however, that the Parties will use their commercially reasonable efforts to litigate against, and to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, Law or penalty.

(d)          OG&E shall have received all of OG&E’s Purchase Right Transactions Approvals.

(e)          The representations and warranties of OMPA set forth in this Agreement that are qualified with respect to materiality shall be true and correct, and the representations and warranties of OMPA set forth in this Agreement that are not so qualified shall be true and correct in all material respects, on and as of the Closing Date.

(f)           OG&E shall have received all of the deliveries required to be made to it under Section 2.2(b).

Section 2.5.       OMPA’s Conditions to Closing. The obligation of OMPA to consummate the Purchase Right Exercise Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, except to the extent OMPA waives such fulfillment in writing:

(a)          OG&E shall have performed or complied in all material respects with all covenants and agreements contained herein or in the Ancillary Agreements on its part required to be performed or complied with at or prior to the Closing.

(b)          Any waiting period under the HSR Act that is applicable to the consummation of the Purchase Right Exercise Transactions shall have expired or been terminated.

(c)	There shall be no:
(i)

injunction, restraining order or order of any nature issued by any Governmental Authority of competent jurisdiction over the Parties which prevents the consummation of the Purchase Right Exercise Transactions as herein provided; or

(ii)

action taken, or Law enacted, promulgated or deemed applicable to the Purchase Right Exercise Transactions, by any Governmental Authority of competent jurisdiction over the Parties which prohibits the consummation of the Purchase Right Exercise Transactions as herein provided; provided, however, that the Parties will use their commercially reasonable efforts to litigate against, and to obtain the lifting of, any such injunction, restraining or other order, restraint, prohibition, action, suit, Law or penalty.

(d)          The representations and warranties of OG&E set forth in this Agreement that are qualified with respect to materiality shall be true and correct, and the representations and warranties of OG&E set forth in this Agreement that are not so qualified shall be true and correct in all material respects, on and as of the Closing Date.

(e)          OMPA shall have received all of the deliveries required to be made to it under Section 2.2(c).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.      Representations and Warranties of OMPA. OMPA represents and warrants to OG&E, as of the date of this Agreement and of each day thereafter through the Closing Date, as follows:

(a)          OMPA is a governmental agency of the State of Oklahoma and a body politic and corporate duly created and validly existing under the laws of the State of Oklahoma. OMPA has full corporate and other requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which OMPA is or becomes a party and to perform its obligations hereunder and thereunder. OMPA is qualified to do business in the State of Oklahoma. The execution and delivery by OMPA of this Agreement and the Ancillary Agreements to which OMPA is or becomes a party and the performance by OMPA of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate and other action on the part of OMPA. The execution and delivery by OMPA of this Agreement and the Ancillary Agreements do not, and the performance by OMPA of its obligations under this Agreement and the Ancillary Agreements will not, violate any provision of any applicable Law, OMPA’s bylaws, any similar constitutive documents of OMPA or any indenture, agreement or instrument to which OMPA is a party, or by which OMPA or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OMPA and constitutes, and when executed and delivered by OMPA each of the Ancillary Agreements to which OMPA is a party will be duly executed and delivered by OMPA and will constitute, the legal valid and binding obligation of OMPA enforceable against OMPA in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          OMPA is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect OMPA’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements to which OMPA is or becomes a party. Neither the execution, delivery and performance by OMPA of this Agreement or any of the Ancillary Agreements to which OMPA is or becomes a party, nor the consummation of the transactions contemplated hereby or thereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OMPA is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

(c)          OMPA is the sole owner of all right, title and interest in, to and under OMPA’s Ownership Interest, except the rights in, to or under OMPA’s Ownership Interest granted to OG&E or any other Owner by this Agreement or the CO&O Agreement. As of any date after the date hereof through the Closing Date, (i) no change to OMPA’s Ownership Interest or Pro Rata Share shall have occurred, except any such change that is expressly provided for in or permitted by the CO&O Agreement and of which OG&E shall have been furnished prior notice and been kept informed by OMPA in accordance with Section 4.1, and (ii) OMPA is the sole Owner of all right, title and interest in, to and under its Ownership Interest (after giving effect to any change to its Ownership Interest described in the preceding clause (i)). Except as otherwise expressly provided in this Agreement or the CO&O Agreement, OMPA has full and unrestricted power to dispose of and vote all of its Ownership Interest. OMPA has good and marketable title to its Ownership Interest, free and clear of all Encumbrances and all proxies, voting agreements and demands of any nature or kind whatsoever, except the Encumbrances created by or pursuant to this Agreement or the CO&O Agreement.

(d)          No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of OMPA.

Section 3.2.       Representations and Warranties of OG&E. OG&E represents and warrants to OMPA as of the date of this Agreement and of each day thereafter through the Closing Date, as follows:

(a)          OG&E is a corporation duly formed and validly existing under the laws of the State of Oklahoma. OG&E has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which OG&E is or becomes a party and to perform its obligations hereunder and thereunder. OG&E is qualified to do business in the State of Oklahoma. The execution and delivery by OG&E of this Agreement and the Ancillary Agreements to which OG&E is or becomes a party and the performance by OG&E of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of OG&E. The execution and delivery by OG&E of this Agreement and the Ancillary Agreements to which OG&E is or becomes a party do not, and the performance by OG&E of its obligations under this Agreement will not, violate any provision of any applicable Law, OG&E’s corporate charter or bylaws or any indenture, agreement or instrument to which OG&E is a party, or by which OG&E or its property may be bound or affected. This Agreement has been duly and validly executed and delivered by OG&E and constitutes, and when executed and delivered by OG&E each of the Ancillary Agreements to which OG&E is or becomes a party will be duly executed and delivered and will constitute, the legal valid and binding obligation of OG&E enforceable against OG&E in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally or by general equitable principles.

(b)          OG&E is not in violation of any applicable Law or any judgment entered by any Governmental Authority that, individually or in the aggregate, would materially affect OG&E’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements to which OG&E is or becomes a party. Neither the execution, delivery and performance by OG&E of this Agreement or any of the Ancillary Agreements to which OG&E is or becomes a party, nor the consummation of the transactions contemplated hereby or thereby, will violate any authorizations, consents, exemptions, decrees, licenses, policies, interpretations, guidelines, permits, certificates, regulations, orders and approvals of and from any Governmental Authority of which OG&E is or, upon exercise of reasonable diligence, should be aware or any applicable Law.

ARTICLE IV

CERTAIN COVENANTS OF OMPA

Section 4.1.	Notification.

(a)          OMPA shall notify OG&E as promptly as practicable of any change, or anticipated change of which OMPA has knowledge, to OMPA’s Ownership Interest or Pro Rata Share pursuant to the CO&O Agreement, to the extent (if any) OG&E shall not have been notified thereof pursuant to the CO&O Agreement, and OMPA shall keep OG&E informed at all times in reasonable detail of the progress or status of any such change or anticipated change.

(b)          OMPA shall promptly notify OG&E in writing upon any representation or warranty of OMPA contained in this Agreement that is qualified with respect to materiality becoming untrue or incorrect in any respect or any representation or warranty of OMPA contained in this Agreement that is not so qualified becoming untrue or incorrect in any material respect at any time prior to the Closing.

Section 4.2.      Certain Restrictions. From the date hereof through the Closing Date, OMPA shall not, directly or indirectly:

(a)          grant any proxies or powers of attorney, rights or privileges (whether by law, preemptive or contractual) with respect to any or all of its Ownership Interest, except the proxy granted to OG&E in the OMPA Irrevocable Proxy;

(b)          grant or suffer to exist any Encumbrance on any or all of its Ownership Interest, except any Encumbrance created by or pursuant to this Agreement or the CO&O Agreement;

(c)          deposit any or all of its Ownership Interest into a voting trust or enter into any voting agreement with respect to any or all of its Ownership Interest, except the agreements set forth in the OMPA Irrevocable Proxy;

(d)          exercise, purport or attempt to exercise, or assert (other than on behalf and at the direction of OG&E) any right to vote or, other than pursuant to the proxy granted to OG&E in the OMPA Irrevocable Proxy, cause to be voted (including by written consent, if applicable) any or all of OMPA’s Ownership Interest; or

(e)          otherwise restrict the ability of OG&E freely to exercise all voting rights with respect to OMPA’s Ownership Interest; or

(f)           enter into any other agreement or understanding or take any other action of any kind whatsoever with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in the OMPA Irrevocable Proxy or the proxy granted to OG&E in the OMPA Irrevocable Proxy.

Section 4.3.       Disclosure. OMPA hereby authorizes OG&E to publish and disclose in any announcement or disclosure required by applicable Laws or stock exchange rules (including all documents and schedules filed with any Governmental Authority pursuant to any of the foregoing), its identity and interest in OMPA’s Ownership Interest and the nature of the commitments, arrangements and understandings under this Agreement, provided that OMPA is provided with a reasonable opportunity to review and comment on such disclosure.

Section 4.4.       Further Assurances. At any time and from time to time after the date of this Agreement, OMPA shall execute and deliver, or cause to be executed and delivered, all such additional documents and instruments, and take, or cause to be taken, all such further actions, and do, or cause to be done, all such things, as may be advisable under applicable Laws, necessary or appropriate or as may reasonably be requested by OG&E in order to fulfill and implement the terms of this Agreement, consummate and make effective the transactions contemplated hereby or ensure that OG&E realizes all of the benefits intended to be afforded to OG&E by this Agreement. Without limiting the generality of the foregoing, if OMPA’s Ownership Interest shall have become subject to any Encumbrance, other than any Encumbrance created by or pursuant to this Agreement, the OMPA Irrevocable Proxy or the CO&O Agreement, at any time, OMPA shall cause any such Encumbrance to be discharged and released, and shall cause to be executed and delivered to OG&E a release or other document, in form and substance satisfactory to OG&E, evidencing the discharge and release of such Encumbrance, as soon as practicable following OMPA’s obtaining Knowledge of such Encumbrance or following OG&E’s request.

ARTICLE V

TERMINATION

Section 5.1.      Termination. This Agreement may be terminated by mutual written agreement of the Parties or by OG&E at any time upon notice to OMPA of OG&E’s termination hereof.

Section 5.2.      Effect of Termination. Upon termination of this Agreement, the covenants, agreements, representations and warranties herein and all further obligations of the Parties hereunder shall terminate, except the provisions of Section 4.4, this Section 5.2 and Article VI, and except any rights, obligations or liabilities that accrued prior to the termination as a result of any breach of this Agreement by either Party prior to its termination, all of which shall survive such termination indefinitely. The termination hereof shall not limit or impair any remedies available hereunder or at law or in equity to enforce, or seek recovery or relief based upon, any of the provisions, rights, obligations or liabilities that survive termination.

ARTICLE VI

GENERAL

Section 6.1.      Expenses. Except as expressly otherwise provided in Section 2.2(d), Section 6.4 or any other provision of this Agreement or to the extent arising or resulting from the other Party’s breach hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 6.2.      Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

Section 6.3.      Waiver of Jury Trial; Submission to Jurisdiction. EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH OR THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BOTH PARTIES. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF ANY COURT OF COMPETENT JURISDICTION SITTING IN OKLAHOMA COUNTY,

OKLAHOMA (“OKLAHOMA COURT”) AND AGREES NOT TO SEEK ADJUDICATION OF ANY ACTION, CLAIM OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN AN OKLAHOMA COURT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY OKLAHOMA COURT AND WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY OKLAHOMA COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. NOTWITHSTANDING THE FOREGOING, EACH PARTY AGREES THAT ANY JUDGMENT AGAINST IT RENDERED BY AN OKLAHOMA COURT MAY BE ENFORCED IN ANY JURISDICTION IN WHICH SUCH PARTY HOLDS OR KEEPS ASSETS.

Section 6.4.      Attorneys’ Fees and Litigation Expenses. In the event any action is commenced to recover damages or enforce any rights or obligations under this Agreement, then the prevailing party in such action shall be entitled to recover its attorney fees, including the reasonable fees of in-house counsel, expert fees, and all reasonable out-of-pocket expenses incurred in enforcing the prevailing party’s rights under this Agreement, regardless of whether those fees, costs or expenses are otherwise recoverable as costs in the action, including all fees and expenses incurred in connection with the investigation and preparation of the action before it is filed and upon appeal.

Section 6.5.       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; provided, that any notice received by telecopy or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day. Either Party to this Agreement may notify the other Party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the Parties as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to OG&E:	Oklahoma Gas and Electric Company

Street Address:

321 N. Harvey St.

Oklahoma City, OK 73102

Post Office Box Address:

P.O. Box 321

Oklahoma City, Oklahoma 73101-0321

Attn: ________________

Facsimile No.: (405) 553-____

E-mail: _______________________

with a copy to:	__________________

Street Address:

__________________________________

__________________________________

Post Office Box Address:

P.O. Box ____

__________________________________

Attn: _______________________

Facsimile No.: (___) ___-____

E-mail: _______________________

If to OMPA:	Oklahoma Municipal Power Authority

Street Address:

2300 East Second Street

Edmond, OK 73083

Post Office Box Address:

P.O. Box 1960

Edmond, Oklahoma 73083-1960

Attn: General Manager

Facsimile No.: (405) 359-1071

E-mail: hdawson@ompa.com

With a copy to:	Oklahoma Municipal Power Authority

Street Address:

2300 East Second Street

Edmond, OK 73083

Post Office Box Address:

P.O. Box 1960

Edmond, Oklahoma 73083-1960

Attn: General Counsel

Facsimile No.: (405) 359-1071

E-mail: mspeegle@ompa.com

Section 6.6.       Waivers. To the extent permitted by applicable Law, any failure of either Party to comply with any obligation, covenant, agreement or condition set forth herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by such Party, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any prior or subsequent failure to comply therewith. No failure by either Party to exercise, and no delay in exercising, short of the statutory period, any right, power or remedy under this Agreement or available at Law or in equity shall operate as a waiver thereof. Without limiting the generality of the foregoing, if either Party elects to proceed with the Closing with knowledge by it of any failure of any condition in its favor to be satisfied or any breach of any representation, warranty, covenant or agreement herein by the other Party, such failure or breach shall not be deemed to have been waived by such Party as a result of such election to proceed with the Closing and such Party shall be entitled to assert against the opposite Party any claims, demands or charges in respect of same, and all representations, warranties, covenants and agreements herein shall survive the Closing indefinitely. Any waiver at any time by either Party of its rights with respect to any breach of or default under this Agreement, or with respect to any other matter arising in connection therewith, shall not be deemed a waiver with respect to any subsequent breach, default or matter.

Section 6.7.       No Reliance. In entering into this Agreement, neither Party has relied on any statement, representation or promise of any other Party or any other Person except as expressly stated in this Agreement or the CO&O Agreement.

Section 6.8.       Assumption of Risk. In entering into this Agreement, each of the Parties assumes the risk of any mistake of fact or Law, and the subsequent discovery by either Party that its understanding of the facts or the Law was incorrect shall not entitle that Party or the other Party to set aside, or attempt to set aside, this Agreement or any provision hereof.

Section 6.9.       Waiver of Defenses. Upon the execution of this Agreement, the Parties release each other from any and all claims relating to the formation and negotiation of this Agreement, including but not limited to reformation, rescission, mistake of fact or mistake of Law, and waive, and will not raise in any court, administrative body or other tribunal, any claim in avoidance of or defense to the enforcement of this Agreement except as expressly provided in this Agreement.

Section 6.10.     No Third-Party Beneficiaries. None of the promises, rights or obligations contained in this Agreement shall inure to the benefit of any Person other than the Parties and their respective successors and permitted assigns; and no action may be commenced or prosecuted against any Party by any third party claiming to be a third-party beneficiary of this Agreement or the transactions contemplated hereby.

Section 6.11.     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason under any present or future Law, public policy or order, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out to the maximum extent possible, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by Law.

Section 6.12.    Assignment. Neither this Agreement nor any right, interest or obligation of OMPA hereunder may be assigned or otherwise transferred by OMPA, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of OG&E and any attempt to do so shall be null and void. OG&E may assign or otherwise transfer this Agreement or any right, interest or obligation of OG&E hereunder without the prior written consent of OMPA, provided that OG&E shall furnish reasonably prompt notice to OMPA of any such assignment or transfer.

Section 6.13.    Successors. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

Section 6.14.     Representation by Counsel. Each Party has been represented by its chosen legal counsel in connection with this Agreement and fully understands the terms of this Agreement.

Section 6.15.   Construction of Agreement. This Agreement and any documents or instruments, delivered pursuant hereto, including the Ancillary Agreements, shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the Parties hereto participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

Section 6.16.     Entire Agreement. This Agreement, including the Annexes hereto, and the CO&O Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations, representations and warranties, and discussions, whether oral or written, between the Parties, with respect to the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter of this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement. No modification or amendment of any provision of this Agreement shall be effective unless made in writing and duly signed by the Parties referring specifically to this Agreement.

Section 6.17.     Remedies Cumulative. Except as otherwise herein provided, the rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 6.18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 6.19.    Execution. This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY

By:
Name:
Title:

OKLAHOMA MUNICIPAL POWER AUTHORITY

By:
Name:
Title:

S-1

Annex A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of this ___ day of __________, 20__, by and between Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“Assignor”), and Oklahoma Gas and Electric Company, an Oklahoma corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor, Assignee and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of November ___, 2006, [as amended] (the “CO&O Agreement”), which provides, among other things, for Assignor, Assignee and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, Assignor is the owner of an 8% Ownership Interest (as defined in the CO&O Agreement);

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of _________ __, 20__ (the “Asset Purchase Agreement”), between Assignor and Assignee, Assignor has (among other things) agreed to sell, convey, assign, transfer and deliver to Assignee, and Assignee has (among other things) agreed to purchase, all of Assignor’s right, title and interest in, to and under Assignor’s Ownership Interest, the CO&O Agreement, and the Project (as defined in the CO&O Agreement), on the terms and subject to the conditions set forth in the Asset Purchase Agreement; and

WHEREAS, pursuant to the Asset Purchase Agreement, Assignor and Assignee are executing and delivering this Assignment as evidence of a portion of such conveyance to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Defined Terms. Capitalized terms which are used but not otherwise defined in this Assignment shall have the respective meanings ascribed to such terms in the CO&O Agreement.

Assignment and Assumption. Pursuant to and subject to the terms of the Asset Purchase Agreement, Assignor does hereby sell, convey, assign, transfer and deliver to Assignee all of Assignor’s right, title and interest in, to and under Assignor’s Ownership Interest, and the CO&O Agreement, free and clear of any Encumbrances, except Encumbrances created by or pursuant to the Asset Purchase Agreement, the OMPA Irrevocable Proxy or the CO&O Agreement, and all

of Assignor’s right, title and interest in, to and under and the Project, including the Easement for the Red Rock Generating Site, free and clear of any Encumbrances, except Permitted Encumbrances, but excluding any of the assets comprising the Project that are being conveyed to Assignee by the Bill of Sale and Assignment of even date herewith executed by Assignor in favor of Assignee. Pursuant to and subject to the terms of the Asset Purchase Agreement, Assignee hereby assumes and agrees to pay, perform and discharge when due, without recourse to Assignor, the Assumed Liabilities (as defined in the Asset Purchase Agreement). Neither the making nor the acceptance of this Assignment shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by Assignor or Assignee of any liabilities, duties or obligations imposed upon either of them by the terms of the Asset Purchase Agreement or the CO&O Agreement, including, without limitation, any of the representations and warranties and other provisions which the Asset Purchase Agreement provides shall survive the date hereof.

Liabilities Not Assumed. Notwithstanding anything expressed herein to the contrary, Assignee does not hereby assume or agree to pay, perform or discharge any of OMPA’s obligations or liabilities of any kind or nature whatsoever, except the Assumed Liabilities.

Binding Effect. This Assignment and all of the provisions hereof shall be binding upon Assignor, Assignee and their respective successors and permitted assigns and shall inure to the benefit of Assignor, Assignee and their respective successors and permitted assigns all in accordance with the Asset Purchase Agreement.

No Third Party Beneficiary. Nothing in this Assignment is intended to confer upon any Person other than Assignee, its successors and assigns, on the one hand, and Assignor, its successors and assigns, on the other hand, any rights or remedies hereunder or shall create any third party beneficiary rights in any Person, nor is anything in this Assignment intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

Governing Law. This Assignment shall be governed by and construed, interpreted and enforced in accordance with the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

Construction. This Assignment is delivered pursuant to and is subject to the terms of the Asset Purchase Agreement. In the event that any provision of this Assignment is construed to conflict with any provision of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall be deemed controlling.

Further Assurances. Each Party hereto agrees that it will, at any time and from time to time, upon the written request of the other Party, execute and deliver such further documents (in recordable form, if appropriate under the circumstances) and do such further acts and things, as the requesting Party may reasonably request in order to effect the purposes of this Assignment.

Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

A-2

[SIGNATURE PAGE FOLLOWS]

A-3

IN WITNESS WHEREOF, this Assignment has been duly executed and delivered by Assignor and Assignee as of the date first above written.

OKLAHOMA MUNICIPAL POWER AUTHORITY

By:

Name:

Title:

OKLAHOMA GAS AND ELECTRIC COMPANY

By:

Name:

Title:

S-1

Annex B

FORM OF BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made as of this ___ day of                , 20         , by Oklahoma Municipal Power Authority, a governmental agency of the State of Oklahoma and a body politic and corporate, created and existing under the laws of the State of Oklahoma (“Transferor”), for the benefit of Oklahoma Gas and Electric Company, an Oklahoma corporation (“Transferee”).

W I T N E S S E T H:

WHEREAS, Assignor, Assignee and Public Service Company of Oklahoma, an Oklahoma corporation (“PSO”), are parties to that certain Red Rock Generating Facility Construction, Ownership and Operating Agreement, dated as of November ___, 2006, [as amended] (the “CO&O Agreement”), which provides, among other things, for Assignor, Assignee and PSO to participate jointly in the construction, ownership and operation of a 950 MW, ultra-supercritical, coal-fired, baseload electric generating facility to be constructed and located on OG&E’s existing Sooner Site in Noble County, Oklahoma, and known as the Red Rock Generating Facility, on the terms and subject to the conditions set forth therein;

WHEREAS, Assignor is the owner of an 8% Ownership Interest (as defined in the CO&O Agreement);

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date of __________ __, 20__ (the “Asset Purchase Agreement”), between Assignor and Assignee, Assignor has (among other things) agreed to sell, convey, assign, transfer and deliver to Assignee, and Assignee has (among other things) agreed to purchase, all of Assignor’s right, title and interest in, to and under Assignor’s Ownership Interest, the CO&O Agreement, and the Project (as defined in the CO&O Agreement), on the terms and subject to the conditions set forth in the Asset Purchase Agreement; and

WHEREAS, pursuant to the Asset Purchase Agreement, Transferor has executed and delivered this Bill of Sale as evidence of a portion of such conveyance to Transferee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor hereby agrees as follows:

1.	Defined Terms. Capitalized terms which are used but not otherwise defined in this Bill of Sale shall have the respective meanings ascribed to such terms in the CO&O Agreement.
2.

Assignment and Assumption. Pursuant to and subject to the terms of the Asset Purchase Agreement, Transferor does hereby sell, convey, assign, transfer and deliver to Transferee all of Transferor’s right, title and interest in, to and under the Project, including the Easement for the Red Rock Generating Site, but excluding any of the assets comprising the Project that are being conveyed by the Assignment and Assumption

Agreement of even date herewith executed by Transferor and Transferee. Neither the making nor the acceptance of this Bill of Sale shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by Transferor or Transferee of any liabilities, duties or obligations imposed upon either of them by the terms of the Asset Purchase Agreement or the CO&O Agreement, including, without limitation, any of the representations and warranties and other provisions which the Asset Purchase Agreement provides shall survive the date hereof.

3.

Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE ASSET PURCHASE AGREEMENT OR ANY ANCILLARY AGREEMENT, THE ASSETS CONVEYED HEREUNDER ARE BEING SOLD, CONVEYED, ASSIGNED, TRANSFERRED AND DELIVERED “AS IS, WHERE IS” ON THE DATE HEREOF, AND IN THEIR CONDITION ON THE DATE HEREOF “WITH ALL FAULTS,” AND TRANSFEROR IS NOT MAKING, AND TRANSFEROR EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE IRREVOCABLE PROXY AND OPTION AGREEMENT OR ANY ANCILLARY AGREEMENT, TRANSFEROR SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

4.

Binding Effect. This Bill of Sale and all of the provisions hereof shall be binding upon Transferor, Transferee and their respective successors and assigns and shall inure to the benefit of Transferor, Transferee and their respective successors and assigns all in accordance with the Asset Purchase Agreement.

5.

No Third Party Beneficiary. Nothing in this Bill of Sale is intended to confer upon any Person other than Transferee, its successors and assigns, on the one hand, and Transferor, its successors and assigns, on the other hand, any rights or remedies hereunder or shall create any third party beneficiary rights in any Person, nor is anything in this Bill of Sale intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.

6.

Governing Law. This Bill of Sale shall be governed by and construed, interpreted and enforced in accordance with the substantive Laws of the State of Oklahoma without reference to any principles of conflicts of Laws thereof.

7.

Construction. This Bill of Sale is delivered pursuant to and is subject to the terms of the Asset Purchase Agreement. In the event that any provision of this Bill of Sale is construed to conflict with any provision of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall be deemed controlling.

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8.

Further Assurances. Each Party hereto agrees that it will, at any time and from time to time, upon the written request of any other Party, execute and deliver such further documents (in recordable form, if appropriate under the circumstances) and do such further acts and things, as the requesting Party may reasonably request in order to effect the purposes of this Bill of Sale.

9.	Counterparts. This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

B-3

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Transferor as of the date first above written.

OKLAHOMA MUNICIPAL POWER AUTHORITY

By:

Name:

Title:

S-1

ACCEPTED AND AGREED TO THIS ____ DAY

OF	, 20	:

OKLAHOMA GAS AND ELECTRIC COMPANY

By:
Name:
Title:
S-2

Annex C

OG&E'S PURCHASE RIGHT TRANSACTIONS APPROVALS

S-1

Schedule 2.01(c)

Environmental Matters

Pursuant to Oklahoma State Department of Health Permit No. 355012, dated August 1, 1988, OG&E owned and operated a Type V Nonhazardous Waste Landfill which was known as Grassy Point and is located in the northern end of the Sooner Site (the “Grassy Point Landfill”). Specifically, the Grassy Point Landfill located in the SW ¼ of Section 13 and SE ¼ of Section 14, Township 23N, R2E in Noble County, Oklahoma, which is more particularly described as follows:

Beginning at a point on the East Line of said SE ¼, located N 0° 17’ 42” W a distance of 823.56 feet from the SE corner thereof; thence N 35° 23’ 33” W a distance of 1494.45 feet; thence N 63° 23’ 49” E a distance of 958.55 feet to a point on the east line of said SE ¼, located S 0° 17’ 42” E a distance of 163.15 feet from the northeast corner thereof; thence N 63° 23’ 49” E a distance of 353.89 feet; thence a S 18° 27’ 50” E a distance of 1735.66 feet; thence N 35° 23’ 33” W a distance of 309.70 feet to the point of beginning, containing 43.34 acres.

During the period from September, 1988 through July, 2000, OG&E utilized the Grassy Point Landfill for the disposal of asbestos and asbestos-containing materials, during which approximately 17,185 cubic yards of asbestos wastes were disposed. Of the nearly 44 acres that are within the permitted boundary of the Grassy Point Landfill, approximately 2.5 acres were utilized for the disposal of asbestos wastes. Said 2.5 acres is more particularly described as follows:

Commencing at the Southwest Corner of the SW ¼ of Section 13, Township 23N, Range 2E, I.M., Noble County, Oklahoma, thence N 0° 15’ 21” W on the West line of said SW ¼, a distance of 683.08 feet, thence N 89° 08’ 39” E a distance of 259.26 feet to the Point Beginning; thence N 35° 01’ 50” W a distance of 201.40 feet; thence N 62° 31’ 27” E a distance of 585.87 feet; thence S 15° 46’ 03” E a distance of 198.10 feet; thence S 61° 53’ 53” W a distance of 519.22 feet to the Point of Beginning, containing 2.5 acres.

OG&E has since closed the Landfill in accordance with an approved closure plan, having submitted a closure report and certification of the Oklahoma Department of Environmental Quality (“DEQ”) on May 17, 2002. The closure report and certification were approved by the DEQ on June 19, 2002. A survey plat depicting the disposal areas and their elevations in relation to the permitted property was included in the closure report. The survey plat has also been filed with the Noble County Clerk.

OG&E is required to provide post-closure care of the property for a period of eight (8) years in accordance with an approved post-closure plan and Section 701(A)(2) of the Solid Waste Management Act (i.e. §27A-2-10-701(A)(2)). Thereafter, any future use of the property will be restricted to prevent the post-closure escape of asbestos wastes to the environment.

Schedule 2.01(d)

Permitted Encumbrances

The use of the portion of the Sooner Site constituting the Grassy Point Landfill (as defined and described in more detail in Schedule 2.01(c) is restricted under applicable Environmental Laws to prevent the post-closure escape of asbestos wastes from the Grassy Point Landfill to the environment. See Schedule 2.01(c), which is incorporated by reference in this Schedule 2.01(d).